EXHIBIT 2



















                             STOCK PURCHASE AGREEMENT

                                   by and among

                            REGENCY REALTY CORPORATION

                          SECURITY CAPITAL HOLDINGS S.A.

                                       and

                           SECURITY CAPITAL U.S. REALTY

                                   dated as of

                                  June 11, 1996

                                TABLE OF CONTENTS

                                                                    Page

                                    ARTICLE 1

                                   Definitions

              Section 1.1   "Action"...............................    1
              Section 1.2   "ADA"..................................    1
              Section 1.3   "Advancing Party"......................    2
              Section 1.4   "Affiliate"............................    2
              Section 1.5   "Agreement"............................    2
              Section 1.6   "Amended Company Charter"..............    2
              Section 1.7   "Army Corps of Engineers"..............    2
              Section 1.8   "Articles of Amendment"................    2
              Section 1.9   "Benefit Arrangements".................    2
              Section 1.10  "Blue Sky Laws"........................    2
              Section 1.11  "Breaching Matters"....................    2
              Section 1.12  "Breakup Fee"..........................    2
              Section 1.13  "Business Day".........................    2
              Section 1.14  "Buyer"................................    2
              Section 1.15  "Capital Expenditure Budget and
                               Schedule"...........................    2
              Section 1.16  "CERCLA"...............................    2
              Section 1.17  "Claim"................................    2
              Section 1.18  "Class B Common Stock".................    2
              Section 1.19  "Closing"..............................    2
              Section 1.20  "Closing Date".........................    3
              Section 1.21  "Code".................................    3
              Section 1.22  "Commitment"...........................    3
              Section 1.23  "Company"..............................    3
              Section 1.24  "Company Charter"......................    3
              Section 1.25  "Company Common Stock".................    3
              Section 1.26  "Company Environmental Reports"........    3
              Section 1.27  "Company Leases".......................    3
              Section 1.28  "Company Plans"........................    3
              Section 1.29  "Company Preferred Stock"..............    3
              Section 1.30  "Company Properties"...................    3
              Section 1.31  "Company Registration Statement".......    3
              Section 1.32  "Company Reports"......................    3
              Section 1.33  "Company Stock"........................    3
              Section 1.34  "Competing Transaction"................    3
              Section 1.35  "Controlled Group Liability"...........    4
              Section 1.36  "Cure Notice"..........................    4
              Section 1.37  "Debt Instruments".....................    4
              Section 1.38  "Development Budget and Schedule"......    4
              Section 1.39  "Development Properties"...............    4
              Section 1.40  "Employee Benefit Plans"...............    4









              Section 1.41  "Employees"............................    4
              Section 1.42  "Employment Agreements"................    4
              Section 1.43  "Environmental Claim"..................    4
              Section 1.44  "Environmental Laws"...................    4
              Section 1.45  "Environmental Permits"................    4
              Section 1.46  "ERISA"................................    4
              Section 1.47  "ERISA Affiliates".....................    4
              Section 1.48  "Exchange Act".........................    4
              Section 1.49  "Executive Summaries of the Company
                               Environmental Reports"..............    5
              Section 1.50  "GAAP".................................    5
              Section 1.51  "Government Authority".................    5
              Section 1.52  "HSR Act"..............................    5
              Section 1.53  "Indemnified Party"....................    5
              Section 1.54  "Initial Closing"......................    5
              Section 1.55  "Initial Number of Shares".............    5
              Section 1.56  "Initial Purchase Price"...............    5
              Section 1.57  "Insurance Policies"...................    5
              Section 1.58  "IRS"..................................    5
              Section 1.59  "Lease Summaries"......................    5
              Section 1.60  "Liabilities"..........................    5
              Section 1.61  "Liens"................................    6
              Section 1.62  "Loss and Expenses"....................    6
              Section 1.63  "Material Adverse Effect"..............    6
              Section 1.64  "Material Company Leases"..............    6
              Section 1.65  "Materials of Environmental Concern"...    6
              Section 1.66  "Next Dividend"........................    6
              Section 1.67  "1997 and 1998 Preliminary Capital
                               Expenditure Budgets and Schedules"..    6
              Section 1.68  "Other Filings"........................    6
              Section 1.69  "Pension Plans"........................    6
              Section 1.70  "Per Share Purchase Price".............    6
              Section 1.71  "Per Share Additional Purchase Price"..    6
              Section 1.72  "Permitted Liens"......................    6
              Section 1.73  "person"...............................    7
              Section 1.74  "Prior Dividend".......................    7
              Section 1.75  "Projects".............................    7
              Section 1.76  "Property Restrictions"................    7
              Section 1.77  "Proxy Statement"......................    7
              Section 1.78  "Purchase Price".......................    7
              Section 1.79  "Purchased Shares".....................    7
              Section 1.80  "Registration Rights Agreement"........    7
              Section 1.81  "Regulatory Filings"...................    7
              Section 1.82  "REIT".................................    8
              Section 1.83  "Release"..............................    8
              Section 1.84  "Remaining Equity Commitment"..........    8
              Section 1.85  "Rent Roll"............................    8
              Section 1.86  "SEC"..................................    8
              Section 1.87  "Second Closing".......................    8
              Section 1.88  "Second Purchase"......................    8









              Section 1.89  "Securities Act".......................    8
              Section 1.90  "Securities Laws"......................    8
              Section 1.91  "Stock Purchase".......................    8
              Section 1.92  "Stockholders Agreement"...............    8
              Section 1.93  "Subsequent Purchase Price"............    8
              Section 1.94  "Subsequent Purchases".................    8
              Section 1.95  "Subsidiaries".........................    8
              Section 1.96  "Tax"..................................    9
              Section 1.97  "Tax Return"...........................    9
              Section 1.98  "Tenancy Leases".......................    9
              Section 1.99  "Total Equity Commitment"..............    9
              Section 1.100 "Voting Agreements"....................    9
              Section 1.101 "Welfare Plans"........................    9


                                    ARTICLE 2

                       Purchase and Sale of Shares; Closing

              Section 2.1   Purchase and Sale......................    9
              Section 2.2   Consideration..........................   10
              Section 2.3   Initial Closing........................   10
              Section 2.4   Subsequent Purchases and Sales.........   10
              Section 2.5   Additional Agreements and Closing
                              Deliveries...........................   11
              Section 2.6   Time and Place of Closings.............   11
              Section 2.7   Right to Assign........................   11
              Section 2.8   Company's Right to Cure................   11
              Section 2.9   Additional Purchase Price..............   12


                                    ARTICLE 3

                  Representations and Warranties of the Company

              Section 3.1   Organization and Qualification;
                              Subsidiaries.........................   12
              Section 3.2   Authority Relative to Agreements;
                              Board Approval.......................   13
              Section 3.3   Capital Stock..........................   14
              Section 3.4   No Conflicts; No Defaults; Required
                              Filings and Consents.................   14
              Section 3.5   SEC and Other Documents; Financial
                              Statements; Undisclosed Liabilities..   15
              Section 3.6   Litigation; Compliance With Law........   16
              Section 3.7   Absence of Certain Changes or Events...   16
              Section 3.8   Tax Matters; REIT and Partnership
                              Status...............................   17









              Section 3.9   Compliance with Agreements; Material
                              Agreements...........................   18
              Section 3.10  Financial Records; Company Charter
                              and By-laws; Corporate Records.......   20
              Section 3.11  Properties.............................   21
              Section 3.12  Environmental Matters..................   27
              Section 3.13  Employees and Employee Benefit Plans...   30
              Section 3.14  Labor Matters..........................   32
              Section 3.15  Affiliate Transactions.................   32
              Section 3.16  Insurance..............................   32
              Section 3.17  Proxy Statement........................   32
              Section 3.18  Florida Takeover Law...................   32
              Section 3.19  Vote Required..........................   32
              Section 3.20  Brokers or Finders.....................   33
              Section 3.21  Stockholders Agreement.................   33
              Section 3.22  Knowledge Defined......................   33


                                    ARTICLE 4

         Representations and Warranties of Buyer and the Advancing Party

              Section 4.1   Organization...........................   33
              Section 4.2   Due Authorization......................   34
              Section 4.3   Conflicting Agreements and Other
                              Matters..............................   34
              Section 4.4   Acquisition for Investment;
                              Sophistication; Source of
                              Funds................................   34
              Section 4.5   Proxy Statement........................   35
              Section 4.6   Brokers or Finders.....................   35
              Section 4.7   REIT Qualification Matters.............   35
              Section 4.8   Investment Company Matters.............   35
              Section 4.9   Ownership of Tenants...................   35


                                    ARTICLE 5

                          Covenants Relating to Closings

              Section 5.1   Taking of Necessary Action.............   36
              Section 5.2   Registration Rights Agreement..........   37
              Section 5.3   Stockholders Agreement.................   37
              Section 5.4   Public Announcements; Confidentiality..   37
              Section 5.5   Conduct of the Business................   38
              Section 5.6   No Solicitation of Transactions........   39
              Section 5.7   Information and Access.................   39
              Section 5.8   Notification of Certain Matters........   40
              Section 5.9   Issuance Pursuant to Shelf
                              Registration.........................   40











                                    ARTICLE 6

                           Certain Additional Covenants

              Section 6.1   Resale.................................   40
              Section 6.2   Use of Funds...........................   40
              Section 6.3   REIT Status............................   40
              Section 6.4   Guarantee..............................   40
              Section 6.5   Property Management Activities
                              and Reorganizational Matters.........   41


                                    ARTICLE 7

                              Conditions to Closings

              Section 7.1   Conditions of Purchase at Initial
                              Closing..............................   41
              Section 7.2   Conditions to Purchase at
                              Subsequent Closings..................   42
              Section 7.3   Conditions of Purchase at All
                              Closings.............................   44
              Section 7.4   Conditions of Sale.....................   45


                                    ARTICLE 8

                            Survival; Indemnification

              Section 8.1   Survival...............................   46
              Section 8.2   Indemnification by Buyer or the
                              Company..............................   47
              Section 8.3   Third-Party Claims.....................   47


                                    ARTICLE 9

                                   Termination

              Section 9.1   Termination............................   48
              Section 9.2   Procedure and Effect of Termination....   49
              Section 9.3   Expenses...............................   49


                                    ARTICLE 10

                                  Miscellaneous

              Section 10.1  Counterparts...........................   50









              Section 10.2  Governing Law..........................   50
              Section 10.3  Entire Agreement.......................   50
              Section 10.4  Notices................................   51
              Section 10.5  Successors and Assigns.................   51
              Section 10.6  Headings...............................   52
              Section 10.7  Amendments and Waivers.................   52
              Section 10.8  Interpretation; Absence of
                              Presumption..........................   52
              Section 10.9  Severability...........................   52
              Section 10.10 Further Assurances.....................   52
              Section 10.11 Specific Performance...................   52
              Section 10.12 Joint and Several Liability............   53
              Section 10.13 Interpretation of Schedules............   53















































                                    SCHEDULES

         Schedule 1.70     Permitted Liens
         Schedule 3.1(d)   Subsidiaries
         Schedule 3.3(a)   Capital Stock Commitments
         Schedule 3.3(b)   Other Equity Interests
         Schedule 3.4(d)-A Consents for Initial Closing
         Schedule 3.4(d)-B Consents for Second Closing
         Schedule 3.4(d)-C Consents for Other Subsequent Closings
         Schedule 3.5(a)   Company Registration Statements
                             and Company Reports
         Schedule 3.6(a)   Pending Litigation
         Schedule 3.7      Absence of Certain Changes or Events
         Schedule 3.8(a)   Tax Matters
         Schedule 3.9(c)   Indebtedness; Joint Venture
                             and Partnership Agreements
         Schedule 3.9(d)   Development, Construction, Management
                             and Leasing Arrangements
         Schedule 3.9(e)   Other Material Agreements
         Schedule 3.9(f)   Conflict Policies and Agreements; Waivers
         Schedule 3.9(g)   Change of Control Provisions
         Schedule 3.10(b)  Corporate Records
         Schedule 3.11(a)  Property Title Summary
         Schedule 3.11(b)  Properties Violations/Engineering Reports
         Schedule 3.11(d)  Company Properties in Flood Plain Areas
         Schedule 3.11(e)  ADA Status
         Schedule 3.11(f)  Material Company Lease Information
         Schedule 3.11(g)  Letters of Intent or Similar Understandings
         Schedule 3.11(h)  Rights of First Refusal
         Schedule 3.11(i)  Non-Compliance and Capital
                             Expenditure Budget and Schedule
         Schedule 3.11(j)  Developed, Undeveloped, or
                             Rehabilitated Land of Company Property
         Schedule 3.11(l)  Tenancy Leases
         Schedule 3.12(a)  Environmental Permits
         Schedule 3.12(e)  Environmental Concerns
         Schedule 3.12(f)  Environmental Reports
         Schedule 3.13(a)  Employment Agreements
         Schedule 3.13(b)  Employee Benefit Plans
         Schedule 3.13(g)  Termination and Retirement Benefits
         Schedule 3.14     Collective Bargaining; Labor Union Agreements
         Schedule 3.15     Affiliate Transactions
         Schedule 4.9      Tenants
         Schedule 6.5(a) Property Management Activities and Reorgani-zational Matters














                                     EXHIBITS

         Exhibit A         Voting Agreement
         Exhibit B         Registration Rights Agreement
         Exhibit C         Stockholders Agreement
         Exhibit D         Employment Agreement
         Exhibit E         Amended Company Charter





















































                   THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dat-ed as of June 11, 1996, is made by and among Regency Realty Corporation, a Florida corporation (the "Company"), Security Capital U.S. Realty, a Luxembourg corporation (the "Advancing Party"), and Security Capital Holdings S.A., a Luxembourg cor-poration and a wholly owned subsidiary of the Advancing Party ("Buyer").


                                    RECITALS:

                   WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, up to an aggregate of 7,499,400 shares (as such number may be adjusted as set forth below) of the Company's common stock, par value $0.01 per share (the "Company Common Stock") at a price of $17.625 per share; and

                   WHEREAS, Buyer and the Company are entering into this Agreement to provide for such purchase and sale and to estab-lish various rights and obligations in connection therewith; and

                   WHEREAS, in consideration for the rights to be grant-ed to it in the Stockholders Agreement (as defined below), the Advancing Party has agreed to advance to Buyer all funds for any and all purchases of Company Common Stock pursuant hereto and otherwise guarantee Buyer's obligations hereunder; and

                   WHEREAS, the Company and Buyer believe that the com-bination in a strategic partnership of the leadership, exper-tise and experience in the retail shopping center industry of the Company and the unique market knowledge, operating experi-ence, research capabilities and access to capital of Buyer and its affiliates will significantly enhance the Company's ability to pursue its growth and operating strategies; and

                   WHEREAS, by separate agreement (the "Voting Agree-ments"), certain shareholders of the Company have agreed to support and vote in favor of this Agreement;

                   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements con-tained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:













                                    ARTICLE 1

                                   Definitions

                   As used in this Agreement, the following terms shall have the following respective meanings:

                   Section 1.1 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

                   Section 1.2 "ADA" shall have the meaning set forth in Section 1.3.11(e).

                   Section  1.3  "Advancing Party" shall have the
         meaning set forth in the first paragraph hereof.

                   Section 1.4 "Affiliate" shall have the meaning as-cribed thereto in Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof.

                   Section 1.5 "Agreement" shall have the meaning set forth in the first paragraph hereof.

                   Section 1.6 "Amended Company Charter" shall have the meaning set forth in Section 7.2(c).

                   Section 1.7 "Army Corps of Engineers" shall have the meaning set forth in Section 3.11(d).

                   Section 1.8 "Articles of Amendment" shall mean the Articles of Amendment to Articles of Incorporation of the Com-pany, filed on December 20, 1995 with respect to the Class B Common Stock.

                   Section 1.9 "Benefit Arrangements" shall have the meaning set forth in Section 3.13(h).

                   Section 1.10 "Blue Sky Laws" shall have the meaning set forth in Section 3.4(e).

                   Section 1.11 "Breaching Matters" shall have the meaning set forth in Section 2.8(a).

                   Section 1.12 "Breakup Fee" shall have the meaning set forth in Section 9.3(c).

                   Section 1.13 "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, N.Y.












                   Section 1.14 "Buyer" shall have the meaning set forth in the first paragraph hereof.

                   Section 1.15 "Capital Expenditure Budget and Sched-ule" shall have the meaning set forth in Section 3.11(i).

                   Section 1.16 "CERCLA" shall have the meaning set forth in Section 3.12(e).

                   Section 1.17 "Claim" shall have the meaning set forth in Section 3.12(g)(i).

                   Section 1.18 "Class B Common Stock" shall have the meaning set forth in Section 3.3(a).

                   Section 1.19 "Closing" shall mean the consummation of any Stock Purchase.

                   Section 1.20 "Closing Date" shall mean, with respect to the consummation of any Stock Purchase, three Business Days after the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or if the Company and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

                   Section 1.21 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

                   Section 1.22 "Commitment" shall have the meaning set forth in Section 3.7.

                   Section 1.23 "Company" shall have the meaning set forth in the first paragraph hereof.

                   Section 1.24 "Company Charter" shall mean the Ar-ticles of Amendment to the Charter of the Company, as in effect on the date hereof.

                   Section 1.25 "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.

                   Section 1.26 "Company Environmental Reports" shall have the meaning set forth in Section 3.12(f).

                   Section 1.27 "Company Leases" shall have the meaning set forth in Section 3.11(f).

                   Section 1.28 "Company Plans" shall have the meaning set forth in Section 3.13(b).












                   Section 1.29 "Company Preferred Stock" shall have the meaning set forth in Section 3.3(a).

                   Section 1.30 "Company Properties" shall have the meaning set forth in Section 3.11(a).

                   Section 1.31 "Company Registration Statement" shall have the meaning set forth in Section 3.5(a).

                   Section 1.32 "Company Reports" shall have the mean-ing set forth in Section 3.5(a).

                   Section 1.33 "Company Stock" shall mean, collec-tively, the Company Common Stock and any other shares of capi-tal stock of the Company.

                   Section 1.34 "Competing Transaction" shall mean (i) any acquisition in any manner, directly or indirectly (includ-ing through any option, right to acquire or other beneficial ownership), of more than 15% of the equity securities, on a fully diluted basis, of the Company, or assets representing a material portion of the assets of the Company, other than any of the transactions contemplated by this Agreement, (ii) any merger, consolidation, sale of assets, share exchange, recapi-talization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than any of the transactions contemplated by this Agree-ment, or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                   Section 1.35 "Controlled Group Liability" shall have the meaning set forth in Section 3.13(h).

                   Section 1.36 "Cure Notice" shall have the meaning set forth in Section 2.8(b).

                   Section 1.37 "Debt Instruments" shall mean all notes, loan agreements, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing by the Company or any of its Subsidiaries.

                   Section 1.38 "Development Budget and Schedule" shall have the meaning set forth in Section 3.11(j).

                   Section 1.39 "Development Properties" shall have the meaning set forth in Section 3.11(j).

                   Section 1.40 "Employee Benefit Plans" shall have the meaning set forth in Section 3.13(h).












                   Section 1.41 "Employees" shall have the meaning set forth in Section 3.13(h).

                   Section 1.42 "Employment Agreements" shall have the meaning set forth in Section 3.7.

                   Section 1.43 "Environmental Claim" shall have the meaning set forth in Section 3.12(g)(ii).

                   Section 1.44 "Environmental Laws" shall have the meaning set forth in Section 3.12(g)(iii).

                   Section 1.45 "Environmental Permits" shall have the meaning set forth in Section 3.12(a).

                   Section 1.46 "ERISA" shall mean the Employee Retire-ment Income Security Act of 1974, as amended, and any successor thereto.

                   Section 1.47 "ERISA Affiliates" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in
         Section 1.4414(b), (c), (m) or (o) of the Code or Section 1.44001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 1.44001(a)(14) of ERISA.

                   Section 1.48 "Exchange Act" shall have the meaning set forth in Section 3.4(e).

                   Section 1.49 "Executive Summaries of the Company Environmental Reports" shall have the meaning set forth in
         Section 3.12(f).

                   Section 1.50 "GAAP" shall have the meaning set forth in Section 3.5(b).

                   Section 1.51 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                   Section 1.52 "HSR Act" shall have the meaning set forth in Section 3.4(e).

                   Section 1.53 "Indemnified Party" shall mean Buyer or the Company, as the context may require.












                   Section 1.54  "Initial Closing" shall mean the first
         Closing.

                   Section 1.55 "Initial Number of Shares" shall mean 934,400 shares of Company Common Stock.

                   Section 1.56  "Initial Purchase Price" shall mean
         $16,468,800.

                   Section 1.57 "Insurance Policies" shall have the meaning set forth in Section 3.16.

                   Section 1.58  "IRS" shall mean the Internal Revenue
         Service.

                   Section 1.59 "Lease Summaries" shall have the mean-ing set forth in Section 3.11(f).

                   Section 1.60 "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, wheth-er known or unknown, accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for Employees or former Employees or their respective families or beneficiaries, (v) reimburse-ment obligations of such person in respect of letters of cred-it, (vi) all obligations of such person arising under accep-tance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of busi-
         ness) or discounted with recourse by such person or with re-spect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.












                   Section 1.61 "Liens" shall mean all liens, mort-gages, deeds of trust, deeds to secure debt, security inter-ests, pledges, claims, charges, easements and other encum-brances of any nature whatsoever.

                   Section 1.62 "Loss and Expenses" shall have the meaning set forth in Section 8.2(a).

                   Section 1.63 "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries (to the extent of the Company's interests therein) taken as a whole.

                   Section 1.64 "Material Company Leases" shall have the meaning set forth in Section 3.11(f).

                   Section 1.65 "Materials of Environmental Concern" shall have the meaning set forth in Section 3.12(g)(iv).

                   Section 1.66 "Next Dividend" shall mean, with re-spect to each Closing, the first dividend paid by the Company after such Closing.

                   Section 1.67 "1997 and 1998 Preliminary Capital Ex-penditure Budgets and Schedules" shall have the meaning set forth in Section 3.11(i).

                   Section 1.68 "Other Filings" shall have the meaning set forth in Section 5.1(b).

                   Section 1.69 "Pension Plans" shall have the meaning set forth in Section 3.13(h).

                   Section 1.70 "Per Share Purchase Price" shall mean the price of $17.625 per share for the Company Common Stock.

                   Section 1.71 "Per Share Additional Purchase Price" shall mean, with respect to each share of Company Common Stock purchased by Buyer at any Closing, an amount equal to 85% of the product of (i) the per share amount of the Next Dividend multiplied by (ii) a fraction, the numerator of which is the number of days during the period commencing the day after the dividend payment date for the last dividend paid by the Company prior to the date of such Closing (the "Prior Dividend") and running through the day immediately prior to the date of such Closing (inclusive), and the denominator of which is the number of days during the period commencing the day after the dividend payment date for the Prior Dividend and running through the dividend payment date for the Next Dividend (inclusive).












                   Section 1.72 "Permitted Liens" shall mean (i) Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, mate-rialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmen-tal Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being con-tested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsid-iaries to the extent required by GAAP and which, to the extent same do not relate to work or materials provided for in the Capital Expenditure Budget and Schedule, the 1997 and 1998 Pre-liminary Capital Expenditure Budgets and Schedules or the De-velopment Budget and Schedule, do not exceed $200,000 in the aggregate (excluding from such calculation, any amounts dis-closed in writing by the Company to Buyer which (a) are fully covered by insurance held by the Company under which the Com-pany reasonably expects full recovery of such amounts, or (b) for which an adequate escrow has been established and is, at the relevant time, maintained), (iii) the Company Leases, (v) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract mate-rially from the value or usefulness of the Company Properties to which they apply, (iv) the Liens which were granted by the Company or any of its Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof which are described in Schedule 3.9(c), (v) the other Liens, if any, described in Schedule 1.70, and (vii) such imperfections of title and encumbrances, if any, as would not, individually or in the aggregate, reasonably be expected to result in a Mate-rial Adverse Effect.

                   Section 1.73 "person" shall mean any individual, corporation, partnership, limited liability company, joint ven-ture, trust, unincorporated organization, other form of busi-ness or legal entity or Government Authority.

                   Section 1.74 "Prior Dividend" shall have the meaning set forth in Section 1.65.












                   Section 1.75 "Projects" shall have the meaning set forth in Section 3.11(j).

                   Section 1.76 "Property Restrictions" shall have the meaning set forth in Section 3.11(a).

                   Section 1.77 "Proxy Statement" shall have the mean-ing set forth in Section 5.1(b).

                   Section 1.78 "Purchase Price" shall mean the Per Share Purchase Price multiplied by the number of shares of Com-pany Common Stock to be purchased and sold at a particular Closing.

                   Section 1.79 "Purchased Shares" shall have the mean-ing set forth in Section 2.1.

                   Section 1.80 "Registration Rights Agreement" shall have the meaning set forth in Section 2.5(a).

                   Section 1.81 "Regulatory Filings" shall have the meaning set forth in Section 3.4(e).

                   Section 1.82 "REIT" shall have the meaning set forth in Section 3.8(b).

                   Section 1.83 "Release" shall have the meaning set forth in Section 3.12(g)(v).

                   Section 1.84 "Remaining Equity Commitment" shall mean, on any given date after the Initial Closing, the Total Equity Commitment minus the sum of the Initial Purchase Price and, if any Subsequent Purchases shall have occurred, minus the Subsequent Purchase Prices. The Remaining Equity Commitment shall be deemed to be zero on the earlier of (i) the date that the Remaining Equity Commitment equals zero pursuant to the previous sentence, or (ii) the later of (A) June 30, 1997 (un-less otherwise extended by Buyer and the Company in their sole discretion) or (B) if Buyer timely notifies the Company that it is, pursuant to Section 2.4(b) or 2.4(c), exercising its right to make the Second Purchase and/or part or all of any remaining Subsequent Purchase, then, the date as soon thereafter as (x) all conditions to Buyer's obligations to effect such purchase(s) shall have been satisfied or waived, and (y) such purchase(s) shall have been effected.

                   Section 1.85 "Rent Roll" shall have the meaning set forth in Section 3.11(f).












                   Section 1.86 "SEC" shall have the meaning set forth in Section 3.5(a).

                   Section 1.87 "Second Closing" shall mean the Closing of the Second Purchase pursuant to Section 2.4(a) or (b) after the Initial Purchase.

                   Section 1.88 "Second Purchase" shall have the mean-ing set forth in Section 2.4(a).

                   Section 1.89 "Securities Act" shall have the meaning set forth in Section 3.4(e).

                   Section 1.90 "Securities Laws" shall have the mean-ing set forth in Section 3.5(a).

                   Section 1.91 "Stock Purchase" shall have the meaning set forth in Section 2.1.

                   Section 1.92 "Stockholders Agreement" shall have the meaning set forth in Section 2.5(a).

                   Section 1.93 "Subsequent Purchase Price" shall mean the Per Share Purchase Price multiplied by the number of Pur-chased Shares purchased by Buyer in a Subsequent Purchase.

                   Section 1.94 "Subsequent Purchases" shall have the meaning set forth in Section 2.4(a).

                   Section 1.95 "Subsidiaries" shall mean with respect to any person, any corporation, partnership, joint venture, business trust or other entity, of which such person, directly or indirectly, owns or controls at least 50% of the securities or other interests entitled to vote in the election of direc-tors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, joint venture, business trust or other entity. Without limiting the generality of the forego-ing, the Company's Subsidiaries include each of the entities set forth on Schedule 3.1(d).

                   Section 1.96 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employ-ment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 1.959A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, dis-ability, real property, personal property, sales, use, trans-fer,










         registration, value added, alternative or add-on minimum, esti-mated, or other tax of any kind whatsoever, including any in-terest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is li-able as a successor or pursuant to contract.

                   Section 1.97 "Tax Return" means any return, declara-tion, report, claim for refund, or information return or state-ment relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                   Section 1.98 "Tenancy Leases" shall have the meaning set forth in Section 3.11(l).

                   Section 1.99 "Total Equity Commitment" shall mean the amount of $132,176,925.00 or, if the total number of Pur-chased Shares shall have been reduced pursuant to Section 2.1 of this Agreement, the number of Purchased Shares, as so re-duced, multiplied by the Per Share Purchase Price.

                   Section 1.100 "Voting Agreements" shall have the meaning set forth in the fifth paragraph hereof, and shall be in the form set forth in Exhibit A.

                   Section 1.101 "Welfare Plans" shall have the meaning set forth in Section 3.13(h).


                                    ARTICLE 2

                       Purchase and Sale of Shares; Closing

                   Section 2.1 Purchase and Sale. Subject to the terms and conditions hereof, from time to time after the date hereof, at each Closing, the Company will sell, convey, assign, trans-fer, and deliver, and Buyer will purchase and acquire from the Company, an aggregate of up to 7,499,400 shares of Company Com-mon Stock (the "Purchased Shares"); provided, however, that if at any Closing following such time as Buyer shall have pur-chased 6,845,000 Purchased Shares or at which Buyer shall ac-quire in the aggregate (at such Closing together with all prior Closings) in excess of 6,845,000 Purchased Shares the purchase by Buyer of Purchased Shares in excess of 6,845,000 Purchased Shares would result in any holder of Class B Common Stock hav-ing the right to convert shares of Class B Common Stock into more than 9.8% of the Voting Securities (as defined in the Stockholders Agreement), then, unless any such conversion right has been waived, the number of Purchased Shares shall be re-duced to 6,845,000 or such greater number as would not result










         in such conversion right (and the number of Purchased Shares to be purchased at such Closing and any Subsequent Closing shall be reduced accordingly). Each Closing at which Buyer purchases any Purchased Shares is herein referred to as a "Stock Pur-chase."

                   Section 2.2 Consideration. Subject to the terms and conditions hereof, at each Closing, Buyer shall deliver to the Company the relevant Purchase Price with respect to the number of shares of Company Common Stock to be purchased and sold at such Closing by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Com-pany.

                   Section 2.3 Initial Closing. Subject to the terms and conditions hereof, at a mutually agreeable time promptly following the date on which the applicable conditions set forth in Sections 7.1, 7.3 and 7.4 shall have been satisfied or duly waived (but, in any event, no sooner than 20 days after the date hereof), Buyer will purchase and acquire (and the Advanc-ing Party shall advance sufficient funds for such purchase) from the Company, and the Company will sell, convey, assign, transfer and deliver to Buyer, the Initial Number of Shares of Company Common Stock, and Buyer will pay to the Company the Initial Purchase Price for such shares of Company Common Stock.

                   Section 2.4 Subsequent Purchases and Sales. (a) Subject to the terms and conditions hereof, following the Ini-tial Closing, the Company shall have the right to require, sub-ject to satisfaction or waiver of the applicable conditions set forth in Sections 7.2 and 7.3, Buyer to purchase (and to re-quire the Advancing Party to advance sufficient funds for such purchase) from the Company (i) at the Second Closing, 2,717,400 Purchased Shares (the "Second Purchase"), and (ii) from time to time at one or more Subseqent Closings, up to an aggregate of 3,847,600 (as such number may be reduced pursuant to Section 2.1) Purchased Shares; provided that the Subsequent Purchase Price at each Subseqent Closing shall be not less than $30 mil-lion (or a minimum of 1,702,128 Purchased Shares) (each, and individually and the Second Purchase referred to as a "Sub-sequent Purchase" and, together, the "Subsequent Purchases"). Subject to the terms and conditions hereof, the Closing of any Subsequent Purchase shall occur as soon as possible following the date on which the applicable conditions set forth in Sec-tions 7.2, 7.3 and 7.4 shall have been satisfied or duly waived.

                   (b) If the Second Purchase shall not have occurred on or before December 1, 1996, then Buyer shall have the right,










         subject to the satisfaction or waiver of the applicable condi-tions set forth in Sections 7.2, 7.3 and 7.4, to make the Sec-ond Purchase from the Company on or before December 31, 1996, or as soon thereafter as all conditions to Buyer's obligation to effect the Second Purchase hereunder shall have been satis-fied or waived.

                   (c) If less than 3,847,600 (as such number may be reduced pursuant to Section 2.1) Purchased Shares shall have been issued and sold at any and all Subsequent Purchases other than at the Second Purchase on or before June 1, 1997, then Buyer shall have the right, subject to the satisfaction or waiver of the applicable conditions set forth in Sections 7.2,
         7.3 and 7.4, to make a Subsequent Purchase from the Company on or before June 30, 1997, or as soon thereafter as all condi-tions to Buyer's obligation to effect the Subsequent Purchase hereunder shall have been satisfied or waived.

                   (d) If the condition set forth in Section 7.3(f) is not satisfied (which determination shall be made by Buyer, in its sole discretion) or waived at any time when a Closing would otherwise occur, the relevant Closing will be effected as to the number of Purchased Shares, if any, as will not result in such condition failing to be satisfied, and Buyer shall acquire any remaining Purchased Shares as soon thereafter as such con-dition to Buyer's obligation to effect the Subsequent Purchase shall have been, as determined in Buyer's sole discretion, sat-isfied or waived.

                   Section 2.5 Additional Agreements and Closing Deliv-eries. (a) At the Initial Closing, and as a condition to the parties' obligations hereunder to effect the transactions con-templated hereby at the Initial Closing, the Company and Buyer shall enter into a registration rights agreement substantially in the form attached as Exhibit B (the "Registration Rights Agreement"), and the Company, Buyer and the Advancing Party shall enter into a shareholders agreement substantially in the form attached as Exhibit C (the "Stockholders Agreement").

                   (b) In addition to the other things required to be done hereby, at each Closing, the Company shall deliver, or cause to be delivered, to Buyer the following: (i) certifi-cates representing the number of shares of Company Common Stock to be issued and delivered at such Closing, free and clear of all Liens (unless created by Buyer or any of its Affiliates), with all necessary share transfer and other documentary stamps attached, (ii) a certificate, dated the relevant Closing Date and validly executed on behalf of the Company, as contemplated by Section 7.1(a), as to the Initial Closing only, by Section 7.2(a), as to each Subsequent Closing, and by Section 7.3(a) as










         to all Closings, (iii) evidence or copies of any consents, ap-provals, orders, qualifications or waivers required pursuant to
         Section 7.1, as to the Initial Closing only, pursuant to Sec-tion 7.2, as to each Subsequent Closing, and pursuant to Sec-tion 7.3, as to all Closings, (iv) all certificates and other instruments and documents required by this Agreement to be de-livered by the Company to Buyer at or prior to each Closing, and (v) such other instruments reasonably requested by Buyer, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                   (c) In addition to the delivery of the Purchase Price and the other things required to be done hereby, at each Closing, Buyer shall deliver, or cause to be delivered, to the Company the following: (i) a certificate, dated the relevant Closing Date and validly executed by Buyer, as contemplated by
         Section 7.4(a), (ii) if not previously delivered to the Com-pany, all other certificates, documents, instruments and writ-ings required pursuant hereto to be delivered by or on behalf of Buyer at or before each Closing, and (iii) such other in-struments reasonably requested by the Company, as may be neces-sary or appropriate to confirm or carry out the provisions of this Agreement.

                   Section 2.6 Time and Place of Closings. Each Clos-ing shall take place on the relevant Closing Date at such place and time as the Company and Buyer shall mutually agree.

                   Section 2.7 Right to Assign. Buyer may assign its rights and delegate its obligations created hereby to purchase Company Common Stock in accordance with the provisions of Sec-tion 10.5.

                   Section 2.8 Company's Right to Cure. (a) From the date hereof until the date that is four weeks from the date hereof, Buyer may conduct such investigation as it deems ap-propriate to confirm the accuracy of the representations and warranties of the Company contained herein. No later than the second Business Day after the last day of such four-week pe-riod, Buyer shall deliver to the Company a written notice set-ting forth in reasonable detail any matters as to which Buyer has knowledge (if any) and that render any of the Company's representations and warranties contained herein untrue or in-correct in such a way as would, individually or in the aggre-gate, reasonably be expected to result in a Material Adverse Effect (the "Breaching Matters").

                   (b)  If Buyer shall have set forth one or more
         Breaching Matters in any notice delivered pursuant to Section 2.8(a), within 30 Business Days after receipt of such notice










         the Company shall attempt, to the extent commercially reason-able and practicable, to cause the Breaching Matters identified by Buyer in such notice to be true or correct so as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, if so, shall deliver to Buyer written notice (the "Cure Notice") stating that all Breaching Matters identified by Buyer in Buyer's notice have been cured to the extent required and describing the manner in which such Breaching Matters were so cured. If the Company fails to deliver the Cure Notice within 30 Business Days after its receipt of Buyer's notice, Buyer shall have 10 Business Days to terminate this Agreement without liability to any par-ty. If Buyer does not timely terminate this Agreement pursuant to the preceding sentence, Buyer shall be deemed to have waived the relevant Breaching Matters as conditions to any Closing or as a basis for indemnification hereunder. If Buyer obtains actual knowledge of any Breaching Matter during the four-week period from the date hereof, but fails to include such Breach-ing Matter in its notice pursuant to Section 2.8(a), Buyer shall also be deemed to have waived such Breaching Matter.

                   Section 2.9 Additional Purchase Price. As ad-ditional consideration from Buyer to the Company for the shares of Company Common Stock purchased at each Closing, Buyer agrees that, simultaneously with its receipt of the Next Dividend pay-able with respect to each such share of Company Common Stock purchased at such Closing, Buyer shall pay to the Company the amount of the Per Share Additional Purchase Price applicable to each such share of Company Common Stock.


                                    ARTICLE 3

                  Representations and Warranties of the Company

                   The Company hereby represents and warrants to Buyer as follows:

                   Section 3.1 Organization and Qualification; Subsid-iaries. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement, and the Stockholders Agreement and to perform its obligations hereunder and thereunder.












                   (b) Each of the Subsidiaries of the Company is a corporation, partnership or limited liability company duly or-ganized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being con-ducted.

                   (c) Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdic-tion in which the ownership of its property or the conduct of its business requires such qualification, except for any fail-ures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   (d) Schedule 3.1(d) sets forth the name of each Sub-sidiary of the Company (whether owned, directly or indirectly, through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all Liens, except as set forth in Schedule 3.1(d). The following information for each Subsidiary is set forth in Schedule 3.1(d), if applicable: (i) its name and jurisdiction of incor-poration or organization, (ii) the type of and percentage in-terest held by the Company in the Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary, and (iii) any loans from the Company to, or priority payments due to the Company from, the Subsid-iary, and the rate of return thereon. Except as contemplated hereby, there are no existing options, warrants, calls, sub-scriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsid-iaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   Section 3.2 Authority Relative to Agreements; Board Approval. (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockhold-ers Agreement have been duly and validly authorized by all nec-essary corporate action on the part of the Company, subject only to the approval of the issuance of Company Common Stock pursuant to this Agreement and of the Amended Company Charter by the Company's shareholders. This Agreement has been duly executed and delivered by the Company for itself and consti-tutes the valid and legally binding obligation of the Company,










         enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

                   (b) The Board of Directors of the Company has, as of the date hereof, approved this Agreement, the Registration Rights Agreement, the Stockholders Agreement and the transac-tions contemplated hereby and thereby, and determined to recom-mend that the shareholders of the Company vote in favor of and approve the issuance of Company Common Stock pursuant to this Agreement.

                   (c) The shares of Company Common Stock to be ac-quired pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

                   (d) The issue and sale of the shares of Company Com-mon Stock hereunder will not give any shareholder of the Com-pany the right to demand payment for its shares under Florida law or give rise to any preemptive or similar rights. Neither the entry into or announcement of this Agreement nor the con-summation of the transactions contemplated hereby will result in any holder of Class B Common Stock having the right to con-vert any shares of Class B Common Stock into shares of Company Common Stock pursuant to Section 4(a) of the Articles of Amend-ment.

                   (e) The Board of Directors of the Company has adopted a resolution authorizing the placement of the Investor Nominees (as defined in the Stockholders Agreement) on the Board of Directors of the Company in accordance with the terms of the Stockholders Agreement, and approving any necessary ex-pansion of the number of directors constituting the Board of Directors, all in accordance with the requirements of the Com-pany Charter.

                   Section 3.3 Capital Stock. (a) The authorized capital stock of the Company as of the date hereof consists of 25,000,000 shares of Company Common Stock, par value $0.01 per share, 10,000,000 shares of Special Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of May 31, 1996, there are 6,848,699 shares of Company Common Stock issued and outstanding, 1,916 shares of Series A 8% Cumulative Preferred Stock, par value $.01 per share ("Company Preferred Stock"), issued and out-standing and 2,500,000 shares of Class B Non-voting Common Stock, par value $0.01 per share ("Class B Common Stock"), is-sued and outstanding. All such issued and outstanding shares










         of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the shareholders of the Company on any matter. As of the date hereof, except as set forth in Schedule 3.3(a) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company.

                   (b) Except for interests in the Subsidiaries of the Company and except as set forth in Schedule 3.3(b), none of the Company or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any cor-poration, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

                   Section 3.4 No Conflicts; No Defaults; Required Fil-ings and Consents. Except as contemplated hereby, neither the execution and delivery by the Company hereof nor the consumma-tion by the Company of the transactions contemplated hereby in accordance with the terms hereof, will:

                   (a) conflict with or result in a breach of any pro-visions of the Company Charter or by-laws of the Company;

                   (b) result in a breach or violation of, a default under, or the triggering of any payment or other obliga-tions pursuant to, or, except as set forth in Schedule 3.9(g), accelerate vesting under, any of the Regency Re-alty Corporation 1993 Long Term Omnibus Plan or similar compensation plan or any grant or award made under any of the foregoing;

                   (c) violate or conflict with any statute, regula-tion, judgment, order, writ, decree or injunction appli-cable to the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be ex-pected to result in a Material Adverse Effect;

                   (d) subject to the Company obtaining the third party consents set forth in Schedule 3.4(d)-A (with respect to the Initial Closing), Schedule 3.4(d)-B (with respect to the Second Closing), and Schedule 3.4(d)-C (with respect to each other Subsequent Closing), violate or conflict with or result in a breach of any provision of, or con-stitute a default (or any event which, with notice or










              lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; or

                   (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Gov-ernment Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Im-provements Act of 1976, as amended (the "HSR Act"), state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Secretary of State of Florida or any national securities exchange on which the Company Common Stock is listed, except as would not, individually or in the ag-gregate, reasonably be expected to result in a Material Adverse Effect.

                   Section 3.5 SEC and Other Documents; Financial Statements; Undisclosed Liabilities. (a) The Company has de-livered or made available to Buyer the registration statement of the Company filed with the Securities and Exchange Commis-sion ("SEC") in connection with the Company's initial public offering of Company Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registra-tion Statement"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration Statement, which are set forth in Schedule 3.5(a), each in the form (including ex-hibits and any amendments thereto) filed with the SEC (col-lectively, the "Company Reports"). The Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regula-tions promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to










         form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the state-ments made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any Government Authority with respect to any of the Company Reports.

                   (b) Each of the balance sheets included in or incor-porated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial po-sition of the entity or entities to which it relates as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, re-tained earnings or cash flows, as the case may be, of the en-tity or entities to which it relates for the periods set forth therein, in each case in accordance with United States gen-erally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, normal recurring year-end adjustments which would not, indi-vidually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The projections set forth in the Regency Realty Corporation 1996 Consolidated Operating Re-project dated May 30, 1996 which has previously been delivered by the Company to Buyer represent the Company's good faith ex-pectations and estimates with respect to the matters set forth therein.

                   (c) Except as and to the extent set forth in the Company Reports or any Schedule hereto, to the Company's knowl-edge, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstances) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   Section 3.6 Litigation; Compliance With Law. (a) There are no Actions pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which question the validity hereof or any action taken or to be taken in connec-tion herewith. Except as disclosed in Schedule 3.6(a), there are no continuing orders, injunctions or decrees of any Govern-ment Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.












                   (b) None of the Company or its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or in Schedule 3.7 and except for the entering into employment agreements in the form attached as Exhibit D (the "Employment Agreements") with the employees listed on Schedule 3.7, since December 31, 1994, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and has acquired real estate and entered into financing arrangements in connection therewith only in the ordinary course of such business, and there has not been any change, circumstance or event that would reasonably be expected to result in a Material Adverse Effect, any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, except in accordance with Section 5.5, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commit-ment") entered into by the Company or any of its Subsidiaries, other than Commitments which would not, individually or in the aggregate, reasonably be expected to result in a Material Ad-verse Effect, or (d) any change in the Company's accounting principles, practices or methods which would, individually or in the aggregate, reasonably be expected to result in a Mate-rial Adverse Effect.

                   Section 3.8 Tax Matters; REIT and Partnership Sta-tus. (a) The Company and each of its Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns re-quired to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all respects. All Taxes shown as owed by the Company or any of its Subsidiaries on any Tax Return have been paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken. The Company and each of its Subsidiaries has properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. None of the Company or any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 3.8(a), none of the Com-pany or any of its Subsidiaries is being audited or examined by any taxing authority with respect to any Tax or is a party to any pending action or proceedings by any taxing authority for










         assessment or collection of any Tax, and no claim for assess-ment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income or franchise Tax Returns filed by the Company and each of its Subsidiaries for 1993, 1994 and 1995 and all communications relating thereto have been delivered to Buyer or made available to representatives of Buyer prior to the date hereof. No claim has been made in writing or, to the Company's knowledge, other-wise by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.8(a), there is no dispute or claim con-cerning any Tax liability of the Company or any of its Subsid-iaries, (i) claimed or raised by any taxing authority in writ-ing or (ii) as to which the Company or any of its Subsidiaries has knowledge. To the Company's knowledge, as of the date hereof, (i) the Company is a "domestically-controlled" REIT within the meaning of Code Section 897(h)(4)(B), and (ii) all non-domestic beneficial owners (whether direct or indirect) of Company Common Stock are set forth in Schedule 3.8(a). To the Company's knowledge, except as set forth in Schedule 3.8(a), no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Sec-tion 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Sec-tion 544 of the Code, as modified by Section 856(h) of the
         Code) in excess of 9.8% of the value of the outstanding equity interest in the Company. Except as contemplated by this Agree-ment or as set forth in Schedule 3.8(a), the Board of Directors has not exempted any Person from the Ownership Limit, the Re-lated Tenant Limit or the Existing Holder Limit or otherwise waived any of the provisions of Article 5 of the Company Char-ter (as all capitalized terms used in this sentence are defined in the Company Charter). The Exiting Holder Limit and the Own-ership Limit (as such terms are defined in the Company Charter) have not been modified pursuant to Section 5.8 or 5.9 of the Company Charter or otherwise. Each ownership interest that the Company and each of its Subsidiaries has in an entity formed as a partnership (or which files federal income tax returns as a partnership) qualified, and since the date of its formation qualified, to be treated as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code.

                   (b) The Company (i) intends in its federal income tax return for the tax year ended December 31, 1995 and for the tax year that will end on December 31, 1996 to be taxed as a real estate investment trust within the meaning of Section 856 of the Code ("REIT") and has complied (or will comply) with all applicable provisions of the Code relating to a REIT, for 1995










         and 1996, (ii) has operated, and intends to continue to oper-ate, in such a manner as to qualify as a REIT for 1995 and 1996, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and, to the Company's knowledge, no such challenge is pending or threatened, and (iv) to the Company's knowledge, and assuming the accuracy of Buyer's representation in Section 4.7, will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby.

                   (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of prop-erty) as a result of any of the transactions contemplated here-by by any Employee, officer, or director of the Company or any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-
         1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                   (d) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsid-iaries under any contract, stock plan, program, arrangement or understanding currently in effect.

                   (e) The Company was eligible to and did validly elect to be taxed as a REIT for federal income tax purposes for calendar year 1993 and all subsequent taxable periods. Each Subsidiary of the Company organized as a partnership (and any other Subsidiary that files Tax Returns as a partnership for federal income tax purposes) was and continues to be classified as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code.

                   (f) For purposes of this Section 3.8, no representa-tion set forth in Section 3.8 shall be deemed to be untrue or incorrect unless such untruths or inaccuracies would, individu-ally or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

                   Section 3.9 Compliance with Agreements; Material Agreements. (a) Neither the Company nor any of its Subsidiar-ies is in default under or in violation of any provision of the Company Charter or the By-laws of the Company (or equivalent documents), except for such defaults or violations which would










         not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   (b) The Company and each of its Subsidiaries have filed all material reports, registrations and statements, to-gether with any amendments required to be made with respect thereto, that they were required to file with any Government Authority and all other material reports and statements re-quired to be filed by them, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and have paid all fees or assessments due and payable in connection therewith, except for such failures to file or pay which would not, individually or in the aggre-gate, reasonably be expected to result in a Material Adverse Effect. There is no unresolved violation asserted by any regu-latory agency of which the Company has received written notice with respect to any report or statement relating to an examina-tion of the Company or any of its Subsidiaries which, if re-solved in a manner unfavorable to the Company or such Subsid-iary, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   (c)  The Company Reports or Schedule 3.9(c) set forth
         (i) a description of all material indebtedness of the Company and each of its Subsidiaries, whether unsecured, or secured or collateralized by mortgages, deeds of trust or other security interests in the Company Properties or any other assets of the Company and each of its Subsidiaries, or otherwise and (ii) each Commitment entered into by the Company or any of its Sub-sidiaries (including any guarantees of any third party's debt or any obligations in respect of letters of credit issued for the Company's or any Subsidiary's account) which may result in total payments or liability in excess of $200,000, excluding Commitments made in the ordinary course of business with a ma-turity of less than one year or that are terminable on 30 days or less notice, and excluding Commitments the breach of which would not, individually or in the aggregate, reasonably be ex-pected to result in a Material Adverse Effect. True and com-plete copies of the documents relating to the foregoing have been delivered or made available to Buyer prior to the date hereof. Neither the Company nor any of its Subsidiaries is in default, and, to the Company's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, under any of the documents de-scribed in clause (i) or (ii) of this paragraph or in respect










         of any payment obligations thereunder except as would not, in-dividually or in the aggregate, reasonably be expected to re-sult in a Material Adverse Effect. All joint venture and part-nership agreements to which the Company or any of its Subsid-iaries is a party as of the date hereof are set forth in Sched-ule 3.9(c), all of which are in full force and effect as against the Company or such Subsidiary and, to the Company's knowledge, as against the other parties thereto, and none of the Company or any of its Subsidiaries is in default, and, to the Company's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, with respect to any obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Com-pany's knowledge, the other parties to such agreements are not in breach of any of their respective obligations thereunder, except as would not, individually or in the aggregate, reason-ably be expected to result in a Material Adverse Effect. To the Company's knowledge, there is no condition with respect to the Company's Subsidiaries (including with respect to the part-nership agreements for the Company's Subsidiaries that are partnerships) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   (d) Except as disclosed in the Company Reports or any other Schedule hereto, Schedule 3.9(d) sets forth a com-plete and accurate list of all material agreements entered into by the Company or any of its Subsidiaries as of the date hereof relating to the development or construction of, additions or expansions to, or management or leasing services for retail shopping centers and suburban office properties or other real properties which are currently in effect and under which the Company or any of its Subsidiaries currently has, or expects to incur, any material obligation. True and complete copies of such agreements have been delivered or made available to Buyer prior to the date hereof.

                   (e) Except as disclosed in the Company Reports and except for (i) agreements made in the ordinary course of busi-ness with a maturity of less than one year or that are termi-nable on 30 days or less notice, and (ii) agreements the breach or non-fulfillment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Ad-verse Effect, Schedule 3.9(e) sets forth a complete and ac-curate list of all material agreements entered into by the Com-pany as of the date hereof which are not listed in any other Schedule hereto, including the material Debt Instruments. Each agreement set forth in Schedule 3.9(e) is in full force and effect as against the Company and, to the Company's knowledge,










         as against the other parties thereto, no payments, if any, the-reunder are delinquent, the Company is not in default thereun-der, and no notice of default thereunder has been sent or re-ceived by the Company or any of its Subsidiaries, except where the same would not, individually or in the aggregate, reason-
         ably be expected to result in a Material Adverse Effect.   To
         the Company's knowledge, no event has occurred which, with no-tice or lapse of time or both, would constitute a default by the Company under any agreement set forth in Schedule 3.9(e), except as would not, individually or in the aggregate, reason-ably be expected to result in a Material Adverse Effect. To the Company's knowledge, the other parties to such agreements are not in breach of their respective obligations thereunder, except as would not, individually or in the aggregate, reason-ably be expected to result in a Material Adverse Effect. True and complete copies of each such agreement have been delivered or made available to Buyer prior to the date hereof. The rep-resentations and warranties of the Company and its Affiliates set forth in the agreements listed under Items 6 and 7 of
         Schedule 3.9(e) have not been breached.

                   (f) Schedule 3.9(f) sets forth a complete and ac-curate list of all agreements and policies of the Company in effect on the date hereof relating to transactions with affili-ates and potential conflicts of interest. Each agreement or policy set forth in Schedule 3.9(f) is in full force and ef-fect, and the Company, each of its Subsidiaries, and, to the Company's knowledge, the other parties thereto are in compli-ance with such agreements and policies, or such compliance has been waived by the Company's Board of Directors as set forth in
         Schedule 3.9(f). True and complete copies of each such agree-ment or policy have been delivered to Buyer.

                   (g) Except as set forth on Schedule 3.9(g), there are no change of control or similar provisions in any employ-ment, severance, stock option, stock incentive, or similar agreement or arrangement which would be triggered by the trans-actions contemplated by this Agreement. Schedule 3.9(g) iden-tifies the obligations (including any payment or other obliga-tion, forgiveness of debt, other release from obligations, or acceleration of vesting) which are created, accelerated or triggered by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                   Section 3.10 Financial Records; Company Charter and By-laws; Corporate Records. (a) The books of account and oth-er financial records of the Company and each of its Subsidiar-ies are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately










         reflected in all respects in the financial statements included in the Company Reports, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   (b) The Company has previously delivered or made available to Buyer true and complete copies of the Company Charter and the By-laws of the Company, as amended to date, and the charter, by-laws, organization documents, partnership agreements and joint venture agreements of its Subsidiaries, and all amendments thereto. All such documents are listed in
         Schedule 3.10(b).

                   (c) The minute books and other records of corporate or partnership proceedings of the Company and each of its Sub-sidiaries have been made available to Buyer, contain in all material respects accurate records of all meetings and accu-rately reflect in all material respects all other corporate ac-tion of the shareholders and directors and any committees of the Board of Directors of the Company and their Subsidiaries which are corporations and all actions of the partners of the Subsidiaries which are partnerships, except for documentation of discussions relating to or in connection with the transac-tions contemplated hereby or matters related hereto, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   Section 3.11 Properties. (a) Schedule 3.11(a) sets forth a complete and accurate list and the address of all real property owned or leased by the Company or any of its Subsid-iaries or otherwise used by the Company or its Subsidiaries in the conduct of their business or operations (collectively, and together with the land at each address referenced in Schedule 3.11(a) and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "Company Prop-erties"). The Company, or in the case of Company Properties owned by Subsidiaries that are not wholly owned Subsidiaries of the Company, to the Company's knowledge, such Subsidiaries, owns or own, as the case may be, good and marketable fee simple title (or, if so indicated in Schedule 3.11(a), leasehold title) to each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions or covenants, laws, ordinances or regulations affecting use or oc-cupancy (including zoning regulations and building codes) or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens and (ii) Prop-erty Restrictions imposed or promulgated by law or by any Gov-ernment Authority which are customary and typical for similar properties. To the Company's knowledge, none of the matters










         described in clauses (i) and (ii) of the immediately preceding sentence materially interferes with, impairs, or is violated by, the existence of any building or other structure or im-provement which constitutes a part of, or the present use, oc-cupancy or operation (or, if applicable, development) of, the Company Properties taken as a whole, and such matters do not, individually or in the aggregate, have a Material Adverse Ef-fect. American Land Title Association policies of title in-surance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of the Company or its Sub-sidiaries, as applicable, to each of the Company Properties in amounts at least equal to the original cost thereof, subject only to Permitted Liens, and, to the Company's knowledge, such policies are valid and in full force and effect and no claim has been made under any such policy. The Company has delivered or made available to Buyer true and complete copies of all such policies and of the most recent surveys of the Company Proper-ties, and true and complete copies of all material exceptions referenced in such policies and the most recent title reports for and surveys (to the extent not previously delivered or made available to Buyer) of each of the Company Properties available to the Company or any of its Subsidiaries will be provided or made available by the Company for inspection by Buyer or its representatives within five Business Days of Buyer's request therefor.

                   (b) Except as set forth in Schedule 3.11(b), and except for matters which would not, individually or in the ag-gregate, reasonably be expected to have a Material Adverse Ef-fect or to materially and adversely affect the use or occupancy (or, if applicable, development) of the Company Properties taken as a whole, the Company has no knowledge (i) that any currently required certificate, permit or license (including building permits and certificates of occupancy for tenant spaces) from any Government Authority having jurisdiction over any Company Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or op-eration of the existing buildings, structures or other improve-ments which constitute a part of any of the Company Properties or which are necessary to permit the lawful use and operation of utility service to any Company Property or of any existing driveways, roads or other means of egress and ingress to and from any of the Company Properties has not been obtained or is not in full force and effect, or of any pending threat of modi-fication or cancellation of any of same, or (ii) of any viola-tion by any Company Property of any federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, as a result of the use










         or occupancy of such Company Property or otherwise. Except as set forth in Schedule 3.11(b), the Company has no knowledge of uninsured physical damage to any Company Property in excess of $200,000 in the aggregate. To the Company's knowledge, except for repairs identified in the Capital Expenditure Budget and Schedule, each Company Property, (i) is in good operating con-dition and repair and is structurally sound and free of de-fects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements, and (ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted (or, in the case of the Development Property, for the development and operation thereon of the applicable Project), except, in each such case, to the extent that failure to meet such standards would not, individually or in the aggregate, reasonably be ex-pected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy of the Company Properties taken as a whole (or, in the case of the Development Property, the development and operation thereon of the applicable Project). The Company has delivered or made available to Buyer true and complete copies of all engineering reports, inspection reports, maintenance plans and other documents relating to the condition of any Company Property prepared for the Company or otherwise in the Company's or any Subsidiary's possession.

                   (c) The Company has no knowledge (i) that any con-demnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Company Properties,
         (ii) that any road widening or change of grade of any road ad-jacent to any Company Property is underway or has been pro-posed, (iii) of any proposed change in the assessed valuation of any Company Property other than customarily scheduled re-valuations, (iv) of any special assessment made or threatened against any Company Property, or (v) that any of the Company Properties is subject to any so-called "impact fee" or to any agreement with any Government Authority to pay for sewer exten-sion, oversizing utilities, lighting or like expenses or charg-es for work or services by such Government Authority, except, in the case of each of the foregoing, to the extent that same would not, individually or in the aggregate, reasonably be ex-pected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, de-velopment) of the Company Properties taken as a whole.

                   (d) To the Company's knowledge, each of the Company Properties is an independent unit which does not rely on any facilities located on any property not included in such Company Property to fulfill any municipal or governmental requirement










         or for the furnishing to such Company Property of any essential building systems or utilities, other than facilities the ben-efit of which inures to the Company Properties pursuant to one or more valid easements. Each of the Company Properties is served by public water and sanitary systems and all other util-ities, and, to the Company's knowledge, each of the Company Properties has lawful access to public roads, in all cases suf-ficient for the current use and occupancy of each Company Prop-erty (or, in the case of the Development Property, for the de-velopment and operation thereon of the applicable Project). To the Company's knowledge, all parcels of land included in each Company Property that purport to be contiguous are contiguous and are not separated by strips or gores. Except as set forth in Schedule 3.11(d), to the Company's knowledge, no portion of any Company Property lies in any flood plain area (as defined, as of the date hereof, by the U.S. Army Corps of Engineers (the "Army Corps of Engineers") or otherwise) or includes any wet-lands or vegetation or species protected by any applicable laws. Except as set forth on Schedule 3.11(d), none of the Company Properties lies in any 100-year flood plain area, as established by the Army Corps of Engineers. Schedule 3.11(d) accurately describes the Army Corps of Engineers' flood-plain designation for each flood plain area in which any Company Property listed in such Schedule 3.11(d) is located. The im-provements on each Company Property which lies in a flood plain area comply with applicable building codes and other relevant laws and regulations, and the Company or its Subsidiaries carry and presently maintain in full force and effect flood insurance in connection with such Company Properties as required by ap-plicable law and as accurately described in Schedule 3.11(d). To the Company's knowledge, no improvements constituting a part of any Company Property encroach on real property not consti-tuting a part of such Company Property. No representation set forth in this subsection (d) shall be deemed to be untrue un-less such untruths are, individually or in the aggregate, rea-sonably expected to have a Material Adverse Effect or to mate-rially and adversely affect the use or occupancy (or, if ap-plicable, development) of the Company Properties taken as a whole.

                   (e) Schedule 3.11(e) contains a complete and ac-curate list of each survey, study or report prepared by or for the Company or any Subsidiary in connection with any Company Property's compliance or non-compliance with the requirements of the Americans with Disabilities Act (the "ADA"), other than routine correspondence or memoranda. Except for matters ad-dressed in the Capital Expenditure Budget and Schedule, to the knowledge of the Company, no Company Property fails to comply with the requirements of the ADA except for such non-compliance










         as the Company believes will not, individually or in the ag-gregate, have a material adverse effect on the financial condi-tion, results of operations or business of the Company and its Subsidiaries (to the extent of the Company's interest therein) taken as a whole.

                   (f) The Company has provided to Buyer an accurate rent roll for each Company Property as of May 31, 1996 (the "Rent Roll"), which identifies and accurately describes each lease of space in each Company Property (collectively, the "Company Leases"). The Company has delivered to Buyer a sum-mary of each Company Lease (the "Lease Summaries") which ac-curately describes the material terms thereof. The Company has delivered or will make available to Buyer a true and complete copy of each Company Lease, including all amendments and modi-fications thereto. With respect to each Company Lease for pre-mises larger than 10,000 square feet of rentable space (col-lectively, the "Material Company Leases"), except as set forth in Schedule 3.11(f) and except for matters which are not, indi-vidually or in the aggregate, reasonably expected to have a Material Adverse Effect, (i) each of the Material Company Leases is valid and subsisting and in full force and effect as against the Company or the Subsidiary, as applicable, and, to the Company's knowledge, as against the tenant, and has not been amended, modified or supplemented, (ii) the tenant under each of the Material Company Leases is in actual possession of the premises leased thereunder, (iii) no tenant under any Mate-rial Company Lease is more than 30 days in arrears in the pay-ment of rent, (iv) none of the Company or any of its Subsidiar-ies has received any written notice from any tenant under any Material Company Lease of its intention to vacate, (v) none of the Company or any of its Subsidiaries has collected payment of rent under any Material Company Lease (other than security de-posits) accruing for a period which is more than one month in advance, (vi) no notice of default has been sent or received by the landlord under any Material Company Lease which remains uncured as of the date hereof, no default has occurred under any Material Company Lease and, to the Company's knowledge, no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default under any Material Company Lease, (vii) no tenant under any of the Mate-rial Company Leases has any purchase options or kick-out rights or is entitled to any concessions, allowances, abatements, set-offs, rebates or refunds, (viii) none of the Material Company Leases and none of the rents or other amounts payable thereun-der has been mortgaged, assigned, pledged or encumbered by any party thereto or otherwise, except in connection with financing secured by the applicable Company Property which is described in Schedule 3.9(c), (ix) (A) as of the date hereof, except as










         set forth in Schedule 3.11(f), no brokerage or leasing commis-sion or other compensation is due or payable to any person with respect to or on account of any of the Material Company Leases or any extensions or renewals thereof incurred after the date hereof, and (B) any brokerage or leasing commission or other compensation due or payable to any person with respect to or on account of any of the Material Company Leases or any extensions or renewals thereof have been incurred in the ordinary course of business of the Company consistent with past practice and market terms, (x) except as set forth in the Lease Summaries, no space of a material size in any Company Property is occupied by a tenant rent-free, (xi) no tenant under any of the Material Company Leases has asserted any claim which is likely to affect the collection of rent from such tenant, (xii) no tenant under any of the Material Company Leases has any right to remove ma-terial improvements or fixtures that have at any time been af-fixed to the premises leased thereunder, (xiii) each tenant under the Material Company Leases is required thereunder to maintain, at its cost and expenses, public liability and prop-erty damage insurance with liability limits which reasonably relate to the value of the contingent liabilities being insured thereby, and (xiv) the landlord under each Material Company Lease has fulfilled all of its obligations thereunder in re-spect of tenant improvements and capital expenditures. Other than the tenants identified in the Rent Roll and Lease Sum-maries and parties to easement agreements which constitute Per-mitted Liens, no third party has any right to occupy or use any portion of any Company Property. The Rent Roll or Lease Sum-maries include a budget for all material tenant improvement and similar material work required to be made by the lessor under each of the Material Company Leases. None of the matters dis-closed in Schedule 3.11(f) has or could have, individually or in the aggregate, a Material Adverse Effect.

                   (g) Schedule 3.11(g) sets forth a complete and ac-curate list of all material commitments, letters of intent or similar written understandings made or entered into by the Com-pany or any of its Subsidiaries as of the date hereof (x) to lease any space larger than 10,000 rentable square feet at any of the Company Properties, (y) to sell, mortgage, pledge or hy-pothecate any Company Property or Properties, which, individu-ally or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or fi-nancing of any Company Property, or (z) to purchase or to ac-quire an option, right of first refusal or similar right in respect of any real property, which, individually or in the aggregate, are material, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof. The Company has










         previously delivered or made available to Buyer a true and com-plete copy of each such commitment, letter of intent or other understanding. Schedule 3.11(g) also sets forth a complete and accurate list of all agreements to purchase real property to which the Company or any Subsidiary is a party.

                   (h) Except as set forth in Schedule 3.11(h), none of the Company or any of its Subsidiaries has granted any out-standing options or has entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, as-signment, sublease, lease or other transfer of all or any part of any Company Property, and no person has any right or option to acquire, or right of first refusal with respect to, the Company's or any of its Subsidiaries' interest in any Company Property or any part thereof. Except as set forth in Schedule 3.11(h) or 3.11(g), none of the Company or any of its Subsid-iaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.

                   (i) Schedule 3.11(i) contains a complete and ac-curate description of any non-compliance by any Company Prop-erty, to the Company's knowledge, with any law, ordinance, code, health and safety regulation or insurance requirement (except for the ADA, which is addressed in this respect in Sec-tion 3.11(e) above), other than such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule 3.11(i) also sets forth the Company's or any Subsidiary's capital expenditure budget and schedule for each Company Property, which describes the capital expenditures which the Company or any Subsidiary has budgeted for such Company Property for the period running through December 31, 1996 (the "Capital Expenditure Budget and Schedule"), and the Company's or any Subsidiary's preliminary capital expenditure budget and schedule for each Company Prop-erty, which describes the capital expenditures which the Com-pany or any Subsidiary has budgeted for such Company Property for the period commencing January 1, 1997 and running through December 31, 1998 (the "1997 and 1998 Preliminary Capital Ex-penditure Budgets and Schedules"). Each of the Capital Expen-diture Budget and the 1997 and 1998 Preliminary Capital Expen-diture Budgets and Schedules also describes other capital ex-penditures as are necessary, to the Company's knowledge, in order to bring such Company Property into compliance with ap-plicable laws, ordinances, codes, health and safety regulations and insurance requirements (including in respect of fire sprin-klers, compliance with the ADA (except to the extent that (x) a tenant under any Company Lease is contractually responsible and liable for such ADA compliance under its Company Lease or (y) with respect to shopping center properties, any work required










         to cause such compliance is not material and the related expen-ditures are, in the aggregate with all other such expenditures, less than $200,000) and asbestos containing material) or which the Company otherwise plans or expects to make in order to cure or remedy any construction, electrical, mechanical or other defects, to renovate, rehabilitate or modernize such Company Property, or otherwise, excluding, however, any tenant improve-ments required to be made under any Company Lease. To the Company's knowledge, the costs and time schedules for 1996 set forth in the Capital Expenditure Budget and Schedule are rea-sonable estimates and projections. To the Company's knowledge, the costs and time schedules for 1997 and 1998 set forth in the 1997 and 1998 Preliminary Capital Expenditure Budgets and Schedules are reasonable estimates and projections based upon information available to the Company at the time that the 1997 and 1998 Preliminary Capital Expenditure Budgets and Schedules were prepared, and, nothing has come to the attention of the Company since such time which would indicate that the 1997 and 1998 Preliminary Capital Expenditure Budgets and Schedules are inaccurate or misleading in any material respect. Except as set forth in Schedule 3.11(i), there are no outstanding or, to the Company's knowledge, threatened requirements by any insur-ance company which has issued an insurance policy covering any Company Property, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Company Property that would, in-dividually or in the aggregate, reasonably be expected to re-sult in a Material Adverse Effect.

                   (j) Schedule 3.11(j) contains a list of each Company Property which consists of or includes undeveloped land or which is in the process of being developed or rehabilitated (collectively, the "Development Properties") and a brief de-scription of the development or rehabilitation intended by the Company or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development or rehabilitation schedule therefor prepared by or for the Company or any Subsidiary (collectively, the "De-velopment Budget and Schedule"). Except as disclosed in Sched-ule 3.11(j), each Development Property is zoned for the lawful development thereon of the applicable Project, and the Company or its Subsidiaries have obtained all permits, licenses, con-sents and authorizations required for the lawful development or rehabilitation thereon of such Project, except only for such failure to meet the foregoing standards as would not, individu-ally or in the aggregate, be reasonably expected to have a Ma-terial Adverse Effect. Except as set forth in Schedule 3.11(j), to the Company's knowledge, there are no material im-pediments to or constraints on the development or rehabilita-tion of any Project in all material respects within the time










         frame and for the cost set forth in the Development Budget and Schedule applicable thereto. In the case of each Project the development of which has commenced, to the Company's knowledge, the costs and expenses incurred in connection with such Project and the progress thereof are, except as set forth in Schedule 3.11(j), consistent and in compliance in all material respects with all aspects of the Development Budget and Schedule ap-plicable thereto. The Company has delivered to Buyer all fea-sibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for the Company, or otherwise in the possession of the Company, which relate to the Development Properties or the Projects.

                   (k) The Company has disclosed to Buyer all adverse matters known to the Company with respect to or in connection with the Company Properties (including the Company Leases and the Tenancy Leases), which would, individually or in the ag-gregate, reasonably be expected to have a Material Adverse Ef-fect.

                   (l) The ground leases underlying the leased Company Properties referenced in Schedule 3.11(a) (collectively, the "Tenancy Leases") are accurately described in Schedule 3.11(l). Each of the Tenancy Leases is valid, binding and in full force and effect as against the Subsidiary and, to the Company's knowledge, as against the other party thereto. Except as indi-cated in Schedule 3.11(l), none of the Tenancy Leases is sub-ject to any mortgage, pledge, Lien, sublease, assignment, li-cense or other agreement granting to any third party any inter-est therein, collateral or otherwise, or any right to the use or occupancy of any premises leased thereunder. True and com-plete copies of the Tenancy Leases (including all amendments, modifications and supplements thereto) have been delivered to Buyer prior to the date hereof. To the Company's knowledge, except as set forth in Schedule 3.11(l), there is no pending or threatened proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Ten-ancy Leases. Except as set forth in Schedule 3.11(l), as of the last day of the month preceding the date hereof and as of the last day of the month preceding the date of the Initial Closing, no payments under any Tenancy Lease are delinquent and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries, and, as of the date of each Subsequent Closing, there will be no material deteriora-tion with respect to such matters from the Company's perspec-
         tive.   There does not exist under any of the Tenancy Leases
         any default, and, to the Company's knowledge, no event has oc-curred which, with notice or lapse of time or both, would con-stitute such a default, except as would not, individually or in










         the aggregate, be reasonably expected to result in a Material Adverse Effect.

                   (m) The Company and each of its Subsidiaries have good and sufficient title to all the personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its Subsidiaries as of March 31, 1996, except as since sold or otherwise disposed of in the or-dinary course of business), free and clear of all Liens, except for Permitted Liens which are not, individually or in the ag-gregate, reasonably expected to have a Material Adverse Effect.

                   Section 3.12 Environmental Matters. (a) To the Company's knowledge, each of the Company and its Subsidiaries has obtained, and now maintains as currently valid and effec-tive, all permits, certificates of financial responsibility and other governmental authorizations required under the Environ-mental Laws (the "Environmental Permits") in connection with the operation of its businesses and properties, all of which are listed in Schedule 3.12(a). To the Company's knowledge, except as disclosed in the Executive Summaries of the Company Environmental Reports, each of the Company and its Subsidiar-ies, and each Company Property is and has been in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws, except only to an extent which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any circumstances or conditions that may prevent or interfere with such compliance in the future.

                   (b) Each of the Company and its Subsidiaries has provided to Buyer all formal communications, oral or written (whether from a Government Authority, citizens' group, employee or other person), which the Company has received regarding (x) alleged or suspected noncompliance of any of the Company Prop-erties with any Environmental Laws or Environmental Permits or
         (y) alleged or suspected Liability of the Company or its Sub-sidiaries under any Environmental Law, which noncompliance or Liability would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                   (c) There are no liens or encumbrances on any of the Company Properties which arose pursuant to or in connection with any Environmental Law or Environmental Claim and, to the Company's knowledge, no government actions have been taken or threatened to be taken or are in process which are reasonably likely to subject any Company Property to such liens or other encumbrances.












                   (d) No Environmental Claim with respect to the op-erations or the businesses of the Company or its Subsidiaries, or with respect to the Company Properties, has been asserted or, to the Company's knowledge, threatened, and, to the Com-pany's knowledge, no circumstances, past or present actions, conditions, events or incidents which exist with respect to the Company or its Subsidiaries or the Company Properties that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) the Company or its Subsidiaries, or (ii) to the Company's knowledge, any person whose liability for any Environmental Claims the Company or its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                   (e) Except as disclosed in Schedule 3.12(e) (none of which matters would, individually or in the aggregate, reason-ably be expected to have a Material Adverse Effect), or set forth in the Executive Summaries of the Company Environmental Reports, (i) none of the Company or its Subsidiaries has been notified or anticipates being notified of potential responsi-bility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalents pursuant to the Comprehensive En-vironmental Response, Compensation and Liability Act ("CER-CLA"), 42 U.S.C. Section 9601 et seq., or analogous state or foreign laws, (ii) to the Company's knowledge, no Materials of Environmental Concern are present on, in or under any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (iii) to the Company's knowledge, none of the Company or its Subsidiaries has Released or arranged for the Release of any Materials of Environmental Concern at any location to an extent or in a manner which would reasonably be expected to result in a Material Adverse Effect, (iv) to the Company's knowledge, no underground storage tanks, surface impoundments, disposal ar-eas, pits, ponds, lagoons, open trenches or disused industrial equipment is present at any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (v) to the Company's knowledge, no transformers, capacitors or other equipment containing fluid with more than 50 parts per million poly-chlorinated biphenyls are present at any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, except for any such trans-formers, capacitors or other equipment owned by any utility company, and (vi) to the Company's knowledge, no asbestos or asbestos-containing material is present at any Company Property










         other than floor tiles that do not contain any friable asbestos and no Employee, agent, contractor or subcontractor of the Com-pany or its Subsidiaries or any other person is now or has in the past been exposed to friable asbestos or asbestos-containing material at any Company Property, except, in the case of each of the matters set forth in this subpart (vi), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   (f) Schedule 3.12(f) contains a list of each envi-ronmental report prepared for the Company or its Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any Company Property (collec-tively, the "Company Environmental Reports"). The Company has previously delivered or made available to Buyer true and com-plete copies of (i) the executive summary or conclusion in-cluded in each Company Environmental Report (collectively, the "Executive Summaries of the Company Environmental Reports") and
         (ii) each Company Environmental Report which constitutes a "Phase II" (or higher) environmental report or which is other-wise more detailed or in-depth than a typical "Phase I" envi-ronmental report. The Executive Summaries of the Company Envi-ronmental Reports disclose all materially adverse matters known to the Company in respect of the environmental condition (in-cluding violations of Environmental Laws, Environmental Claims and the presence or Release of any Materials of Environmental Concern) of the Company Properties (it being understood, how-ever, that reference in the Executive Summaries of the Company Environmental Reports to other environmental reports, investi-gations, assessments or other documents shall not constitute disclosure of the contents thereof except to the extent such contents are fully discussed in the Executive Summaries of the Company Environmental Reports). To the Company's knowledge, none of the matters disclosed by the Executive Summaries of the Company Environmental Reports would, individually or in the aggregate, be reasonably likely to have a Material Adverse Ef-fect. The Company has no knowledge of any facts or circum-stances relating to the environmental condition of any property owned, leased or otherwise held by the Company that is not a Company Property that are reasonably likely to result in a Ma-terial Adverse Effect.

                   (g) For purposes hereof, the terms listed below shall have the following meanings:

                        (i) "Claim" shall mean all actions, causes of action, suits, debts, dues, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, trespasses, damages, judgments, executions,










                   claims, liabilities and demands whatsoever, in law or equity.

                       (ii) "Environmental Claim" shall mean any Claim investigation or notice (written or oral) by any per-son alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources dam-ages, property damages, personal injuries or fatali-ties, or penalties) arising out of, based on or re-sulting from (A) the presence, generation, transpor-tation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threat-ened Release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environ-mental Law.

                      (iii) "Environmental Laws" shall mean federal, state, local, provincial, municipal and foreign laws, ordinances, principles of common law, rules, by-laws, orders, governmental policies, statutes, regulations, agreements, treaties, customary law, and interna-tional principles relating to the pollution or pro-tection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment, in-cluding, but not limited to, any laws or regulations relating to (A) generation, treatment, storage, dis-posal or transportation of Materials of Environmental Concern, emissions or discharges or protection of the environment from the same, (B) exposure of persons to, or Release or threat of Release of, Materials of Environmental Concern, and (C) noise.

                       (iv) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances (as de-fined in Section 101(14) of CERCLA, 42 U.S.C.
                   Section 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

                        (v) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, dis-posal, discharge, dispersal, leaching or migration












                   Section 3.13  Employees and Employee Benefit Plans.
         (a) Schedule 3.13(a) sets forth a complete and accurate list of all employment agreements with employees of the Company or any of its Subsidiaries. Except for the employees who are par-ties to such employment agreements, all of the employees of the Company and each of its Subsidiaries are employed on an at-will basis (except for restrictions or limitations on the at-will basis of such employees imposed by general principles of law or equity).

                   (b) The Company Reports or Schedule 3.13(b) sets forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which affect Em-ployees of the Company or any of its Subsidiaries (the "Company Plans"). With respect to each Company Plan, the Company has delivered or made available to Buyer true and complete copies of: (i) the plans and related trust documents and amendments thereto, (ii) the most recent summary plan descriptions, if any, and the most recent annual report, if any, and (iii) the most recent actuarial valuation (to the extent applicable).

                   (c) With respect to each Company Plan, (i) the Com-pany and each of its Subsidiaries is in compliance in all mate-rial respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) the Company and each of its Subsidiaries has contributed to each Pension Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, and (iii) none of the Company or any of its Subsidiaries has any funding commitment or other liabilities except as reserved for in the financial statements in or incorporated by reference into the Company Reports, and, in the case of clause (i) through (iii), except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Ad-verse Effect.

                   (d) None of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase ben-efits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation con-sistent with past practices), and to the Company's knowledge, no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

                   (e) There are no pending or, to the Company's knowl-edge, anticipated claims against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to










         their duties to the Plans and no suit, action or other litiga-tion (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans.

                   (f) Neither the Company or any entity under "common control" with the Company within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

                   (g) Except as set forth on Schedule 3.13(g), the Company and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare ben-efits to any Employee or former Employee upon his retirement or termination of employment and, to the Company's knowledge, the Company and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any Employee or former Employee that such benefits would be provided.

                   (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Sec-tion 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to Employees, including (i) any such plan that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Sec-tion 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bo-nus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tu-ition refund, service award, company car, scholarship, reloca-tion, patent award, fringe benefit, individual employment, con-sultancy or severance contracts and other polices or practices of a party hereto providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of a party hereto or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities un-der (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation cover-age requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Plans.












                   (i) To the Company's knowledge, with respect to each plan that is subject to Title IV or Section 302 of ERISA or
         Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived,
         (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under plan (whether or not vested), on a termination basis,
         (iii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occur-rence of any such reportable event, and (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full.

                   (j) There does not now exist, nor do any circum-stances exist that could result in, any Controlled Group Li-ability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                   (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting (except as set forth in Schedule 3.9(g)) or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

                   Section 3.14  Labor Matters.  Except as set forth in
         Schedule 3.14, none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agree-ment, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters set forth in Schedule 3.14 (none of which matters would, individu-ally or in the aggregate, reasonably be expected to have a Ma-terial Adverse Effect), there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Sub-sidiaries. To the knowledge of the Company, there are no orga-nizational efforts with respect to the formation of a collec-tive bargaining unit presently being made or threatened in-volving employees of the Company or any of its Subsidiaries.

                   Section 3.15 Affiliate Transactions. Schedule 3.15 sets forth a complete and accurate list of all transactions, series of related transactions or currently proposed transac-tions or series of related transactions entered into by the Company or any of its Subsidiaries since January 1, 1996 which










         are of the type required to be disclosed by the Company pursu-ant to Item 404 of Regulation S-K of the Securities Laws. A true and complete copy of all agreements or contracts relating to any such transaction has been delivered or made available to Buyer prior to the date hereof.

                   Section 3.16 Insurance. The Company maintains in-surance policies, including liability policies, covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each of its Subsid-iaries (collectively, the "Insurance Policies"), which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the Company. There is no mate-rial claim by the Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which cover-age has been questioned, denied or disputed by the underwriters of such policies.

                   Section 3.17 Proxy Statement. The Proxy Statement and all of the information included or incorporated by refer-ence therein (other than any information supplied or to be sup-plied by Buyer for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement is first mailed to the shareholders of the Company and as of the time of the meeting of the shareholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

                   Section 3.18 Florida Takeover Law. The terms of Sections 607.0901 and 607.0902 of the Florida 1989 Business Corporation Act will not apply to Buyer, any Stock Purchase or any other transaction contemplated hereby.

                   Section 3.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class and entitled to vote hereon and duly present in person or by proxy at a meeting duly called to vote hereon (and with each share of Company Common Stock entitled to one vote per share and each share of Company Preferred Stock being en-titled to 50 votes per share) is the only vote of the holders of any class or series of Company Stock necessary to approve this Agreement, the Registration Rights Agreement, the Stock-holders Agreement and the transactions contemplated hereby and










         thereby, except that adoption of the Amended Company Charter requires only that the vote of the outstanding shares of the combined class of Company Common Stock and Company Preferred Stock entitled to vote thereon (and with each share of Company Common Stock entitled to one vote per share and each share of Company Preferred Stock being entitled to 50 votes per share) which vote for such adoption is greater than the number of such outstanding shares who vote against such adoption.

                   Section 3.20 Brokers or Finders. No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commis-sion or similar fee from the Company in connection with this Agreement or any of the transactions contemplated hereby for which Buyer or any of its Affiliates will be responsible.

                   Section 3.21 Stockholders Agreement. If the Stock-holders Agreement were in effect as of the date hereof, the Company would be in compliance with each of the covenants set forth in Section 6.1 thereof (subject to the consummation of the reorganization described in Schedule 6.5(a)).

                   Section 3.22 Knowledge Defined. As used herein, the phrase "to the Company's knowledge" (or words of similar im-port) means the actual knowledge of any of Martin E. Stein, Jr., Bruce M. Johnson, Richard E. Cook, Robert C. Gillander, Jr., James D. Thompson, J. Christian Leavitt or Robert L. Miller, Jr. and includes any facts, matters or circumstances set forth in any written notice from any Government Authority or any other material written notice received by the Company or any of its Subsidiaries, and also including any matter of which Buyer informs the Company in writing.


                                    ARTICLE 4

         Representations and Warranties of Buyer and the Advancing Party

                   Buyer and the Advancing Party hereby jointly and sev-erally represent and warrant to the Company as follows:

                   Section 4.1 Organization. (a) Buyer is a corpora-tion duly incorporated, validly existing and in good standing under the laws of Luxembourg. Buyer has all requisite corpor-ate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.












                   (b) The Advancing Party is a corporation duly in-corporated, validly existing and in good standing under the laws of Luxembourg. The Advancing Party has all requisite cor-porate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.

                   Section 4.2 Due Authorization. The execution, de-livery and performance of this Agreement, the Registration Rights Agreement, and the Stockholders Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer and the Advancing Party. This Agreement has been duly executed and delivered by each of Buyer and the Advancing Party for itself and constitutes the valid and legally binding obligations of Buyer and the Advancing Party, enforceable against Buyer or the Advancing Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to credi-tors' rights or general principles of equity.

                   Section 4.3 Conflicting Agreements and Other Mat-ters. Neither the execution and delivery of this Agreement nor the performance by Buyer or the Advancing Party, as the case may be, of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, consti-tute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or charge of any kind upon any of the properties or assets of Buyer or the Advancing Party, as the case may be, pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer or the Advancing Party, as the case may be, or any agreement, instrument, order, judgment, decree, sta-tute, law, rule or regulation by which Buyer or the Advancing Party, as the case may be, is bound, except for filings after any Closing under Section 13(d) or Section 16 of the Exchange Act.

                   Section 4.4 Acquisition for Investment; Sophistica-tion; Source of Funds. (a) Buyer is acquiring the Company Common Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Buyer has no present intention or plan to effect any distribution of shares of Company Common Stock, provided that the disposition of Com-pany Common Stock owned by Buyer shall at all times be and re-main within its control, subject to the provisions of this Agreement and the Registration Rights Agreement. Buyer is able










         to bear the economic risk of the acquisition of Company Common Stock pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in fi-nancial and business matters that it is capable of evaluating the merits and risks of the proposed investment, and therefore has the capacity to protect its own interests in connection with the acquisition of Company Common Stock pursuant hereto.

                   (b) At the Initial Closing and at each subsequent Closing, the Advancing Party shall have available and shall advance to Buyer all of the funds necessary to satisfy Buyer's obligations hereunder and to pay any related fees and expenses in connection with the foregoing. The Advancing Party has, and at each Closing will have either cash, written, enforceable subscriptions from its investors or line of credit commitments sufficient, in any such case, to advance the necessary funds to Buyer as will enable Buyer to purchase the requisite Purchased Shares at each Closing, in accordance with this Agreement. The Advancing Party has provided to the Company a true and correct copy of the form of the subscription agreement executed by the Advancing Party's investors.

                   (c) The Advancing Party has previously delivered to the Company (i) an audited balance sheet for the Advancing Party as of December 31, 1995, and (ii) an unaudited balance sheet for the Advancing Party as of April 30, 1996, each bal-ance sheet which was certified by an officer of the Advancing Party and which fairly presented the financial position of the Advancing Party as of its date in accordance with GAAP. Each such balance sheet discloses either on its face or by footnote, all material liabilities of the Advancing Party required to be disclosed under GAAP.

                   Section 4.5 Proxy Statement. None of the informa-tion supplied or to be supplied by Buyer for inclusion or in-corporation by reference in the Proxy Statement will, as of the date the Proxy Statement is first mailed to the shareholders of the Company and as of the time of the meeting of the sharehold-ers of the Company in connection with the transactions contem-plated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated there-in or necessary in order to make the statements therein, in light of the circumstances under which they are made, not mis-leading.

                   Section 4.6 Brokers or Finders. No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of Buyer or the Advancing Party, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer or the Advancing










         Party in connection with this Agreement or any of the transac-tions contemplated hereby for which the Company or any of its Affiliates will be responsible.

                   Section 4.7 REIT Qualification Matters. To Buyer's knowledge, no person which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Sec-tion 544 of the Code, as modified by Section 856(h) of the
         Code) in excess of 9.8% of the value of the outstanding equity interest in Buyer or the Advancing Party.

                   Section 4.8 Investment Company Matters. Neither the Advancing Party nor Buyer is, and after giving effect to the purchase of Company Common Stock contemplated hereby neither will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the In-vestment Company Act of 1940, as amended.

                   Section 4.9 Ownership of Tenants. Buyer does not own, directly or indirectly, an interest in a Tenant listed on
         Schedule 4.9, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such Tenant, (ii) 10% of the total number of shares in all classes of stock of such Tenant, or (iii) if such Tenant is not a corporation, 10% of the assets or net profits of such Tenant. For purposes of this Section, the rules prescribed by Section 318(a) of the Code, for determining the ownership of stock, as modified by Section 856(d)(5) of the Code, shall apply in de-termining direct and indirect ownership of stock, assets, or net profits. Capitalized terms used but not defined in this
         Section 4.9 shall have the meaning assigned to them in the Com-pany Charter. The Company shall advise Buyer within a reason-able period of time before the Closing of any material changes to Schedule 4.9.


                                    ARTICLE 5

                          Covenants Relating to Closings

                   Section 5.1 Taking of Necessary Action. (a) Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consum-mate and make effective the transactions contemplated by this Agreement, the Registration Rights Agreement and the Stockhold-ers Agreement, subject to the terms and conditions hereof and










         thereof, including all actions and things necessary to cause all conditions precedent set forth in Article 7 to be satis-fied.

                   (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a pre-liminary proxy statement (the "Proxy Statement") by which the Company's shareholders will be asked to approve the Amended Company Charter and the issuance of shares of Company Common Stock contemplated hereby. The Proxy Statement as initially filed with the SEC, as it may be amended and refiled with the SEC and as it may be mailed to the Company's shareholders, shall be in form and substance reasonably satisfactory to Buy-er. The Company shall use its reasonable efforts to respond to any comments of the SEC, and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practi-cable time. As promptly as practicable after the date hereof, the Company shall prepare and file any other filings required of the Company or its Subsidiaries under the Exchange Act, the Securities Act or any other federal, state or local laws relat-ing to this Agreement and the transactions contemplated hereby, including under the HSR Act and state takeover laws (the "Other Filings"), and Buyer shall prepare and file any filings re-quired of Buyer by the HSR Act. The Company and Buyer will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply each other with copies of all cor-respondence between each of them or any of their respective representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy State-ment and any Other Filing shall comply in all material respects with all applicable requirements of law. Buyer shall provide the Company all information about Buyer required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with the Company in taking the actions described in this paragraph. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or sup-plement. Subject to the provisions of Section 5.6, the Proxy Statement shall include the recommendation of the Board of Di-rectors of the Company that the shareholders of the Company vote in favor of and approve the Amended Company Charter and










         the issuance of Company Common Stock pursuant to this Agree-ment.

                   (c) The Company shall call a meeting of its share-holders to be held as promptly as practicable for the purpose of voting upon the transactions (including the issuance of Com-pany Common Stock and the amendments to the Company Charter) contemplated hereby; provided that should a quorum not be ob-tained at such meeting of the shareholders, or if fewer shares of Company Common Stock than the number required therefor are voted in favor of approval and adoption of the transactions (including the issuance of Company Common Stock and the amend-ments to the Company Charter) contemplated hereby, the meeting of the shareholders shall be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes. In no event shall the record date for deter-mining shareholders entitled to notice of and to vote at such shareholders' meeting to be held in accordance with the terms hereof be earlier than the date following the date of the Ini-tial Closing.

                   (d) The Company shall use its commercially reason-able best efforts to obtain the consents set forth in each of Schedules 3.4(d)-A, 3.4(d)-B and 3.4(d)-C.

                   (e) From and after the date hereof, (i) no grant or award of options or other similar equity-related or incentive compensation shall be made pursuant to or by amendment to the agreements listed on Schedule 3.9(g), and (ii) any employment, stock option or other agreement entered into and which contains a change-of-control or similar provision shall contain only a change-of-control provision in the form included in the form of employment agreement attached hereto as Exhibit D.

                   Section 5.2 Registration Rights Agreement. At the Initial Closing, the Company, Buyer and the Advancing Party shall enter into the Registration Rights Agreement.

                   Section 5.3 Stockholders Agreement. At the Initial Closing, the Company, the Advancing Party and Buyer shall enter into the Stockholders Agreement.

                   Section 5.4  Public Announcements; Confidentiality.
         (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidenti-ality provisions contained in Section 5.4(b), the Company and Buyer (or Buyer's U.S. representatives) will cooperate with each other in the development and distribution of all news re-leases and other public information disclosures with respect to










         this Agreement, the Registration Rights Agreement the Stock-holders Agreement and any of the transactions contemplated hereby or thereby.

                   (b) Buyer agrees that all information provided to Buyer or any of its representatives pursuant to this Agreement shall be kept confidential, and Buyer shall not (x) disclose such information to any persons other than the directors, of-ficers, employees, financial advisors, legal advisors, ac-countants, consultants and affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of Buyer shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unautho-rized disclosure by Buyer or by persons to whom Buyer has made such information available, (2) is or becomes available to Buyer on a non-confidential basis from a third party that is not, to Buyer's knowledge, bound by any other confidentiality agreement with the Company, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

                   Section 5.5 Conduct of the Business. Except for transactions contemplated hereby, during the period from the date hereof (and with respect to transactions or conduct relat-ing to the number of shares of Company Stock outstanding, from May 31, 1996) to the sooner to occur of (A) the date on which the Remaining Equity Commitment shall be zero, and (B) if ap-proval for the issuance of the Company Common Stock required to effect a Subsequent Purchase shall, in accordance with the terms hereof, have been sought from the shareholders of the Company but the requisite approval of the Company's sharehold-ers shall not have been obtained, the date of the shareholder meeting at which such shareholder approval shall not have been obtained, the Company, except as otherwise consented to or ap-proved by Buyer in writing or as permitted or required hereby
         (x) has conducted or will conduct the business of the Company and its Subsidiaries and has engaged or will engage in transac-tions only in the ordinary course, and (y) will not:

                        (i) change any provision of the Amended Com-pany Charter or the By-laws of the Company in a manner that would be adverse to Buyer;

                       (ii)  except for (A) issuances of shares of
              Company Common Stock in consideration for the acquisi-tion of assets by the Company in bona fide arm's length transactions and subject to the limitations set forth in










              the Company Charter (and which issuances in any event shall not exceed 10% of the shares of Company Common Stock outstanding, on a pro forma basis, assuming the consummation of each of the Subsequent Closings contem-plated by this Agreement), (B) grants of options or the issuance of shares of Company Common Stock pursuant to the agreements listed and up to the amounts set forth in
              Schedule 3.3(a), change the number of shares of the au-thorized or issued capital stock of the Company or issue or grant any option, warrant, call, commitment, sub-scription, right to purchase or agreement of any charac-ter relating to the authorized or issued capital stock of the Company, or any securities convertible into shares of such stock (including Company Preferred Stock or Class B Common Stock), or split, combine or reclas-sify any shares of the capital stock of the Company or declare, set aside or pay any extraordinary dividend (except as may be required to comply with the require-ments of Section 6.3), other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any shares of such capital stock (provided, however, that in connection with any transac-tion described in clauses (A) and (B), Buyer shall be entitled, to the extent so provided in Section 4.2 of the Stockholders Agreement, to a participation right on the terms set forth in Section 4.2 of the Stockholders Agreement as if all of the Purchased Shares were issued and owned by Buyer at the time of such transaction, with any additional shares of capital stock (as such term is used in Section 4.2 of the Stockholders Agreement) which Buyer shall have the right to purchase by virtue of such participation right to be issued and purchased only at the time of the Subsequent Closing, and subject to the satisfaction or waiver of the conditions applicable to the purchase of Purchased Shares thereat);

                      (iii) take any action or permit any of its Sub-sidiaries to take any action which would violate any of the Corporate Action Covenants under (and as defined in) the Stockholders Agreement if the Stockholders Agreement were then in effect;

                       (iv) purchase or enter into a binding agree-ment to purchase any real property without Investor's prior written consent, including the purchase of any of the properties which are the subject of the purchase agreements, letters of intent or other arrangements de-scribed in Schedule 3.11(g) or the other Schedules hereto; or












                        (v)  enter into any employment agreement, or
              permit any of its Subsidiaries to enter into any em-ployment agreement with any officer or other employee except for entry into the Employment Agreements pursuant to Section 3.7 of this Agreement.

                   Section 5.6 No Solicitation of Transactions. Unless and until this Agreement is terminated in accordance with its terms, none of the Company or its Subsidiaries shall, directly or indirectly, through any officer, director, agent or other-wise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the offic-ers, directors or employees of such party or any of its sub-sidiaries or any investment banker, financial advisor, attor-ney, accountant or other representative retained by such party or any of such party's subsidiaries to take any such action, and the Company shall notify Buyer orally (within one Business
         Day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, ac-countant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to Buyer a copy of such inquiry or pro-posal; provided, however, that nothing contained in this Sec-tion shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or prohibit the Board from taking such other actions as may be required to comply with the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors of the Company based on the written advice of outside counsel.

                   Section 5.7 Information and Access. From the date hereof until the date on which the Remaining Equity Commitment shall be zero, (i) the Company and its Subsidiaries shall af-ford to Buyer and Buyer's accountants, counsel and other rep-resentatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Buyer (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements










         of the Securities Laws, and (2) all other information concern-ing their businesses, personnel and the Company Properties as Buyer may reasonably request, and (ii) without limiting the generality of the foregoing, Buyer shall have the right to con-duct or cause to be conducted an environmental, physical, structural, electrical, mechanical and other inspection and review of any Company Properties or request that the Company update, at Buyer's expense, any existing reports, reviews or inspections thereof, in which case the Company shall promptly so update its reports, reviews and inspections and cause them to be certified to Buyer by the firm or person who prepared such report or conducted such review or inspection. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not un-duly interfere with the operation of the businesses of the Com-pany or its Subsidiaries.

                   Section 5.8 Notification of Certain Matters. Each of Buyer and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any mat-ter that would render any of such party's or the other party's representations and warranties contained herein untrue or in-correct in any material respect, but the failure of either par-ty to so notify the other party shall not be deemed a breach of this Agreement.

                   Section 5.9 Issuance Pursuant to Shelf Registration. The Company shall cause the Purchased Shares to be issued pur-suant to and registered under the Company's shelf registration statement which is in effect as of the date hereof (or another shelf registration statement in effect as of the date of the relevant Closing) and, in connection with each such issuance and registration, will prepare and cause to be filed a prospec-tus supplement to such shelf registration statement.


                                    ARTICLE 6

                           Certain Additional Covenants

                   Section 6.1 Resale. Buyer acknowledges and agrees that even though the Company Common Stock that Buyer will ac-quire in any Stock Purchase will be, as of the relevant Closing thereof, registered under the Securities Act, it may, to the extent Buyer is an affiliate of the Company for purposes of the Securities Act, only be sold or otherwise disposed of in one or more transactions registered under the Securities Act and, where applicable, relevant state securities laws or as to which an exemption from the registration requirements of the Securi-ties Act and, where applicable, such state securities laws is










         available, and Buyer agrees that the certificates representing such Common Stock may bear a legend as to its possible affili-ate status to that effect.

                   Section 6.2 Use of Funds. The Company shall use the funds received from Stock Purchases for the repayment of debt of the Company and/or the acquisition or development of assets by the Company.

                   Section 6.3 REIT Status. From and after the date hereof and so long as Buyer owns 10% or more of the outstanding Company Common Stock, the Company will elect to be taxed as a REIT in its federal income tax returns, will comply with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

                   Section 6.4 Guarantee. The Advancing Party hereby unconditionally and irrevocably guarantees and agrees to be responsible for the payment and performance of all of Buyer's obligations hereunder.

                   Section 6.5 Property Management Activities and Reor-ganizational Matters. (a) The Company will cause at or prior to the Second Closing, (i) the transfer of employees as set forth in Schedule 6.5(a), and (ii) the restructuring and con-solidation of certain Subsidiaries, the terms and conditions of which are set forth in Schedule 6.5(a), and in form and sub-stance reasonably satisfactory to the Company and Buyer.

                   (b)  The Company shall request all consents listed in
         Schedule 3.4(d)-B which are required in connection with the matters contemplated in this Section 6.5(b) within one Business Day after the date hereof, and shall use its best efforts to obtain such consents prior to the Initial Closing.

                   (c) The Company will use all reasonable efforts to phase out and terminate the administrative services arrangement described in Paragraph D of Schedule 3.9(f) within one year of the date hereof or as soon as possible thereafter, and, prior to such termination, will not expand or increase, or permit to be expanded or increased, the scope, type or quantity of ser-vices provided or the amount of office space leased pursuant thereto or otherwise with the parties thereto.













                                    ARTICLE 7

                              Conditions to Closings

                   Section 7.1 Conditions of Purchase at Initial Clos-ing. The obligation of Buyer to purchase and pay for the Pur-chased Shares at the Initial Closing is subject to satisfaction or waiver of each of the following conditions precedent:

                   (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of such Initial Closing, with the same effect as though such representations and warranties had been made on and as of the date of such Initial Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Initial Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be ex-pected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Ad-verse Effect for purposes of this Section 7.1(a) such materi-ality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Ma-terial Adverse Effect set forth immediately prior to this pro-
         viso). The covenants and agreements of the Company to be per-formed on or before the date of the Initial Closing in accor-dance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant shares of Company Common Stock at the Ini-tial Closing, and for the covenants set forth in Sections 5.1(e), 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be ex-pected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satis-fied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). The Company shall have delivered to Buyer at the Initial Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the date of the Initial Closing to such effect.












                   For purposes of the foregoing condition, any Breach-ing Matters waived by Buyer or cured by the Company in accor-dance with the provisions of Section 2.8(b) shall not be taken into account.

                   In making any determination as to Material Adverse Effect under this Section 7.1(a) or under Section 7.2(a) or 7.3(a), the matters set forth in each such Section shall be aggregated and considered together.

                   (b) No Material Adverse Change. Since March 31, 1996 there shall not have been any change, circumstance or event which has had or would reasonably be expected to have a Material Adverse Effect.

                   (c) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challeng-ing or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby.

                   (d) Consents. The Company shall have obtained the consents set forth in Schedule 3.4(d)-A.

                   (e) Ownership Limit Waiver. Buyer's ownership of up to the Initial Number of Shares plus the 119,000 shares of Com-pany Common Stock owned by Buyer or its Affiliates as of the date hereof shall have been irrevocably exempted from the own-ership limit provisions of Article 5 of the Company Charter and the Board of Directors of the Company shall have taken such other action provided for under Article 5 of the Company Char-ter as Buyer shall have requested to irrevocably waive the ap-plication of said Article 5 to Buyer's acquisition and holding of up to the Initial Number of Shares and to establish an "Own-ership Limit" as defined in said Article 5 in respect of Buyer which permits Buyer's ownership of the Initial Number of Shares plus the 119,000 shares of Company Common Stock owned by Buyer or its Affiliates as of the date hereof. For purposes of this paragraph (e), references to Buyer, shall also be deemed to be references to any Person who would be an Investor within the meaning of the Stockholders Agreement.

                   (f) Related Tenant Limit Waiver. The Board of Di-rectors of the Company shall have granted a waiver of the Re-lated Tenant Limit (as such term in defined in the Company










         Charter) to Buyer (or other exemption with the same effect) in form and substance reasonably satisfactory to Buyer.

                   Section 7.2 Conditions to Purchase at Subsequent Closings. The obligations of Buyer to purchase and pay for the Purchased Shares at any Subsequent Closing are subject to sat-isfaction or waiver of each of the following conditions pre-cedent:

                   (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of the Subsequent Closing, with the same effect as though such representations and warranties had been made on and as of the date of the Subsequent Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Subsequent Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, how-ever, that if any of the representations and warranties is al-ready qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.2(a) such materi-ality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the date of the Subsequent Closing in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obliga-tion to deliver the relevant shares of Company Common Stock at the Subsequent Closing, and, with respect to the Second Clos-ing, for the covenants set forth in Section 6.5(a), as to which the proviso set forth in this other-than clause shall not ap-
         ply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agree-ment is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). The Company shall have delivered to Buyer at the Subsequent Closing a certificate of










         an appropriate officer in form and substance reasonably satis-factory to Buyer dated the date of the Subsequent Closing to such effect.

                   (b) Shareholder Approval. The issuance of Company Common Stock pursuant to this Agreement shall have been ap-proved by the requisite vote of the Company's shareholders.

                   (c) Amended Company Charter; Modification of Owner-ship Limit. With respect to the Second Closing, the amendment to the Company Charter in the form attached as Exhibit E (the "Amended Company Charter") shall have been approved by the req-uisite vote of holders of Company Common Stock, all as required by and in accordance with the Company Charter, and duly filed with the Secretary of State of Florida and shall be in full force and effect, and a resolution related to the Amended Com-pany Charter, which shall have been approved by Buyer, shall have been adopted by the Board of Directors of the Company.

                   (d) Consents. The Company shall have obtained the consents set forth in Schedule 3.4(d)-B with respect to the Second Closing and in Schedule 3.4(d)-C with respect to each other Subsequent Closing.

                   (e) Certain Conditions Still True. The conditions precedent set forth in Sections 7.1(b), (c), (d) and (f) shall continue to be satisfied or waived in all respects on and as of the date of the Subsequent Closing.

                   Section 7.3 Conditions of Purchase at All Closings. The obligations of Buyer to purchase and pay for the Purchased Shares at each Closing (including the Initial Closing and any Subsequent Closing, except where otherwise indicated) are sub-ject to satisfaction or waiver of each of the following condi-tions precedent:

                   (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in Sec-tions 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.2, the second and third sentences of 3.3(a), 3.4, 3.5, 3.8(b), 3.8(e), 3.18, 3.19, and
         3.20 shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all re-spects on and as of the relevant Closing Date with the same ef-fect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse










         Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materi-ality or as to Material Adverse Effect for purposes of this
         Section 7.3(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agree-ments of the Company to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Com-pany's obligation to deliver the relevant shares of Company Common Stock at the relevant Closing, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (pro-vided, however, that if any such covenant or agreement is al-ready qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condi-tion has been satisfied, such materiality or Material Adverse Effect or qualification will be in all respects ignored and such covenant or agreement shall have been performed in all re-spects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth im-mediately prior to this proviso)). As to each Closing other than the Initial Closing, no condition to the obligations of Buyer to purchase and pay for the Purchased Shares at the Ini-tial Closing, and that was not duly waived by Buyer, shall have failed to be satisfied as of the Initial Closing. The Company shall have delivered to Buyer at the relevant Closing a cer-tificate of an appropriate officer in form and substance rea-sonably satisfactory to Buyer dated the relevant Closing Date to such effect.

                   For purposes of the foregoing condition, any Breach-ing Matters waived in accordance with the provisions of Section 2.8(b) shall not be taken into account.

                   (b) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Purchased Shares.

                   (c) Proceedings. All corporate and other proceed-ings to be taken by the Company in connection with the trans-actions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer










         and Buyer shall have received all such counterpart originals or certified or other copies of such documents as they may reason-ably request.

                   (d) REIT Status. The Company shall have elected to be taxed as a REIT in its most recent federal income tax re-turn, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. The Company shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

                   (e) Opinion of Counsel. Buyer shall have received an opinion from Foley & Lardner in form and substance reason-ably satisfactory to Buyer.

                   (f) Domestically-Controlled REIT. The Company is, and after giving effect to the relevant Closing will be, a "domestically-controlled" REIT within the meaning of Code Sec-tion 897(h)(4)(B).

                   Section 7.4 Conditions of Sale. The obligation of the Company to issue and sell any Purchased Shares at any Clos-ing (including the Initial Closing and each Subsequent Closing, except where otherwise indicated below) is subject to satisfac-tion or waiver of each of the following conditions precedent:

                   (a) Representations and Warranties; Covenants. The representations and warranties of Buyer and the Advancing Party contained herein shall have been true and correct in all re-spects on and as of the date hereof, and shall be true and cor-rect in all respects on and as of the relevant Closing Date with the same effect as though such representations and warran-ties had been made on and as of the relevant Closing Date (ex-cept for representations and warranties that speak as of a spe-cific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be ex-pected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby; provided, however, that if any of the representations and warranties is already qualified in any respect by materi-ality or as to Material Adverse Effect for purposes of this
         Section 7.4(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth










         immediately prior to this proviso). The covenants and agree-ments of Buyer to be performed on or before the relevant Clos-ing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for Buyer's obli-gation to pay the relevant Purchase Price at the relevant Clos-ing, and, as to the Initial Closing, except for Buyer's cov-enants set forth in Sections 5.2 and 5.3, as to which the pro-viso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the ag-gregate reasonably be expected to have a Material Adverse Ef-fect on the Company or Buyer's ability to consummate the trans-actions contemplated hereby (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualifi-cation (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). Buyer shall have delivered to the Company at the relevant Clos-ing a certificate of an appropriate officer in form and sub-stance reasonably satisfactory to the Company dated the rel-evant Closing Date to such effect.

                   (b) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challeng-ing or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby.

                   (c) Shareholder Approval. Except in the case of the Initial Closing, the issuance of the Company Common Stock pur-suant to this Agreement shall have been approved by the requi-site vote of the Company's shareholders.

                   (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the trans-actions contemplated hereby or to acquire the Purchased Shares.












                   (e) Consents. The Company shall have obtained the consents set forth in Schedule 3.4(d)-A in the case of the Ini-tial Closing, in Schedule 3.4(d)-B in the case of the Second Closing, and in Schedule 3.4(d)-C in the case of each other Subsequent Closing.

                   (f) Proceedings. All corporate and other proceed-ings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company shall have received all such counterpart origi-nals or certified or other copies of such documents as it may reasonably request.

                   (g) Opinion of Counsel. The Company shall have re-ceived an opinion from counsel to Buyer reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company.


                                    ARTICLE 8

                            Survival; Indemnification

                   Section 8.1 Survival. All representations, warran-ties and (except as provided by the last sentence of this Sec-tion 8.1) covenants and agreements of the parties contained herein, including indemnity or indemnification agreements con-tained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connec-tion herewith shall survive the Initial Closing and any Subse-quent Closing until the first anniversary of the latest of the Initial Closing and any Subsequent Closing. No Action or pro-ceeding may be brought with respect to any of the representa-tions and warranties, or any of the covenants or agreements which survive until such first anniversary, unless written no-tice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to such first anniversary; provided, how-ever, that, if Buyer shall have complied with this Section 8.1, the damages for breach by the Company of any of the representa-tions and warranties, or any of the covenants or agreements which survive until such first anniversary, shall be measured with respect to all of Buyer's purchases of Company Common Stock hereunder and not with respect only to Buyer's purchases hereunder made prior to such first anniversary, but such mea-surement shall not in any event include any shares of Company










         Stock that Buyer may have purchased other than from the Com-pany. Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Initial Closing shall survive in accordance with their terms.

                   Section 8.2  Indemnification by Buyer or the Company.
         (a) Subject to Section 8.1, from and after any Closing Date, Buyer shall indemnify and hold harmless the Company, its suc-cessors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses in-curred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any rep-resentation or warranty made by Buyer in or pursuant to this Agreement, or (ii) any failure by Buyer or the Advancing Party to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

                   (b) Subject to Section 8.1, from and after any Clos-ing Date, the Company shall indemnify and hold harmless Buyer, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly, by Buyer by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any represen-tation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

                   (c) Notwithstanding the foregoing, (i) neither Buyer nor the Company shall be responsible for any Loss and Expenses as provided by paragraphs (a) and (b), respectively, of this
         Section 8.2, until the cumulative aggregate amount of such Loss and Expenses suffered by Buyer or the Company, as the case may be, exceeds $250,000, in which case Buyer or the Company, as the case may be, shall then be liable for all such Loss and Ex-penses, and (ii) the cumulative aggregate indemnity obligation of each of Buyer and the Company under this Section 8.2 shall in no event exceed the actual aggregate amount paid by Buyer for the shares of Company Common Stock purchased by it from the Company pursuant to this Agreement. Except with respect to third-party claims being defended in good faith or claims for










         indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this Article 8.

                   Section 8.3 Third-Party Claims. If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect there-to under this Article, such Indemnified Party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail; provided, however, the foregoing notwithstanding, the failure of any Indemnified Party to give any notice required to be given hereunder shall not affect such Indemnified Party's right to indemnification here-under except to the extent the indemnifying party from whom such indemnity is sought shall have been prejudiced in its ability to defend the claim or action for which such indemni-fication is sought by reason of such failure. The indemnifying party shall have 20 days after receipt of such notice to under-take, through counsel of its own choosing and at its own ex-pense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; pro-vided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such In-demnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemni-fied Party shall not pay or settle any claim which the indemni-fying party is contesting. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agree-ment.


                                    ARTICLE 9

                                   Termination

                   Section 9.1  Termination.   This Agreement may be
         terminated at any time prior to the Initial Closing by:

                   (i)  the mutual consent of the Company and Buyer;












                   (ii) Buyer (if it is not in breach of any of its ma-terial obligations hereunder) in the event of a breach or fail-ure by the Company that is material in the context of the transactions contemplated hereby of any representation, war-ranty, covenant or agreement by the Company contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to the Company;

                   (iii) the Company (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by Buyer that is material in the context of the trans-actions contemplated hereby of any representation, warranty, covenant or agreement by Buyer contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to Buyer; or

                   (iv) either the Company or Buyer, if the Initial Closing shall not have occurred on or prior to October 31, 1996, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe any material covenant or agreement set forth herein required to be performed or observed by such party on or before the date of the Initial Closing.

                   (b)  This Agreement may be terminated at any time by:

                   (i) Buyer, in the event that the shareholders of the Company vote upon and fail to approve either (1) the issuance of Company Common Stock contemplated hereby, or (2) the Amended Company Charter (it being understood that the Initial Closing shall have occurred prior to the date of the meeting of holders of shares of Company Stock to so approve); or

                   (ii) Buyer, (1) if the Board of Directors of the Company shall have withdrawn, modified or failed to make or re-frained from making its recommendation that the shareholders of the Company approve the issuance of Company Common Stock pursu-ant to this Agreement as provided for in Section 3.2(b) and
         Section 5.1(b), or (2) if the Board of Directors of the Company at any time refuses to reaffirm, at Buyer's request, such rec-ommendation and its determination to make such recommendation to the shareholders of the Company, except, in each case, as permitted by Section 5.6, or (3) if no meeting at which the shareholders of the Company are asked to vote upon the transac-tions contemplated by this Agreement shall have duly occurred on or prior to the six-month anniversary of the date of the Stockholders Agreement.

                   Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of










         the Company and Buyer pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon ter-minate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections
         5.4 (Public Announcements; Confidentiality), 9.3 (Expenses),
         10.2 (Governing Law), and 10.4 (Notices), and, in the event of any termination following any Closing hereunder, the provisions of Article 8 (Survival; Indemnification), and any related defi-nitional, interpretive or other provisions necessary for the logical interpretation of such provisions, shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

                   Section 9.3 Expenses. (a) Except as set forth in this Agreement, whether or not any Stock Purchase is consum-mated, all legal and other costs and expenses incurred in con-nection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and ex-penses (which in the case of the Company, shall include share-holder solicitation costs), except that Buyer and the Company shall share equally the filing fees for the filing under the HSR Act which is to be made in connection with the transactions contemplated hereby.

                   (b) In the event that the Company's shareholders shall have failed for any reason (other than as a result of Buyer's breach of any of its material obligations hereunder) to approve this Agreement and the transactions contemplated hereby by the requisite vote at the Company's shareholders' meeting held in accordance with the terms hereof, or the Company shall have failed to duly convene such shareholders' meeting on or prior to October 31, 1996 provided that Buyer is not in mate-rial default under this Agreement, that Buyer has not breached any of its representations and warranties in any material re-spect, and that Buyer has satisfied in all material respects its covenants relating to the Second Closing and contemplated by the terms hereof to be performed at or prior to the time of the Company's shareholders' meeting, the Company shall im-mediately make payment to Buyer (by wire transfer) of the amount of $1.0 million, as reimbursement and compensation for Buyer's costs and expenses (including opportunity costs) in-curred in connection with this Agreement and the transactions contemplated hereby.

                   (c) In the event that (i) this Agreement and the transactions contemplated hereby shall have been submitted to a vote of the Company's shareholders (or in the event the Company










         shall fail to submit such matters to a vote of its shareholders in violation of its obligations hereunder), (ii) a Competing Transaction shall have been proposed prior to such submission to a vote of the Company's shareholders (or such time as such submission would have occurred had the Company not so failed to so submit such matters), and (iii) the shareholders shall not, for any reason (other than as a result of Buyer's breach of any of its material obligations hereunder), have approved this Agreement and the transactions contemplated hereby by the req-uisite vote, then, provided that Buyer is not in material de-fault under this Agreement, that Buyer has not breached any of its representations and warranties in any material respect, and that Buyer has satisfied in all material respects its covenants relating to the Initial Closing and contemplated by the terms hereof to be performed at or prior to the time of the Company's shareholders' meeting, the Company shall immediately make pay-ment to Buyer (by wire transfer) of a fee in the amount of $5.0 million (the "Breakup Fee"); provided, however, that if the Competing Transaction was not solicited, initiated or encour-aged directly or indirectly by the Company or any of its Sub-sidiaries through any officer, director, agent or otherwise, the Company shall not be required to pay the Breakup Fee unless a Competing Transaction has been consummated or agreed to within six months after the occurrence of the events described in clauses (i), (ii) and (iii) above. Upon payment to the Buyer of the Breakup Fee, the Company shall have no further liability to Buyer arising out of any Competing Transaction.


                                    ARTICLE 10

                                  Miscellaneous

                   Section 10.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effec-tive when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of exe-cuted counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                   Section 10.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO THE CHOICE OF LAW PRIN-CIPLES THEREOF.

                   Section 10.3 Entire Agreement. This Agreement (in-cluding agreements incorporated herein) and the Schedules and










         Exhibits hereto contain the entire agreement between the par-ties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties be-tween the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any per-son not a party hereto (and their successors and assigns) any rights or remedies hereunder.

                   Section 10.4 Notices. All notices and other com-munications hereunder shall be sufficiently given for all pur-poses hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmis-sion service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

                   Regency Realty Corporation
                   121 W. Forsyth Street, Suite 200
                   Jacksonville, Florida  32202
                   Attention:  Martin E. Stein, Jr.
                   Telecopy Number:  (904) 634-3428

                   with a copy to:

                   Foley & Lardner
                   Greenleaf Building
                   200 Laura Street
                   Jacksonville, Florida  32202
                   Attention:  Charles E. Commander III, Esq.
                   Telecopy Number:  (904) 359-8700

         or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                   Security Capital Holdings S.A.
                   69, route d'Esch
                   L-2953 Luxembourg
                   Attention:  Paul E. Szurek
                   Telecopy Number:  (352) 4590-3331

                   with a copy to:

                   Wachtell, Lipton, Rosen & Katz
                   51 West 52nd Street
                   New York, New York  10019
                   Attention:  Adam O. Emmerich, Esq.
                   Telecopy Number:  (212) 403-2000












                   Section 10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as specifically provided hereby, Buyer shall not be permitted to assign any of its rights hereunder to any third party, other than to one or more Affiliates of Buyer or the Advancing Party of which Buyer and the Advancing Party collectively, directly or indirectly, Beneficially Own (as that term is defined in the Stockholders Agreement) 98% or more of the voting power and the economic interests, provided that such Affiliates agree to be bound hereby and by the Stockholders Agreement, and provided that Buyer and the Advancing Party shall remain liable hereunder, and provided that any bona fide financial institution to which any Buyer, the Advancing Party or any permitted transferee has Transferred (as that term is used in the Stockholders Agree-ment) (including upon foreclosure of a pledge) shares of Com-pany Stock for the purpose of securing bona fide indebtedness of any Buyer and which has agreed to be bound by this Agreement and the Stockholders Agreement shall also be entitled to en-force the rights of Buyer and the Advancing Party hereunder.

                   Section 10.6 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sec-tions or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

                   Section 10.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or in-struments in writing signed by the party against whom enforce-ment of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive com-pliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                   Section 10.8  Interpretation; Absence of Presumption.
         (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be con-strued to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless










         otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "includ-ing, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                   (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpre-tation against the party drafting or causing any instrument to be drafted.

                   Section 10.9 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affect-ing in any way the remaining provisions hereof.

                   Section 10.10 Further Assurances. The Company and Buyer agree that, from time to time, whether before, at or af-ter any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

                   Section 10.11 Specific Performance. Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agree-ment were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                   Section 10.12 Joint and Several Liability. The ob-ligations and liabilities of Buyer and the Advancing Party un-der or in connection with this Agreement are joint and several.

                   Section 10.13 Interpretation of Schedules. Any mat-ter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reason-ably be inferred from the matters disclosed on the first Sched-ule as if set forth on such other Schedules.













                   IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                       REGENCY REALTY CORPORATION



                                       By: /s/ Martin E. Stein, Jr.
                                          Name:  Martin E. Stein, Jr.
                                          Title:   President



                                       SECURITY CAPITAL HOLDINGS S.A.



                                       By: /s/ Paul E. Szurek
                                          Name:  Paul E. Szurek
                                          Title:   Managing Director



                                       SECURITY CAPITAL U.S. REALTY



                                       By: /s/ Paul E. Szuek
                                          Name:  Paul E. Szurek
                                          Title:   Managing Director





























                                                          EXHIBIT B






             _______________________________________________________







                          REGISTRATION RIGHTS AGREEMENT

                                   by and among

                            REGENCY REALTY CORPORATION

                          SECURITY CAPITAL HOLDINGS S.A.

                                       and

                           SECURITY CAPITAL U.S. REALTY

                                   dated as of

                                 _______ __, 1996







             _______________________________________________________








                                TABLE OF CONTENTS


                                                                   Page


         Section 1.    Definitions...............................     1

                       (a)  "Agreement"..........................     1
                       (b)  "Buyer"..............................     1
                       (c)  "Commencement Date"..................     1
                       (d)  "Company"............................     1
                       (e)  "Company Registration Expenses"......     1
                       (f)  "Commission".........................     2
                       (g)  "Exchange Act".......................     2
                       (h)  "Exercise Notice"....................     2
                       (i)  "Extraordinary Transaction"..........     2
                       (j)  "Extraordinary Transaction Shares"...     2
                       (k)  "Holdings"...........................     2
                       (l)  "NASD"...............................     2
                       (m)  "Registrable Securities".............     2
                       (n)  "Registration Expenses"..............     2
                       (o)  "Registration Suspension Period".....     3
                       (p)  "Securities Act".....................     3
                       (q)  "Shelf Registration".................     3
                       (r)  "Stockholders Agreement".............     3
                       (s)  "Stock Purchase Agreement"...........     3
                       (t)  "Suspension Notice"..................     3
                       (u)  "Tag-Along Notice"...................     3
                       (v)  "Tag-Along Shares"...................     3
                       (w)  "Third Party"........................     3
                       (x)  "Underwritten/Placed Offering".......     3
                       (y)  "USREALTY"...........................     3

         Section 2.    Shelf Registration........................     3

                       (a)  Obligation to File and Maintain......     3
                       (b)  Black-Out Periods of Buyer...........     4
                       (c)  Black-Out Periods of the Company.....     4
                       (d)  Number of Shelf Registrations........     5
                       (e)  Size of Shelf Registration...........     6
                       (f)  Notice...............................     6
                       (g)  Expenses.............................     6
                       (h)  Selection of Underwriters............     6

         Section 3.    Incidental Registrations..................     6

                       (a)  Notification and Inclusion...........     6










                       (b)  Cut-back Provisions..................     7
                       (c)  Expenses.............................     7
                       (d)  Duration of Effectiveness............     7

         Section 4.    Registration Procedures...................     7

         Section 5.    Requested Underwritten Offerings..........    10

         Section 6.    Preparation; Reasonable Investigation.....    10

         Section 7.    Tag-Along Rights..........................    11

                       (a)  Rights and Notice....................    11
                       (b)  Number of Shares to be Included......    11
                       (c)  Abandonment of Sale..................    11
                       (d)  Terms of Sale........................    12
                       (e)  Timing of Sale.......................    12

         Section 8.    Indemnification...........................    12

                       (a)  Indemnification by the Company.......    12
                       (b)  Indemnification by Buyer.............    13
                       (c)  Notices of Claims, etc...............    13
                       (d)  Other Indemnification................    14
                       (e)  Indemnification Payments.............    14
                       (f)  Contribution.........................    14

         Section 9.    Covenants Relating to Rule 144............    14

         Section 10.   Miscellaneous.............................    15

                       (a)  Counterparts.........................    15
                       (b)  Governing Law........................    15
                       (c)  Entire Agreement.....................    15
                       (d)  Notices..............................    15
                       (e)  Successors and Assigns...............    16
                       (f)  Headings.............................    16
                       (g)  Amendments and Waivers...............    16
                       (h)  Interpretation; Absence of
                               Presumption.......................    16
                       (i)  Severability.........................    17


















                   REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of ________ __, 1996, by and among Regency Realty Corporation, a Florida corporation (the "Company"), Security Capital U.S. Realty, a Luxembourg corporation ("USREALTY"), and Security Capital Holdings S.A., a Luxembourg corporation ("Holdings") and a wholly owned subsidiary of USREALTY. Cap-italized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as herein-after defined).

                   WHEREAS, the Company, Holdings and USREALTY have entered into a Stock Purchase Agreement, dated as of June 11, 1996 (the "Stock Purchase Agreement"), that provides for the purchase by Holdings and sale by the Company to Holdings of shares of Company Common Stock; and

                   WHEREAS, in order to induce Buyer to enter into the Stock Purchase Agreement, the Company has agreed to provide the registration rights set forth herein;

                   NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and suf-ficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                   Section 1. Definitions. As used herein, the fol-lowing terms shall have the following meanings:

                   (a) "Agreement" shall have the meaning set forth in the first paragraph hereof.

                   (b) "Buyer" shall mean, collectively, as the con-text may require, USREALTY and Holdings, and shall also in-clude any Affiliate of USREALTY or Holdings of which USREALTY and/or Holdings collectively, directly or indirectly, Benefi-cially Own 98% or more of the voting power and of the eco-nomic interests, or any bona fide financial institution to which any Buyer has Transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of se-curing bona fide indebtedness of any Buyer. (Capitalized terms used in this definition and not defined herein shall have the meanings ascribed to them in the Stockholders Agree-ment.)

                   (c) "Commencement Date" shall mean the first an-niversary of the date of this Agreement, except that, in the case of any Buyer which is a bona fide financial institution







         to which any other Buyer has Transferred (including upon foreclosure of a pledge) shares of Company Stock for the pur-pose of securing bona fide indebtedness, the Commencement Date shall be the date of this Agreement.

                   (d) "Company" shall have the meaning set forth in the first paragraph hereof.

                   (e) "Company Registration Expenses" shall mean the fees and disbursements of counsel and independent public ac-countants for the Company incurred in connection with the Company's performance of or compliance with this Agreement, including the expenses of any special audits or "cold com-fort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities.

                   (f) "Commission" shall mean the Securities and Ex-change Commission, and any successor thereto.

                   (g) "Exchange Act" shall mean the Securities Ex-change Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

                   (h) "Exercise Notice" shall have the meaning set forth in Section 7(a).

                   (i) "Extraordinary Transaction" shall mean (i) any merger, consolidation, sale or acquisition of assets, recapi-talization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, or (ii) any sale, issuance or other disposition of capital stock of the Company representing, in the aggregate, at least 30% of the then outstanding capital stock of the Company.

                   (j) "Extraordinary Transaction Shares" shall have the meaning set forth in Section 7(a).

                   (k) "Holdings" shall have the meaning set forth in the first paragraph hereof.

                   (l) "NASD" shall mean the National Association of Securities Dealers, Inc.

                   (m) "Registrable Securities" shall mean (i) any and all shares of Company Stock acquired by Buyer pursuant to the Stock Purchase Agreement, (ii) any and all securities ac-quired by Buyer pursuant to Section 4.2 of the Stockholders Agreement, and (iii) any securities issued or issuable with










         respect to any Company Stock or other securities referred to in clause (i) or (ii) by way of conversion, exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registra-ble Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become ef-fective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold in ac-cordance with Rule 144 (or any successor provision) under the Securities Act.

                   (n) "Registration Expenses" shall mean all regis-tration, filing and stock exchange or NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, any fees and disbursements of any separate counsel retained by Buyer, any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such se-curities and all underwriting discounts and commissions and transfer taxes, if any, and any premiums and other costs of policies of insurance obtained by Buyer against liabilities arising out of the public offering of securities.

                   (o) "Registration Suspension Period" shall have the meaning set forth in Section 2(b).

                   (p) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

                   (q) "Shelf Registration" shall have the meaning set forth in Section 2(a).

                   (r) "Stockholders Agreement" shall have the mean-ing set forth in Section 2(c).

                   (s) "Stock Purchase Agreement" shall have the meaning set forth in the second paragraph hereof.

                   (t) "Suspension Notice" shall have the meaning set forth in Section 2(b).

                   (u) "Tag-Along Notice" shall have the meaning set forth in Section 7(a).

                   (v) "Tag-Along Shares" shall have the meaning set forth in Section 7(a).










                   (w) "Third Party" shall have the meaning set forth in Section 7(a).

                   (x) "Underwritten/Placed Offering" shall mean a sale of securities of the Company to an underwriter or under-writers for reoffering to the public or on behalf of a person other than the Company through an agent for sale to the pub-lic.

                   (y) "USREALTY" shall have the meaning set forth in the first paragraph hereof.

                   Section 2. Shelf Registration. (a) Obligation to File and Maintain. At any time following the Commencement Date, promptly upon the written request of Buyer, the Company will use its reasonable best efforts to file with the Com-mission a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (the "Shelf Registra-tion"). The Shelf Registration shall be on an appropriate form and the Shelf Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as Buyer may from time to time notify the Company, including the sale of some or all of the Registrable Securities in a public offering or, if requested by Buyer, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) in a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which the seller undertakes to effect registration after the completion of such offering in order to permit such shares to be freely tradeable in the United States, (ii) in a transaction constituting a private place-ment under Section 4(2) of the Securities Act in connection with which the seller undertakes to effect a registration af-ter the conclusion of such placement to permit such shares to be freely tradeable by the purchasers thereof, or (iii) in a transaction under Rule 144A of the Securities Act in connec-tion with which the seller undertakes to effect a registra-tion after the conclusion of such transaction to permit such shares to be freely tradeable by the purchasers thereof. The Company shall use its reasonable best efforts to keep the Shelf Registration continuously effective for the period be-ginning on the date on which the Shelf Registration is de-clared effective and ending on the first date that there are no Registrable Securities. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by










         Buyer or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                   (b) Black-Out Periods of Buyer. Notwithstanding anything herein to the contrary, (i) the Company shall have the right from time to time to require Buyer not to sell un-der the Shelf Registration or to suspend the effectiveness thereof during the period starting with the date 30 days pri-or to the Company's good faith estimate, as certified in writing by an executive officer of the Company to Buyer, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 90 days following the effective date of such registra-tion statement or the date of filing of such prospectus sup-plement, and (ii) the Company shall be entitled to require Buyer not to sell under the Shelf Registration or to suspend the effectiveness thereof (but not for a period exceeding 90 days) if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corpo-rate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in pos-session of material information that it deems advisable not to disclose in a registration statement.

                   Once any registration statement filed pursuant to this Section 2 or in which Registrable Securities are includ-ed pursuant to Section 3 has been declared effective, any pe-riod during which the Company fails to keep such registration statement effective and usable for resale of Registrable Se-curities for the period required by Section 4(b) shall be re-ferred to as a "Registration Suspension Period". A Registra-tion Suspension Period shall commence on and include the date that the Company gives written notice to Buyer of its deter-mination that such registration statement is no longer effec-tive or usable for resale of Registrable Securities (the "Suspension Notice") to and including the date when the Com-pany notifies Buyer that the use of the prospectus included in such registration statement may be resumed for the dispo-sition of Registrable Securities.












                   (c) Black-Out Periods of the Company. Subject to the conditions of this Section 2(c), Buyer shall have the right, exercisable on not more than two occasions, to require the Company not to sell, and to use its good faith efforts to cause any other holder of common equity securities or secu-rities convertible into common equity securities of the Com-pany not to sell, any common equity securities of the Company or any securities convertible into common equity securities of the Company under any registration statement or prospectus supplement relating to an existing shelf registration state-ment (other than sales of shares of Common Stock upon the re-demption of limited partnership units of any Subsidiary of the Company and sales of equity securities issued or granted pursuant to any employee benefit or similar plan or any divi-dend reinvestment plan), or to suspend the effectiveness thereof, during the period starting with the date 15 days prior to Buyer's good faith estimate, as certified in writing by an executive officer of Buyer to the Company, of the pro-posed date of filing of a preliminary prospectus supplement relating to a Shelf Registration filed pursuant to Section 2(a), pertaining to an underwritten public offering of Regis-trable Securities, and ending on the date 60 days following the date of filing of the final prospectus supplement, but in no event on a date later than 75 days following the date of filing of the preliminary prospectus supplement. The Company's obligations under this Section 2(c) are subject to the continuing satisfaction of the following conditions: (a) the Registrable Securities to be offered by Buyer in such un-derwritten public offering shall represent (i) in the case of Buyer's first exercise of its rights under this Section 2(c), the greater of (A) at least 20% of the then outstanding shares of Company Common Stock and (B) at least that number of shares of Registrable Securities having a market value, based on the most recent closing price, of $50 million, in each case determined at the time Buyer exercises its rights under this Section 2(c); and (ii) in the case of Buyer's sec-ond exercise of its rights under this Section 2(c), the greater of (A) at least 40% of the total number of shares of Registrable Securities then Beneficially Owned by Buyer and its Affiliates and (B) at least that number of shares of Reg-istrable Securities having a market value, based on the most recent closing price, of $60 million, in each case determined at the time Buyer exercises its rights under this Section 2(c); (b) no black-out period pursuant to Section 2(b)(i) shall be in effect at the time of Buyer's exercise of its rights under this Section 2(c); (c) the Company shall not have suspended sales of Registrable Securities pursuant to
         Section 2(b)(ii); (d) the Company shall not have delivered to Buyer a written notice to the effect that the Board of Direc-tors has determined in good faith that compliance with this










         Section 2(c) would reasonably be expected to have a Material Adverse Effect on the Company; and (e) Buyer shall not be in default of any of its material obligations under the Stock Purchase Agreement, the Stockholders Agreement, dated as of the date hereof, by and among the Company, Holdings and USRE-ALTY (the "Stockholders Agreement"), or this Agreement. In no event may the Company include in any preliminary prospec-tus supplement under which Buyer is offering Registrable Se-curities covered by this Section 2(c) any equity securities of the Company or any securities convertible into equity se-curities of the Company.

                   (d) Number of Shelf Registrations. The Company shall be obligated to effect, under this Section 2, a minimum of one Shelf Registration, plus an additional Shelf Registra-tion for each $50,000,000 of shares of Company Stock pur-chased by Buyer from the Company subsequent to the Initial Closing. A Shelf Registration shall not be deemed to have been effected, nor shall it be sufficient to reduce the num-ber of Shelf Registrations available to Buyer under this Sec-tion 2, unless such registration becomes effective pursuant to the Securities Act and is kept continuously effective for a period of at least two years (other than any periods during such period of effectiveness which are Registration Suspen-sion Periods, and provided that no such Registration Suspen-sion Periods shall count towards such two-year period); pro-vided, however, that no Shelf Registration shall be deemed to have been effected, nor shall it reduce the number of Shelf Registrations available under this Section 2, if such regis-tration cannot be used by Buyer for more than 60 days as a result of any stop order, injunction or other order of the Commission or other Government Authority for any reason other than an act or omission of Buyer.

                   (e) Size of Shelf Registration. The Company shall not be required to effect a Shelf Registration of fewer than 1,000,000 shares or other units of Registrable Securities (as adjusted for any stock splits, reverse stock splits or simi-lar events which occur after the date hereof), except that if there are less than 1,000,000 (as adjusted for any stock splits, reverse stock splits or similar events which occur after the date hereof) shares of Registrable Securities out-standing, then the Company shall be required to effect a Shelf Registration of all of the remaining shares or other units of Registrable Securities outstanding.

                   (f) Notice. The Company shall give Buyer prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 2(b).











                   (g) Expenses. All Registration Expenses incurred in connection with any Shelf Registration which may be re-quested under this Section 2 shall be borne by Buyer, and all Company Registration Expenses incurred in connection with any such Shelf Registration shall be borne by the Company; pro-vided that Buyer shall reimburse the Company for the first $25,000 of fees and disbursements of counsel and independent public accountants for the Company included in Company Regis-tration Expenses and relating to each such Shelf Registra-tion.

                   (h) Selection of Underwriters. Any and all under-writers or other agents involved in any sale of Registrable Securities pursuant to a registration statement contemplated by this Section 2 shall include such underwriter(s) or other agent(s) as selected by Buyer and approved of by the Company, which approval shall not be unreasonably withheld; provided that Security Capital Markets Group Incorporated or any other Affiliate of Buyer shall in all events be approved by the Company.

                   Section 3. Incidental Registrations. (a) Noti-fication and Inclusion. If the Company proposes to register for its own account any common equity securities of the Com-pany or any securities convertible into common equity securi-ties of the Company under the Securities Act (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating solely to the sale of secu-rities to participants in a stock or employee benefit plan, a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering, and declared effective), the Company shall, at each such time after the Commencement Date, promptly give written notice of such registration to Buyer. Upon the writ-ten request of Buyer given within 10 days after receipt of such notice by Buyer, the Company shall seek to include in such proposed registration such Registrable Securities as Buyer shall request be so included and shall use its reason-able best efforts to cause a registration statement covering all of the Registrable Securities that Buyer has requested to be registered to become effective under the Securities Act. The Company shall be under no obligation to complete any of-fering of securities it proposes to make under this Section 3 and shall incur no liability to Buyer for its failure to do so. If, at any time after giving written notice of its in-tention to register any securities and prior to the effective










         date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Buyer and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obliga-tion to pay the Registration Expenses incurred in connection therewith) and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay regis-tering any Registrable Securities for the same period as the delay in registering such other securities.

                   (b) Cut-back Provisions. If a registration pursu-ant to this Section 3 involves an Underwritten/Placed Offer-ing of the securities so being registered, whether or not solely for sale for the account of the Company, which securi-ties are to be distributed by or through one or more under-writers of recognized standing under underwriting terms cus-tomary for such transaction, and the underwriter or the man-aging underwriter, as the case may be, of such Underwritten/ Placed Offering shall inform the Company of its belief that the amount of securities requested to be included in such registration or offering exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the Company will include in such registration (i) first, all the securi-ties of the Company which the Company proposes to sell for its own account or the account of others (other than Buyer) requesting inclusion in such registration pursuant to rights to registration on request, and (b) second, to the extent of the amount which the Company is so advised can be sold in (or during the time of) such offering, Registrable Securities and other securities requested to be included in such registra-tion, pro rata among Buyer and others exercising incidental registration rights, on the basis of the shares of Company Stock requested to be included by all such persons.

                   (c) Expenses. The Company shall bear and pay all Company Registration Expenses incurred in connection with any registration of Registrable Securities pursuant to this Sec-tion 3 for Buyer, and all Registration Expenses incurred in connection with any registration of any other securities re-ferred to in the first sentence of Section 3(a), and Buyer shall bear and pay all Registration Expenses incurred in con-nection with any registration of Registrable Securities pur-suant to this Section 3 for Buyer.











                   (d) Duration of Effectiveness. At the request of Buyer, the Company shall, subject to Section 2(b), use its reasonable best efforts to keep any registration statement for which Registrable Securities are included under this Sec-tion 3 effective and usable for up to 90 days (subject to ex-tension for the length of any Registration Suspension Pe-
         riod), unless the distribution of securities registered thereunder has been earlier completed; provided, however, that in no event will the Company be required to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which the Company would be so required to prepare and file such audited financial statements if such registration statement were no longer ef-fective and usable.

                   Section 4. Registration Procedures. In connection with the filing of any registration statement as provided in
         Section 2 or 3, the Company shall use its reasonable best ef-forts to, as expeditiously as reasonably practicable:

                   (a) prepare and file with the Commission the requisite registration statement (including a pro-spectus therein) to effect such registration and use its reasonable best efforts to cause such reg-istration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by Buyer cop-ies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any infor-mation contained in such documents relating to Buyer;

                   (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the ef-fectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until, in the case of
              Section 2, the termination of the period during which the Shelf Registration is required to be kept effective, or, in the case of Section 3, the ear-lier of such time as all of such securities have












              been disposed of and the date which is 90 days af-ter the date of initial effectiveness of such reg-istration statement;

                   (c) furnish to Buyer such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as Buyer may reasonably request;

                   (d) register or qualify all Registrable Secu-rities under such other securities or blue sky laws of such jurisdictions as Buyer shall reasonably re-quest, to keep such registration or qualification in effect for so long as such registration state-ment remains in effect, and take any other action which may be reasonably necessary or advisable to enable Buyer to consummate the disposition in such jurisdictions of the securities owned by Buyer, ex-cept that the Company shall not for any such pur-pose be required to qualify generally to do busi-ness as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

                   (e) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Government Authority as may be reasonably necessary to enable Buyer to consummate the disposition of such Registrable Se-curities;

                   (f)  furnish to Buyer a signed counterpart,
              addressed to Buyer (and the underwriters, if any), of

                        (i)  an opinion of counsel for the Com-
                   pany, dated the effective date of such reg-istration statement (and, if such registration










                   includes an underwritten public offering, dat-ed the date of the closing under the under-writing agreement), reasonably satisfactory in form and substance to Buyer, and

                       (ii)  to the extent permitted by then ap-
                   plicable rules of professional conduct, a "comfort" letter, dated the effective date of such registration statement (and, if such reg-istration includes an underwritten public of-fering, dated the date of the closing under the underwriting agreement), signed by the in-dependent public accountants who have certi-fied the Company's financial statements in-cluded in such registration statement, covering substantially the same matters with re-spect to such registration statement (and the pro-spectus included therein) and, in the case of the accountants' letter, with respect to events subse-quent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                   (g) immediately notify Buyer at any time when the Company becomes aware that a prospectus relat-ing thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of Buyer promptly prepare and furnish to Buyer a rea-sonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;













                   (h) comply or continue to comply in all mate-rial respects with the Securities Act and the Ex-change Act and with all applicable rules and regu-lations of the Commission, and make available to its security holders, as soon as reasonably practi-cable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provi-sions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such regis-tration statement or prospectus to which Buyer shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five Business Days prior to the filing thereof;

                   (i)  provide a transfer agent and registrar
              for all Registrable Securities covered by such reg-istration statement not later than the effective date of such registration statement; and

                   (j)  list all Company Stock covered by such
              registration statement on any securities exchange on which any of the Company Stock is then listed.

         Buyer shall furnish in writing to the Company such informa-tion regarding Buyer (and any of its affiliates), the Regis-trable Securities to be sold, the intended method of distri-bution of such Registrable Securities, and such other infor-mation requested by the Company as is necessary for inclusion in the registration statement relating to such offering pur-suant to the Securities Act and the rules of the Commission thereunder. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplemen-tary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

                   Buyer agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in para-graph (g) of this Section 4, Buyer will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securi-ties until Buyer's receipt of the copies of the supplemented











         or amended prospectus contemplated by paragraph (g) of this
         Section 4.

                   Section 5. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offerings by Buyer, under a registration requested pursuant to Section 2(a), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to con-tain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 6. Buyer shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be condi-tions precedent to the obligations of Buyer. Buyer shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding Buyer and Buyer's intended method of distribution and any other repre-sentation or warranty required by law.

                   Section 6. Preparation; Reasonable Investigation. In connection with the preparation and filing of the regis-tration statement under the Securities Act, the Company will give Buyer, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its fi-nancial statements as shall be necessary, in the opinion of Buyer's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securi-ties Act.

                   Section 7. Tag-Along Rights. From and after the date hereof until the earlier of (i) the date on which Buyer shall own shares of Company Common Stock representing less than 9.8% of the then outstanding shares of Company Common Stock on a fully diluted basis, or (ii) the date on which Buyer shall no longer be subject to the standstill restric-tions set forth in Section 5.2(a) of the Stockholders Agree-ment (unless Buyer is not subject to such restrictions as a result of an Early Termination Event (as that term is defined in the Stockholders Agreement)), Buyer shall be entitled to the rights set forth in this Section 7.











                   (a) Rights and Notice. The Company shall not di-rectly or indirectly sell or otherwise dispose of shares of Company Stock to any person (a "Third Party") in connection with an Extraordinary Transaction in which the consideration for some or all of the shares of Company Stock is cash or cash equivalents (as determined under GAAP), unless the terms and conditions of such sale or other disposition shall in-clude an offer to Buyer to include, at the option of Buyer, in such sale or other disposition the Registrable Securities owned by Buyer at the time of such sale or other disposition determined in accordance with Section 7(b) (the "Tag-Along Shares"). The Company shall send a written notice (the "Tag-Along Notice") to Buyer setting forth the number of shares of Company Stock proposed to be sold or otherwise disposed of in the Extraordinary Transaction (the "Extraordinary Transaction Shares"), and the price at which such shares are proposed to be sold (or the method by which such price is proposed to be determined). At any time within 15 days after its receipt of the Tag-Along Notice, Buyer may exercise its option to sell the Tag-Along Shares by furnishing written notice of such ex-ercise (the "Exercise Notice") to the Company.

                   (b) Number of Shares to be Included. If the pro-posed sale or other disposition by the Company in connection with an Extraordinary Transaction is consummated, Buyer shall have the right to sell to the Third Party as part of such proposed sale or other disposition such number of Registrable Securities owned by Buyer equal to the product of (i) the ra-tio (which in no event shall exceed 20% for purposes of this Section 7) of the total number of Registrable Securities owned by Buyer at the time that Buyer receives the Tag-Along Notice to the total number of outstanding shares of Company Stock, on a fully diluted basis, at the time that Buyer re-ceives the Tag-Along Notice, and (ii) the number of Extraor-dinary Transaction Shares; provided, however, that if the number of Tag-Along Shares is greater than the number of Reg-istrable Securities owned by Buyer at the time that Buyer re-ceives the Tag-Along Notice, then Buyer shall have the right to sell to the Third Party as part of the proposed sale or other disposition to the Third Party by the Company in con-nection with an Extraordinary Transaction the total number of Registrable Securities owned by Buyer at the time that Buyer receives the Tag-Along Notice. All calculations pursuant to this paragraph shall exclude and ignore any unissued shares of Company Stock issuable pursuant to stock options, warrants and other rights to acquire shares of Company Stock and pur-suant to convertible or exchangeable securities.

                   (c) Abandonment of Sale. Each of the Company and the Third Party shall have the right, in its sole discretion,










         at all times prior to consummation of the proposed sale or other disposition giving rise to the tag-along right granted by this Section 7 to abandon, rescind, annul, withdraw or otherwise terminate such sale or other disposition, whereupon all tag-along rights in respect of such sale or other dispo-sition pursuant to this Section 7 shall become null and void, and neither the Company nor the Third Party shall have any liability or obligation to Buyer with respect thereto by vir-tue of such abandonment, rescission, annulment, withdrawal or termination.

                   (d) Terms of Sale. The purchase from Buyer pur-suant to this Section 7 shall be on the same terms and condi-tions, including the per share price and the date of sale or other disposition, as are applicable to the Company, and which shall be consistent with the relevant Tag-Along Notice.

                   (e) Timing of Sale. If, with respect to any Tag-Along Notice, Buyer fails to deliver an Exercise Notice with-in the requisite time period, the Company shall have 120 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell or otherwise dispose of not more than the number of shares of Company Stock described in the Tag-Along Notice on terms not more fa-vorable to the Company than were set forth in the Tag-Along Notice. If, at the end of 120 days following the receipt of the Tag-Along Notice, the Company has not completed the sale or other disposition of Company Stock in accordance with the terms described in the Tag-Along Notice, the Company shall again be obligated to comply with the provisions of this Sec-tion 7 with respect to, and provide Buyer with the opportun-ity to participate in, any proposed sale or other disposition of shares of Company Stock in connection with an Extraordi-nary Transaction.

                   Section 8. Indemnification. (a) Indemnification by the Company. In the event of any registration of any Reg-istrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harm-less Buyer, each other person who participates as an under-writer in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Buyer or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss-es, claims, damages or liabilities (or actions or proceed-ings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or al-leged untrue statement of any material fact contained in the










         registration statement under which such Registrable Securi-ties were registered under the Securities Act, any prelimi-nary prospectus, final prospectus or summary prospectus con-tained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reim-burse Buyer and each such underwriter and controlling person for any reasonable legal or any other expenses reasonably in-curred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; pro-vided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or ex-pense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospec-tus, final prospectus, summary prospectus, amendment or sup-plement in reliance upon and in conformity with written in-formation furnished to the Company by Buyer or any other per-son who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof, and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who con-trols such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect there-of) or expense arises out of such person's failure to send or give a copy of the final prospectus or supplement to the per-sons asserting an untrue statement or alleged untrue state-ment or omission or alleged omission at or prior to the writ-ten confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investiga-tion made by or on behalf of Buyer or any such underwriter or controlling person and shall survive the transfer of such se-curities by Buyer.

                   (b) Indemnification by Buyer. The Company may re-quire, as a condition to including any Registrable Securities in any registration statement pursuant to Section 2 or Sec-tion 3, that the Company shall have received an undertaking satisfactory to it from Buyer to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 8) the Company, each director of the Company, each officer of the Company and each other










         person, if any, who controls the Company within the meaning of the Securities Act, and each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter with-in the meaning of the Securities Act, with respect to any un-true statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written in-formation furnished to the Company by Buyer specifically stating that it is for use in the preparation of such regis-tration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any in-vestigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by Buyer.

                   (c) Notices of Claims, etc. Promptly after re-ceipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Sec-tion 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, un-less in such indemnified party's reasonable judgment a con-flict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with coun-sel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

                   (d) Other Indemnification. Indemnification simi-lar to that specified in the preceding paragraphs of this










         Section 8 (with appropriate modifications) shall be given by the Company and Buyer with respect to any required registra-tion or other qualification of securities under any federal or state law or regulation of Governmental Authority other than the Securities Act.

                   (e) Indemnification Payments. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                   (f) Contribution. If, for any reason, the forego-ing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indem-nified party as a result of the expense, loss, damage or li-ability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by refer-ence to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indem-nified party and the parties' relative intent, knowledge, ac-cess to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the in-demnifying party and the indemnified party, but also the rel-ative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified par-ty guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

                   Section 9. Covenants Relating to Rule 144. The Company will file in a timely manner (taking into account any extensions granted by the Commission), information, documents and reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of Buyer, deliver to Buyer a certificate, signed by the Company's principal finan-cial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Com-pany's Commission file number, (d) the number of shares of











         Company Common Stock and the number of shares of Company Pre-ferred Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in com-pliance with either Section 13 or Section 15(d) of the Ex-change Act, the Company will, at its expense, forthwith upon the written request of Buyer, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

                   Section 10. Miscellaneous. (a) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by tele-copy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 10, provided receipt of copies of such counter-parts is confirmed.

                   (b) Governing Law. THIS AGREEMENT SHALL BE GOV-ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO THE CHOICE OF LAW PRIN-CIPLES THEREOF.

                   (c) Entire Agreement. This Agreement (including agreements incorporated herein) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements or understandings between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

                   (d) Notices. All notices and other communications hereunder shall be sufficiently given for all purposes here-under if in writing and delivered personally, sent by docu-mented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmis-sion service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:













                        Regency Realty Corporation
                        121 W. Forsyth Street, Suite 200
                        Jacksonville, Florida  32202
                        Attention:  Martin E. Stein, Jr.
                        Telecopy Number:  (904) 634-3428

                   with a copy to:

                        Foley & Lardner
                        Greenleaf Building
                        200 Laura Street
                        Jacksonville, Florida  32202
                        Attention:  Charles E. Commander III, Esq.
                        Telecopy Number:  (904) 359-8700

         or at such other address and to the attention of such other person as the Company may designate by written notice to Buy-er. Notices to Buyer shall be addressed to:

                        Security Capital Holdings S.A.
                        69, route d'Esch
                        L-2953 Luxembourg
                        Attention: Paul E. Szurek
                        Telecopy Number: (352) 4590-3331

                   with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attention:  Adam O. Emmerich, Esq.
                        Telecopy Number:  (212) 403-2000

                   (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties here-to and their respective successors. Neither party shall be permitted to assign any of its rights hereunder to any third party, except that if (i) Buyer transfers or pledges any or all Registrable Securities to a bona fide financial institu-tion as security for any bona fide indebtedness of any Buyer and such financial institution agrees to be bound by the Stockholders Agreement, the pledgee of the Registrable Secu-rities shall be considered an intended beneficiary hereof and may exercise all rights of Buyer hereunder, and (ii) any per-son included within the definition of the term Buyer shall be permitted to assign its rights hereunder to any other person included within such definition.













                   (f) Headings. The Section and other headings con-tained in this Agreement are inserted for convenience of ref-erence only and will not affect the meaning or interpretation of this Agreement. All references to Sections or other head-ings contained herein mean Sections or other headings of this Agreement unless otherwise stated.

                   (g) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instru-ments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either par-ty hereto may, only by an instrument in writing, waive com-pliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                   (h) Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context re-quires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, para-graphs, or other references to this Agreement unless other-wise specified, (iii) the word "including" and words of simi-lar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                   This Agreement shall be construed without regard to any presumption or rule requiring construction or interpre-tation against the party drafting or causing any instrument to be drafted.

                   (i) Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.
















                   IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                       REGENCY REALTY CORPORATION



                                       By:
                                          Name:  Martin E. Stein, Jr.
                                          Title:   President


                                       SECURITY CAPITAL U.S. REALTY



                                       By:
                                          Name:  Paul E. Szurek
                                          Title:   Managing Director


                                       SECURITY CAPITAL HOLDINGS S.A.



                                       By:
                                          Name:  Paul E. Szurek
                                          Title:   Managing Director







                                                          EXHIBIT C
















                              STOCKHOLDERS AGREEMENT

                                   by and among

                            REGENCY REALTY CORPORATION

                          SECURITY CAPITAL HOLDINGS S.A.

                           SECURITY CAPITAL U.S. REALTY

                                       and

                             THE REGENCY GROUP, INC.


                                   dated as of

                                _________ __, 1996

                                  TABLE OF CONTENTS


                                                                     Page


                                    ARTICLE 1

                                   Definitions

         Section 1.1   "Affiliate"...............................     1
         Section 1.2   "Affiliate Arrangements"..................     2
         Section 1.3   "Agreement"...............................     2
         Section 1.4   "Beneficially Own"........................     2
         Section 1.5   "Board"...................................     2
         Section 1.6   "Buyer"...................................     2
         Section 1.7   "Code"....................................     2
         Section 1.8   "Company".................................     2
         Section 1.9   "Company Common Stock"....................     2
         Section 1.10  "Conflict of Interest Policies"...........     2
         Section 1.11  "Corporate Action Covenants"..............     2
         Section 1.12  "Covered Transaction".....................     2
         Section 1.13  "Director"................................     2
         Section 1.14  "Early Termination Event".................     2
         Section 1.15  "Excess Shares"...........................     2
         Section 1.16  "Exercise Notice".........................     2
         Section 1.17  "Extraordinary Transaction"...............     2
         Section 1.18  "15% Termination Date"....................     3
         Section 1.19  "fully diluted"...........................     3
         Section 1.20  "Geographic Region".......................     3
         Section 1.21  "Government Authority"....................     3
         Section 1.22  "Group"...................................     3
         Section 1.23  "Investor"................................     4
         Section 1.24  "Investor Nominees".......................     4
         Section 1.25  "Investor Restricted Person"..............     4
         Section 1.26  "Key Committees"..........................     4
         Section 1.27  "1933 Act"................................     4
         Section 1.28  "1934 Act"................................     4
         Section 1.29  "Participation Notice"....................     4
         Section 1.30  "person"..................................     4
         Section 1.31  "SCGI"....................................     4
         Section 1.32  "SCGI Restricted Person"..................     4
         Section 1.33  "Securities Filings"......................     4
         Section 1.34  "Shareholder Approval"....................     4
         Section 1.35  "Shareholder Approval Date"...............     4
         Section 1.36  "Shopping Center Company".................     5
         Section 1.37  "Shopping Center Property"................     5
         Section 1.38  "Standstill Extension Term"...............     5
         Section 1.39  "Standstill Period".......................     5







         Section 1.40  "Stock Purchase Agreement"................     5
         Section 1.41  "13D Group"...............................     5
         Section 1.42  "Transfer"................................     5
         Section 1.43  "TRG".....................................     5
         Section 1.44  "TRG Restricted Person"...................     5
         Section 1.45  "20% Termination Date"....................     5
         Section 1.46  "USREALTY"................................     6
         Section 1.47  "Voting Securities".......................     6


                                    ARTICLE 2

                                Board of Directors

         Section 2.1   Investor Nominees.........................     6
         Section 2.2   Committee Representation;
                         Subsidiary Boards.......................     7
         Section 2.3   Vacancies.................................     8


                                    ARTICLE 3

                                Information Rights

         Section 3.1  Strategic Advice; Operating
                         Statements; Public Company Status.......     8
         Section 3.2  Advice of Actions..........................     9


                                    ARTICLE 4

                         Voting and Participation Rights

         Section 4.1  Voting Rights.............................    10
         Section 4.2  Participation Rights......................    11


                                    ARTICLE 5

                              Standstill Provisions

         Section 5.1  Standstill Periods........................    14
         Section 5.2  Restrictions During Standstill
                         Period and Standstill Extension
                         Term....................................   16
         Section 5.3  Investments in Shopping Center
                         Properties and Purchases of
                         Interests in Shopping Center
                         Companies...............................    17
         Section 5.4  Notice to Company. ........................    19







         Section 5.5   Compliance with Insider Trading Policy....    20
         Section 5.6   Compliance with Section 5.2 of the
                         Company Charter.........................    20
         Section 5.7   Investment Company Matters................    20
         Section 5.8   Waiver of Restrictions and Limits.........    20
         Section 5.9   REIT Qualification........................    21


                                    ARTICLE 6

                      Limitations on Corporate Actions, Etc.

         Section 6.1   Limitations on Corporate Actions..........    21
         Section 6.2   Provision of Information..................    23
         Section 6.3   Compliance with Conflicts of Interest
                         Policy..................................    23
         Section 6.4   Maintenance of Affiliate and
                         Joint Venture Arrangements..............    24
         Section 6.5   Sales of Assets...........................    24
         Section 6.6   Investments in Shopping Center
                         Properties and Purchases of
                         Interests in Shopping Center
                         Companies...............................    24


                                    ARTICLE 7

                                  Miscellaneous

         Section 7.1   Counterparts..............................    26
         Section 7.2   Governing Law.............................    26
         Section 7.3   Entire Agreement..........................    26
         Section 7.4   Expenses..................................    26
         Section 7.5   Notices...................................    26
         Section 7.6   Successors and Assigns....................    27
         Section 7.7   Headings..................................    27
         Section 7.8   Amendments and Waivers....................    27
         Section 7.9   Interpretation; Absence of Presumption....    28
         Section 7.10  Severability..............................    28
         Section 7.11  Further Assurances........................    28
         Section 7.12  Specific Performance......................    28
         Section 7.13  Investor Breach...........................    28
         Section 7.14  Confidentiality...........................    28
         Section 7.15  Public Releases and Announcements.........    29







                   THIS STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of ________ __, 1996, is made by and among Regency Realty Corporation, a Florida corporation (the "Company"), Security Capital U.S. Realty, a Luxembourg corporation ("USREALTY"), Security Capital Holdings S.A., a Luxembourg corporation and a wholly owned subsidiary of USREALTY ("Buyer"), and The Regency Group, Inc., a Florida corporation ("TRG"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).


                                    RECITALS:


                   WHEREAS, the Company, USREALTY and Buyer have entered into a Stock Purchase Agreement, dated as of June 11, 1996 (the "Stock Purchase Agreement"), pursuant to which the Company is selling, conveying, assigning and transferring, and Buyer is purchasing, certain shares of the common stock, par value $.01 per share, of the Company (the "Company Common Stock") on the date hereof, and pursuant to which the Company has agreed to sell, and Buyer has agreed to purchase, certain additional shares of Company Common Stock, upon the terms and subject to the conditions set forth therein; and

                   WHEREAS, it is a condition to the transactions con-templated by the Stock Purchase Agreement and the parties be-lieve it to be in their best interests that they enter into this Agreement and provide for certain rights and restrictions with respect to the investment by Investor (as hereinafter de-fined) in the Company and the corporate governance of the Com-pany; and

                   WHEREAS, the Company and Buyer believe that the com-bination in a strategic partnership of the leadership, exper-tise and experience in the retail shopping center industry of the Company and the unique market knowledge, operating experi-ence, research capabilities and access to capital of Buyer and its Affiliates will significantly enhance the Company's ability to pursue its growth and operating strategies;

                   NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:







                                    ARTICLE 1

                                   Definitions

                   As used in this Agreement, the following terms shall have the following respective meanings:

                   Section 1.1 "Affiliate" shall have the meaning as-cribed thereto in Rule 12b-2 promulgated under the 1934 Act, and as in effect on the date hereof.

                   Section 1.2 "Affiliate Arrangements" shall mean the agreements and arrangements described in Schedule 3.9(f) of the Stock Purchase Agreement or which are disclosed in public fil-ings of the Company.

                   Section 1.3 "Agreement" shall have the meaning set forth in the first paragraph hereof.

                   Section 1.4 "Beneficially Own" shall mean, with re-spect to any security, having direct or indirect (including through any Subsidiary or Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                   Section 1.5 "Board" shall mean the board of direc-tors of the Company.

                   Section 1.6 "Buyer" shall have the meaning set forth in the first paragraph hereof.

                   Section 1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

                   Section 1.8 "Company" shall have the meaning set forth in the first paragraph hereof.

                   Section 1.9 "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.

                   Section 1.10 "Conflict of Interest Policies" shall have the meaning set forth in Section 6.3.

                   Section 1.11 "Corporate Action Covenants" shall have the meaning set forth in Section 6.1.

                   Section 1.12 "Covered Transaction" shall have the meaning set forth in Section 5.1(a)(iv).







                   Section 1.13  "Director" shall mean a member of the
         Board.

                   Section 1.14 "Early Termination Event" shall have the meaning set forth in Section 5.1(a).

                   Section 1.15 "Excess Shares" shall have the meaning set forth in Section 5.1(a)(ii).

                   Section 1.16 "Exercise Notice" shall have the mean-ing set forth in Section 4.2(b).

                   Section 1.17  "Extraordinary Transaction" shall mean
         (a) any merger, consolidation, sale of a material portion of the Company's assets, recapitalization, other business combina-tion, liquidation, or other similar action out of the ordinary course of business of the Company, or (b) any issuance of secu-rities to any person or Group requiring shareholder approval in accordance with the guidelines of the New York Stock Exchange as to such matters, as in effect as of the date of the Stock Purchase Agreement.

                   Section 1.18 "15% Termination Date" shall mean the first date, if any, following the date on which the Remaining Equity Commitment shall have been reduced to zero on which In-vestor's ownership of Company Common Stock, on a fully diluted basis, shall have been below 15% of the outstanding shares of Company Common Stock for a continuous period of 180 days; pro-vided, that, if Investor's ownership of Company Common Stock shall, following the date on which the Remaining Equity Commit-ment shall have been reduced to zero, have fallen below 15% by number of the outstanding shares of Company Stock, on a fully diluted basis, as a result of the redemption of limited part-nership or other interests in partnerships or other entities for shares of Company Common Stock, then the 15% Termination
         Date shall mean the first date, if any, following the date on which Investor's ownership of Company Common Stock shall have been below 15% by number of the outstanding shares of Company Stock, on a fully diluted basis, for a continuous period of 450 days; provided, however, that if Investor's ownership of Com-pany Common Stock shall, following the date on which the Re-maining Equity Commitment shall have been reduced to zero, have fallen below 15% of the outstanding shares of Company Common Stock as a result of a Transfer by Investor of Company Common Stock or a failure of Investor to exercise its rights under
         Section 4.2 during the 60 days immediately prior to the expira-tion of such 180-day period, if any such rights are exercisable during such period, to the extent necessary to (and provided that it shall be possible by such exercise to) raise its owner-ship of the outstanding Company Common Stock above such 15%







         threshold, then the 15% Termination Date shall occur immedi-ately upon such Transfer or failure to exercise its rights un-der Section 4.2, as the case may be.

                   Section 1.19 "fully diluted" shall mean, with re-spect to the Company Stock, the total number of outstanding shares of Company Stock (for such purposes, treating as Company Stock all shares of Company Preferred Stock and Class B Common Stock and all options or warrants to purchase and securities convertible into (or exchangeable or redeemable for) Company Common Stock, in each case outstanding as of the date of the Stock Purchase Agreement and that remain outstanding as of the relevant measurement date, assuming conversion of all such shares of Company Preferred Stock and Class B Common Stock and assuming exercise, conversion, exchange or redemption of such other securities).

                   Section 1.20 "Geographic Region" shall mean the states of Florida, Alabama, Mississippi, Georgia, North Caro-lina, South Carolina, Tennessee, Kentucky, Virginia, West Vir-ginia, Maryland and the District of Columbia, and the southern regions of the states of Indiana and Ohio (including the cities of Indianapolis and Columbus, respectively).

                   Section 1.21 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                   Section 1.22 "Group" shall mean a "group" as such term is used in Section 13(d)(3) of the 1934 Act.

                   Section 1.23 "Investor" shall mean, collectively, as the context may require, USREALTY and Buyer, and shall also include any Affiliate of USREALTY or Buyer of which USREALTY and/or Buyer collectively, directly or indirectly, Beneficially Own 98% or more of the voting power and economic interests, or, for purposes only of (i) Section 5.8 with regard to ownership of shares of Company Common Stock by such Person and (ii) the provisions of the Registration Rights Agreement, any bona fide financial institution to which any Investor has Transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Investor and which has agreed to be bound by this Agreement.

                   Section 1.24 "Investor Nominees" shall have the meaning set forth in Section 2.1(a).







                   Section 1.25 "Investor Restricted Person" shall have the meaning set forth in Section 5.3(a).

                   Section 1.26   "Key Committees" shall have the
         meaning set forth in Section 2.2(a).

                   Section 1.27 "1933 Act" shall mean the Securities Act of 1933, as amended.

                   Section 1.28 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                   Section 1.29 "Participation Notice" shall have the meaning set forth in Section 4.2(b).

                   Section 1.30 "person" shall mean any individual, corporation, partnership, limited liability company, joint ven-ture, trust, unincorporated organization, other form of busi-ness or legal entity or Government Authority.

                   Section 1.31 "SCGI" shall have the meaning set forth in Section 5.3(a).

                   Section 1.32 "SCGI Restricted Person" shall have the meaning set forth in Section 5.3(a).

                   Section 1.33 "Securities Filings" shall have the meaning set forth in Section 3.1(b)(iii).

                   Section 1.34 "Shareholder Approval" shall have the meaning set forth in Section 5.3(d).

                   Section 1.35 "Shareholder Approval Date" shall mean the date on which a duly called and held meeting of sharehold-ers of the Company is held at which meeting (i) a quorum is present and (ii) the transactions (including the issuance of the Company Common Stock and the amendments to the Company Charter) contemplated by the Stock Purchase Agreement are ap-proved by the affirmative vote of the holders of the requisite number of shares of Company Stock.

                   Section 1.36 "Shopping Center Company" shall have the meaning set forth in Section 5.3(b).

                   Section 1.37 "Shopping Center Property" shall have the meaning set forth in Section 5.3(a).

                   Section 1.38 "Standstill Extension Term" shall have the meaning set forth in Section 5.1(b).







                   Section 1.39 "Standstill Period" shall have the meaning set forth in Section 5.1(a).

                   Section 1.40 "Stock Purchase Agreement" shall have the meaning set forth in the second paragraph hereof.

                   Section 1.41 "13D Group" shall mean any group of persons acquiring, holding, voting or disposing of Voting Secu-rities which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of
         Section 13(d)(3) of the 1934 Act if such group beneficially owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding.

                   Section 1.42 "Transfer" shall have the meaning set forth in Section 5.2(a)(ii).

                   Section 1.43 "TRG" shall have the meaning set forth in the first paragraph hereof.

                   Section 1.44 "TRG Restricted Person" shall have the meaning set forth in Section 6.6.

                   Section 1.45 "20% Termination Date" shall mean the first date, if any, following the date on which the Remaining Equity Commitment shall have been reduced to zero on which In-vestor's ownership of Company Common Stock, on a fully diluted basis, shall have been below 20% of the outstanding shares of Company Common Stock for a continuous period of 180 days; pro-vided, that, if Investor's ownership of Company Common Stock shall, following the date on which the Remaining Equity Commit-ment shall have been reduced to zero, have fallen below 20% by number of the outstanding shares of Company Stock, on a fully diluted basis, as a result of the redemption of limited part-nership or other interests in partnerships or other entities for shares of Company Common Stock, then the 20% Termination
         Date shall mean the first date, if any, following the date on which Investor's ownership of Company Common Stock shall have been below 20% by number of the outstanding shares of Company Stock, on a fully diluted basis, for a continuous period of 450 days; provided, however, that if Investor's ownership of Com-pany Common Stock shall, following the date on which the Re-maining Equity Commitment shall have been reduced to zero, have fallen below 20% of the outstanding shares of Company Common Stock as a result of a Transfer by Investor of Company Common Stock or a failure of Investor to exercise its rights under







         Section 4.2 during the 60 days immediately prior to the expira-tion of such 180-day period, if any such rights are exercisable during such period, to the extent necessary to (and provided that it shall be possible by such exercise to) raise its owner-ship of the outstanding Company Common Stock above such 20% threshold, then the 20% Termination Date shall occur immedi-ately upon such Transfer or failure to exercise its rights un-der Section 4.2, as the case may be.

                   Section 1.46 "USREALTY" shall have the meaning set forth in the first paragraph hereof.

                   Section 1.47 "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of Direc-tors.


                                    ARTICLE 2

                                Board of Directors

                   Section 2.1   Investor Nominees.  (a)  From and
         after the Shareholder Approval Date, if any, and until the next annual or special meeting of shareholders of the Company at, or the next taking of action by written consent of shareholders of the Company with respect to, which any Directors are to be elected, the Investor shall have the right (but not the obliga-tion) to have on the Board two Directors (such Directors, the "Investor Nominees"), and the Company shall cause such Investor Nominees to become members of the Board. If necessary to ef-fectuate the placement of such Investor Nominees on the Board, the Company shall, at its sole option, (i) expand the size of the Board or (ii) solicit the resignations of the appropriate number of Directors, in either case, to the extent necessary to permit the Investor Nominees to serve. Thereafter and until the earlier of the 20% Termination Date, if any, and the expi-ration of the Standstill Period or any Standstill Extension
         Term (other, in either case, as a result of an Early Termina-tion Event), at each annual or special meeting of shareholders of the Company at, or the taking of action by written consent of shareholders of the Company with respect to, which any Di-rectors are to be elected, Investor shall have the right (but not the obligation) pursuant to this Agreement (i) to nominate for election to the Board that number of Directors which, when added to the number of Directors (such Directors also, "Inves-tor Nominees") who are then Investor Nominees and who will con-tinue to serve as Directors without regard to the outcome of the election at such meeting or by such consent, represent the greater of (x) two and (y) the same proportion of the total







         number of Directors as is represented by the number of shares of Company Common Stock which Investor then owns relative to the outstanding Company Common Stock (but in no event more than 49% of the Board), and (ii) to be entitled to the benefits of the agreements of the Company contained in Subsection 2.1(c) with respect to the Investor Nominees described in clause (i) of this sentence. Following the expiration of the Standstill Period or any Standstill Extension Term (other, in either case, as a result of an Early Termination Event), if such expiration of the Standstill Period or any Standstill Extension Term shall be prior to the 20% Termination Date, and until the 20% Ter-mination Date, at each annual or special meeting of sharehold-ers of the Company at, or the taking of action by written con-sent of shareholders of the Company with respect to, which any Directors are to be elected, Investor shall have the right (but not the obligation) pursuant to this Agreement (i) to nominate for election to the Board that number of Directors which, when added to the number of Directors who are then Investor Nominees and who will continue to serve as Directors without regard to the outcome of the election at such meeting or by such consent, represent the lesser of (x) two and (y) the same proportion of the total number of Directors as is represented by the number of shares of Company Common Stock which Investor then owns relative to the outstanding Company Common Stock (such Direc-tors also, "Investor Nominees") and (ii) to be entitled to the benefits of the agreements of the Company contained in Subsec-tion 2.1(c) with respect to the Investor Nominees described in clause (i) of this sentence. In computing the number of In-vestor Nominees, any fraction is to be rounded down to the nearest whole number. At the time of the expiration of the Standstill Period or any Standstill Extension Term, if the Com-pany shall so request, Investor shall use its reasonable ef-forts to cause one or more then-serving Investor Nominees to resign from the Board such that there shall be no more Investor Nominees on the Board than the lesser of (x) two and (y) the same proportion of the total number of Directors as is repre-sented by the number of shares of Company Common Stock which Investor then owns relative to the outstanding Company Common Stock.

                   (b) Investor will not name any person as an Investor Nominee if (i) such person is not reasonably experienced in business, financial or real estate matters, (ii) such person has been convicted of, or has pled nolo contendere to, a fel-ony, (iii) the election of such person would violate any law, or (iv) any event required to be disclosed pursuant to Item







         401(f) of Regulation S-K of the 1934 Act has occurred with re-spect to such person. Investor shall use its reasonable ef-forts to afford the independent directors of the Company a rea-sonable opportunity to meet any individual that Investor is considering naming as an Investor Nominee.

                   (c) The Company will support the nomination of, and the Company's nominating committee (or any other committee ex-ercising a similar function) shall recommend to the Board, the election of each Investor Nominee to the Board, and the Company will exercise all authority under applicable law to cause each Investor Nominee to be elected to the Board. Without limiting the generality of the foregoing, with respect to each meeting of shareholders of the Company at which Directors are to be elected, the Company shall use its reasonable efforts to so-licit from the shareholders of the Company eligible to vote in the election of Directors proxies in favor of any Investor Nom-inees.

                   (d) From and after the Shareholder Approval Date, if any, until the earlier of the 20% Termination Date, if any, and the expiration of the Standstill Period or any Standstill Ex-tension Term (other, in either case, as a result of an Early Termination Event), the total number of members of the Board shall not be less than eleven without the prior written consent of Investor, in its sole discretion.

                   Section 2.2 Committee Representation; Subsidiary Boards. (a) During such time as Investor is entitled pursuant to Section 2.1(a) to have at least one Investor Nominee on the Board, unless Investor chooses not to exercise its rights under this Section 2.2(a), at least one Director who is an Investor Nominee shall serve on each of the audit committee, the nomi-nating committee, the compensation committee, the executive committee, any special committee(s) of the Board, and any other committees which shall be charged with exercising substantial authority on behalf of the Board (the foregoing, the "Key Com-mittees"). Notwithstanding the foregoing, if none of the Di-rectors who are Investor Nominees would be considered "inde-pendent" of the Company or "disinterested" (i) for purposes of any applicable rule of the New York Stock Exchange or any other securities exchange or other self-regulating organization (such as the National Association of Securities Dealers) requiring that members of the audit committee of the Board be independent of the Company, (ii) for purposes of any law or regulation that requires, in order to obtain or maintain favorable tax, securi-ties, corporate law or other material legal benefits with re-spect to any plan or arrangement for employee compensation or benefits, that the members of the committee of the Board charged with responsibility for such plan or arrangement be







         "independent" of the Company or "disinterested", or (iii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Company and any of Investor, its Affiliates or any Group of which Investor is a member or such other transaction or potential transaction which would involve an actual or potential conflict of interest on the part of the Directors who are Investor Nominees, then a Director who is an Investor Nominee shall not be required to be appointed to any such committee; provided, however, that the committees of the Board shall be organized such that, to the extent practicable, the only items to be considered by a Key Committee on which no Director who is an Investor Nominee may serve will be those items which prevent the Director who is an Investor Nominee from serving on such Key Committee. Any mem-bers of any Key Committee who are Investor Nominees shall, in the event of any vacancy in such membership, be replaced by a Director who is an Investor Nominee elected by a majority of the Directors who are Investor Nominees.

                   (b) During such time as Investor is entitled pursu-ant to Section 2.1(a) to have at least one Investor Nominee on the Board, unless Investor chooses not to exercise its rights under this Section 2.2(b), one individual designated by Inves-tor shall serve as a member of the board of directors or com-parable governing body of each Subsidiary of the Company, if any, that is a corporation or other person with a board of di-rectors or board of trustees.

                   Section 2.3 Vacancies. In the event that any Investor Nominee shall cease to serve as a Director for any reason other than the fact that Investor no longer has a right to nominate a Director, as provided in Section 2.1(a), the vacancy resulting thereby shall be filled by an Investor Nominee designated by Investor; provided, however, that any Investor Nominee so designated shall satisfy the qualification requirements set forth in Section 2.1(b).


                                    ARTICLE 3

                                Information Rights

                   Section 3.1  Strategic Advice; Operating
         Statements; Public Company Status. (a) From and after the Shareholder Approval Date, if any, until the 20% Termination Date, Buyer will from time to time, as reasonably requested by the Company, use reasonable efforts to make reasonably available to the Company the benefit of Buyer's market exper-tise, operating experience and research capabilities and will from time to time, as







         reasonably requested by the Company, consult with and advise the Company on matters concerning:

                        (i)  business and operating strategy;

                       (ii) financing and capital formation (including advice regarding capital markets and structure, method and timing of capital-rasing efforts);

                      (iii) property acquisition strategy and acquisi-tion opportunities with respect to Shopping Center Properties in the Geographic Region of which Buyer becomes aware; and

                       (iv)  investor relations;

         provided, however, that nothing herein shall require Buyer to provide the Company with any information that may be subject to any obligation of confidentiality on Buyer's part. Upon the reasonable request of the Company, Buyer further will provide to the Company any relevant market or economic research in its possession which is not readily available from third parties and which is not subject to any obligation of confidentiality on Buyer's part. Buyer will be entitled to receive customary fees and expense reimbursement for its undertaking of any ac-tions contemplated by this Section 3.1(a), which fees and ex-penses will be agreed upon by Buyer and the Company in each instance.

                   (b) From and after the Shareholder Approval Date, if any, until the 20% Termination Date, if any, the Company will:

                        (i) deliver to Investor, as soon as practicable after the end of each month or other reporting pe-riod, any operating and financial statements and man-agement reports (x) of the Company, and (y) of each Subsidiary not consolidated with the Company, which are regularly provided to the senior management of the Company, each as, at and for the end of such month or other reporting period, and such other statements or reports as are reasonably requested by Investor, all in such form as are prepared by the Company for internal use by management (including, as applicable, by e-mail);

                       (ii) deliver to Investor copies of all other information distributed by the Company to the Board;







                      (iii) deliver to Investor, as promptly as practi-cable following filing, a copy of each report, sched-ule or other document filed by the Company pursuant to the requirements of any federal or state securi-ties laws (collectively, the "Securities Filings"); and

                       (iv) continue to comply in all material respects with the reporting requirements of Section 13 or 15(d) of the 1934 Act.

                   (c) The Company and Investor will afford one another a reasonable opportunity to review any Securities Filing, any other filing with a Government Authority and any press release or similar public announcement which refers to, describes or mentions such other party or any Affiliate of such other party prior to the time that such filing is filed with or sent to the applicable Government Authority or such announcement is dis-seminated.

                   Section 3.2 Advice of Actions. From and after the Shareholder Approval Date, if any, until the 20% Termination Date, if any, without first having consulted with the represen-tative of Investor designated by Investor pursuant to this Sec-tion 3.2, the Company will not seek approval by the Board of any proposal, or enter into any definitive agreement, relating to:

                   (a) the acquisition in a single transaction or group of related transactions, whether by merger, consolidation, purchase of stock or assets or other business combination, of any business or assets having a value in excess of $10,000,000;

                   (b) the sale or disposal in a single transaction or group of related transactions of any assets, whether by merger, consolidation, sale of stock or assets or other business combination having a value in excess of $20,000,000;

                   (c) the incurrence or issuance of indebtedness in a single transaction or group of related transactions, the entering into a guaranty, or the engagement in any other financing arrangement in excess of $20,000,000;

                   (d)  the annual operating budget for the Company;

                   (e) a material change in the executive management of the Company;







                   (f) any new material agreements or arrangements with any members of the executive management of the Company; or

                   (g) the issuance by the Company of capital stock of the Company or of options, rights or warrants or other commitments to purchase or securities convertible into (or exchangeable or redeemable for) shares of capital stock of the Company, or the issuance by a Subsidiary of any equity interests, other than, (i) to the Company or a wholly owned Subsidiary thereof, and (ii) to directors or employ-ees of the Company or a Subsidiary in connection with any employee benefit plan approved by the shareholders of the Company.

         Notwithstanding the foregoing, the Company shall have no obli-gation to accept or comply with any advice offered by Investor or its designated representative in any consultation referred to in this Section 3.2. The designated representative of In-vestor, for purposes of this Section 3.2, initially shall be Paul E. Szurek. Investor shall provide the company with ten days prior written notice of any replacement of the designated representative.


                                    ARTICLE 4

                         Voting and Participation Rights

                   Section 4.1  Voting Rights.  Subject to the provi-
         sions of this Section 4.1, Investor may vote the shares of Com-pany Stock which it owns in its sole and absolute discretion.
         During the Standstill Period, if any, and any Standstill Exten-sion Term, Investor will vote all shares of Company Common
         Stock which it owns in one of the following two manners, at its option: (a) in accordance with the recommendation of the Board or (b) proportionally, in accordance with the votes of the other holders of Company Common Stock; provided, however, that Investor may vote all of the shares of Company Common Stock that it owns, in its sole and absolute discretion, with regard to (x) the election of the Investor Nominee(s) to the Board,
         (y) any amendment to the Company Charter or the By-laws of the Company which would reasonably be expected to materially ad-versely affect Investor, and (z) any Extraordinary Transaction submitted to a vote of the shareholders of the Company. With regard to (i) any amendment to the Company Charter or the By-laws of the Company which would reasonably be expected to mate-rially adversely affect Investor, and (ii) any Extraordinary Transaction submitted to a vote of the stockholders of the Com-pany, Investor will vote all shares of Company Common Stock owned by it that represent ownership of in excess of 40% of the







         outstanding shares of Company Common Stock, in one of the fol-lowing two manners, at its option: (x) in accordance with the recommendation of the Board, or (y) proportionally in ac-cordance with the votes of the other holders of Company Common Stock. With regard to any Extraordinary Transaction submitted to a vote of the stockholders of the Company which requires the affirmative vote of holders of two-thirds of the shares of Com-pany Common Stock, Investor will vote all shares of Company Common Stock owned by it that represent ownership of in excess of 28% of the outstanding shares of Company Common Stock, in one of the following two manners, at its option: (x) in ac-cordance with the recommendation of the Board, or (y) propor-tionally in accordance with the votes of the other holders of Company Common Stock.

                   Section 4.2 Participation Rights. (a) Right to Participate. From and after the date hereof until the 15% Ter-mination Date, if any, Investor shall be entitled to a par-ticipation right to purchase or subscribe for up to that number of additional shares of capital stock (including as "capital stock" for purposes of this Section 4.2, any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock of the Company or any Subsidiary (and all references in this Section
         4.2 to capital stock shall, as appropriate, be deemed to be references to any such securities), and also including addi-tional shares of capital stock to be issued pursuant to the conversion, exchange or redemption of any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock, as if the price at which such additional shares of capital stock is issued pursuant to any such conversion, exchange or redemption were the market price on the date of such issuance) to be is-sued or sold by the Company which represents the same propor-tion of the total number of shares of capital stock to be is-sued or sold by the Company (including the shares of capital stock to be issued to Investor upon exercise of its participa-tion rights hereunder; it being understood and agreed that the Company will accordingly be required to either increase the number of shares of capital stock to be issued or sold so that Investor may purchase additional shares to maintain its propor-tionate interest, or to reduce the number of shares of capital stock to be issued or sold to Persons other than Investor) as is represented by the number of shares of Company Common Stock owned by Investor prior to such sale or issuance (and including for this purpose any shares of Company Common Stock to be ac-quired pursuant to the Stock Purchase Agreement, but not yet issued) relative to the number of shares of Company Common







         Stock outstanding prior to such sale or issuance (and including for this purpose any shares of Company Common Stock to be ac-quired pursuant to the Stock Purchase Agreement, but not yet issued) (but in no event, (i) more than 42.5% of the total num-ber of shares of capital stock to be issued or sold by the Com-pany at the first offering of shares of capital stock by the Company following the date on which the Remaining Equity Com-mitment (as such term is defined in the Stock Purchase Agree-ment) shall be zero, or, (ii) more than 37.5% of the total num-ber of shares of capital stock to be issued or sold by the Com-pany at all subsequent offerings); provided, however, that the provisions of this Section 4.2 shall not apply to (i) the issu-ance or sale by the Company of any of its capital stock issued to the Company or any of its Subsidiaries or pursuant to op-tions, rights or warrants or other commitments or securities in effect or outstanding on the date of the Stock Purchase Agree-ment, or (ii) the issuance of capital stock pursuant to the conversion, exchange or redemption of any other capital stock, and with respect to the original issuance of which other capi-tal stock Investor had and fully exercised participation rights pursuant to this Section 4.2, but shall, without limitation, apply to the issuance by the Company of any of its capital stock pursuant to benefit, option, stock purchase, or other similar plans or arrangements, including pursuant to or upon the exercise of options, rights, warrants, or other securities or agreements (including those issued pursuant to the Company's benefit plans), as if the price at which such capital stock is issued were the market price on the date of such issuance.

                   (b) Notice. In the event the Company proposes to issue or sell any shares of capital stock in a transaction giv-ing rise to the participation rights provided for in this Sec-tion, the Company shall send a written notice (the "Participa-tion Notice") to Investor setting forth the number of shares of such capital stock of the Company that the Company proposes to sell or issue, the price (before any commission or discount) at which such shares are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof), and all other relevant information as to such proposed transaction as may be necessary for Investor to determine whether or not to exercise the rights granted in this Section. At any time with-in 20 days after its receipt of the Participation Notice, In-vestor may exercise its participation rights to purchase or subscribe for shares of such shares of capital stock, as pro-vided for in this Section, by so informing the Company in writ-ing (an "Exercise Notice"). Each Exercise Notice shall state







         the percentage of the proposed sale or issuance that the Inves-tor elects to purchase. Each Exercise Notice shall be irre-vocable, subject to the conditions to the closing of the trans-action giving rise to the participation right provided for in this Section.

                   (c) Abandonment of Sale or Issuance. The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed sale or issuance giving rise to the participation right granted by this Section, to abandon, rescind, annul, withdraw or otherwise terminate such sale or issuance, whereupon all participation rights in respect of such proposed sale or issuance pursuant to this Section shall become null and void, and the Company shall have no li-ability or obligation to Investor or any Affiliate thereof who has acquired shares of Company Stock pursuant to the Stock Pur-chase Agreement or from Investor with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or ter-mination.

                   (d) Terms of Sale. The purchase or subscription by Investor or an Affiliate thereof, as the case may be, pursuant to this Section shall be on the same price and other terms and conditions, including the date of sale or issuance, as are ap-plicable to the purchasers or subscribers of the additional shares of capital stock of the Company whose purchases or sub-scriptions give rise to the participation rights, which price and other terms and conditions shall be substantially as stated in the relevant Participation Notice (which standard shall be satisfied if the price, in the case of a negotiated transac-tion, is not greater than 110% of the estimated price set forth in the relevant Participation Notice or, in the case of an un-derwritten or privately placed offering, is not greater than the greater of (i) 110% of the estimated price set forth in the relevant Participation Notice, and (ii) the most recent closing price on or prior to the date of the pricing of the offering); provided, however, that in the event the consideration to be received by the Company in connection with the issuance of shares of capital stock giving rise to participation rights hereunder is other than cash or cash equivalents, the price per share at which the participation rights may be exercised shall be the price per share set forth in the Participation Notice or determined in the manner set forth in the Participation Notice (which shall in either event be the price as set forth in the agreement pursuant to which such shares are to be issued, pro-vided that the consideration to be received therefor is valued based upon the fair market value thereof, as determined in good faith by the Company's independent directors, after consulta-tion with appropriate financial and legal advisors, or the







         price determined in accordance with paragraph (a) of this Sec-tion 4.2); provided, further, however, that in the event the consideration to be received by the Company in connection with the issuance of shares of capital stock giving rise to partici-pation rights hereunder is other than cash or cash equivalents, and the fair market value of the consideration to be received is not determinable, the price per share at which the partici-pation rights may be exercised shall, (i) in the event that shares of capital stock with an established trading market are being issued or sold, be the average ten-day trailing market price of such shares as of the date of receipt of the Partici-pation Notice, and (ii) in the event any other shares of cap-ital stock are being issued or sold, be determined by reference to the amount set forth above, adjusted as may be appropriate to reflect the relationship between those shares of capital stock with an established trading market and those shares of capital stock to be issued in the relevant transaction; pro-vided, however, that if the consideration otherwise covered by the second proviso of this Section 4.2(d) is received in con-nection with a merger or consolidation by the Company, the price per share at which the participation rights may be exer-cised shall be the market value per share of Company Common Stock issued in respect of such merger or consolidation as of the date of the merger or consolidation agreement; and pro-vided, finally, that in the event the purchases or subscrip-tions giving rise to the participation rights are effected by an offering of securities registered under the 1933 Act and in which offering it is not legally permissible for the securities to be purchased by Investor to be included, such securities to be purchased by Investor will be purchased in a concurrent pri-vate placement.

                   (e) Timing of Sale. If, with respect to any Par-ticipation Notice, Investor fails to deliver an Exercise Notice within the requisite time period, the Company shall have 120 days after the expiration of the time in which the Exercise
         Notice is required to be delivered in which to sell not more than 110% of the number of shares of capital stock of the Com-pany described in the Participation Notice (plus, in the event such shares are to be sold in an underwritten public offering, an additional number of shares of capital stock of the Company, not in excess of 15% of 110% of the number of shares of capital stock of the Company described in the Participation Notice, in respect of any underwriters overallotment option) and not less than 90% of the number of shares of capital stock of the Com-pany described in the Participation Notice on terms not more favorable to the purchaser than were set forth in the Partici-pation Notice. If, at the end of 120 days following the expi-ration of the time in which the Exercise Notice is required to







         be delivered, the Company has not completed the sale or is-suance of capital stock of the Company in accordance with the terms described in the Participation Notice (or at a price which is at least 90% of the estimated price set forth in the Participation Notice), or in the event of any contemplated sale or issuance within such 120-day period but outside such price parameters, the Company shall again be obligated to comply with the provisions of this Section with respect to, and provide the opportunity to participate in, any proposed sale or issuance of shares of capital stock of the Company; provided, however, that notwithstanding the foregoing, if the price at which such capi-tal stock is to be sold in an underwritten offering (or a pri-vately placed offering in which the price is not less than 97% of the most recent closing price at the time of the pricing of the offering) is not at least 90% of the estimated price set forth in the Participation Notice, the Company may inform In-vestor of such fact and Investor shall be entitled to elect, by written notice delivered within two Business Days following such notice from the Company, to participate in such offering in accordance with the provisions of this Section 4.2.


                                    ARTICLE 5

                              Standstill Provisions

                   Section 5.1  Standstill Periods.  (a)  Subject to
         the provisions of the following sentence, the "Standstill Period" shall be the period commencing on the Shareholder Approval Date, if any, and ending on the earlier of (x) the fifth anniversary of the date thereof, and (y) the earliest of:

                   (i) the occurrence of any event of default on the part of the Company or any Subsidiary under any debt agreements, instruments, or arrangements which event of default would reasonably be expected to result in a Mate-rial Adverse Effect and, in the case of a non-monetary event of default, which event of default cannot be, or is not, cured by the Company within the applicable cure pe-riod under such debt agreement, instrument or arrangement;

                  (ii) the acquisition by any person or Group other than Investor or any Affiliate thereof or any person or Group acting in concert with or at the direction or re-quest of the Investor or any Affiliate thereof of Benefi-cial Ownership of more than 9.8% of the voting power of the outstanding shares of Voting Securities (any such shares acquired in excess of such 9.8%, the "Excess







              Shares"), unless (x) the Excess Shares are at or im-mediately following their acquisition deprived of all vot-ing rights pursuant to limitations on ownership of shares contained in the Company Charter, as in effect at the rel-evant time, or in any other legal, valid and enforceable agreement, plan or other right in effect as such time, or
              (y) provided the Excess Shares represent no more than 5.2% of the voting power of the outstanding Voting Securities, the Company, no later than the earlier of (aa) sixty days after the date of such acquisition, and (bb) the record date for the first meeting of shareholders after such record date, has caused such person or Group to cease, or such person or Group otherwise ceases, having Beneficial Ownership of the Excess Shares;

                 (iii) any person or Group having a number of Directors on the Board, or having the right or power to elect a num-ber of Directors on the Board, equal to or greater than the number of Directors to which Investor is entitled;

                  (iv) the authorization by the Company or the Board or any committee thereof (with all Investor Nominees abstain-ing or voting against) of the solicitation of offers or proposals or indications of interest with respect to any merger, consolidation, other business combination, liqui-dation, sale of the Company or all or substantially all of the assets of the Company or any other change of control of the Company or similar extraordinary transaction, but excluding any merger, consolidation or other business com-bination in which the Company is the surviving and acquir-ing corporation and in which the businesses or assets so acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of the Company prior to such merger, consolidation or other business com-bination (any of the foregoing, a "Covered Transaction");

                   (v) the written submission by any person or Group other than Investor or any Affiliate thereof of a proposal to the Company (including to the Board or any agent, rep-resentative or Affiliate of the Company) with respect to, or otherwise expressing an interest in pursuing, a Covered Transaction; provided, however, that the Standstill Period shall not terminate pursuant to this Section 5.1(a)(v) if, as soon as practicable after receipt of any such proposal, the Board determines that such proposal is not in the best interest of the Company and its shareholders and for so long as the Board continues to reject such proposal as a result of such determination;







                  (vi) in connection with any actual or proposed Cov-ered Transaction, the removal of any rights plan, provi-sions of the Company Charter relating to staggered terms of office for directors, provisions of the Company Charter or the By-laws of the Company relating to supermajority voting of the Company's shareholders, "excess share" pro-visions of the Company Charter or the By-laws of the Com-pany, or any other similar arrangements, agreements, com-mitments or provisions in the Company Charter or the By-laws of the Company which would reasonably be expected to impede the consummation of such actual or proposed Covered Transaction by action of any Government Authority, the Board, the shareholders of the Company or otherwise, or, whether or not in connection with any actual or proposed Covered Transaction, any modification, amendment, waiver or repeal of the ownership restrictions in Article 5 of the Company Charter (except as may be necessary to allow any acquisition of Company Stock that would not constitute an Early Termination Event under Section 5.1(a)(ii));

                 (vii) any breach by the Company of the Stock Purchase Agreement which is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect Investor or cause a Material Adverse Effect;

                (viii) any breach of this Agreement by the Company which is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect In-vestor or cause a Material Adverse Effect;

                  (ix)  any violation of any Corporate Action Covenant;
              or

                   (x) any exercise of a conversion right with respect to shares of Class B Common Stock effected at a time or in circumstances in which the Percentage Limit (as such term is defined in the Articles of Amendment to Articles of Incorporation of the Company, filed on December 20, 1995) is for any reason not applicable, ineffective or waived.

                   Any event set forth in subsection (i), (ii), (iii),
         (iv), (v), (vi), (vii), (viii), (ix) or (x) of this Section 5.1(a) shall be an "Early Termination Event."

                   (b) If the Standstill Period shall not have been terminated prior to the fifth anniversary of the date hereof, the Standstill Period and any Standstill Extension Term shall automatically be extended for successive one-year periods (each







         such period, a "Standstill Extension Term"), unless, in the case of each Standstill Extension Term, Investor provides to the Company written notice at least 270 days prior to the com-mencement of such Standstill Extension Term, that such Stand-still Extension Term and all further Standstill Extension Terms are cancelled. Any Standstill Extension Term will be termi-nated upon the earlier of (i) the first anniversary thereof, and (ii) the occurrence of an Early Termination Event.

                   Section 5.2 Restrictions During Standstill Period and Standstill Extension Term. (a) During the Standstill Pe-riod, if any, and any Standstill Extension Term (and, with re-spect only to the provisions of subsection (ii) hereof, also at any other time when Investor owns more than 15% of the then outstanding shares of Company Common Stock, on a fully diluted basis), Investor will not, will cause each of its controlled Affiliates not to, and will use its reasonable best efforts to cause each of its other Affiliates not to, directly or indi-rectly:

                   (i) act in concert with any other person or Group by becoming a member of a 13D Group, other than any 13D Group comprised exclusively of Investor and one or more of its Affiliates;

                  (ii) sell, transfer, pledge or otherwise dispose of (collectively, "Transfer") any shares of Company Common Stock except for: (v) Transfers made in compliance with the requirements of Rule 144 of the 1933 Act, (w) Trans-fers pursuant to negotiated transactions with third par-ties, provided, however, that no such Transfer which would result in the applicable transferee having beneficial own-ership of more than 9.8% of the Company Stock shall occur unless (A) the Company, in its sole discretion, approves such Transfer, and (B) the transferee acknowledges that it is subject to the provisions of Article 5 of this Agree-ment to which Investor is subject, (x) Transfers pursuant to or in accordance with the Registration Rights Agreement or otherwise in a public offering, (y) Transfers to one or more Affiliates of Investor who agree to be bound by the terms and conditions of this Agreement and who satisfy the ownership criteria in the definition of "Investor", and
              (z) Transfers to a bona fide financial institution for the purpose of securing bona fide indebtedness of any Inves-tor; provided, that no such Transfer shall result in the bona fide financial institution having beneficial owner-ship of more than 9.8% of the Company Stock unless such bona fide financial institution acknowledges that it is subject to the provisions of Article 5 of this Agreement to which Investor is subject;







                 (iii) purchase or otherwise acquire shares of Company Common Stock (or options, rights or warrants or other com-mitments to purchase and securities convertible into (or exchangeable or redeemable for) shares of Company Common Stock) as a result of which, after giving effect to such purchase or acquisition, Investor and its Affiliates will Beneficially Own more than 45% of the outstanding shares of Company Common Stock, on a fully diluted basis;

                  (iv) solicit, encourage or propose to effect or nego-tiate any Covered Transaction other than pursuant to the Stock Purchase Agreement;

                   (v) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)); call, or in any way encourage or participate in a call for, any spe-cial meeting of shareholders of the Company (or take any action with respect to acting by written consent of the shareholders of the Company); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any shareholder proposal or participate in or encourage the making of, or solicit shareholders of the Company for the approval of, one or more shareholder proposals; provided, however, that Investor shall not be prohibited from communicating with a securityholder who is engaged in any "solicitation" of "proxies" or who is a "participant" in any "election con-test";

                  (vi) seek representation on the Board or a change in the composition or size of the Board other than as permit-ted by Article 2;

                 (vii) Transfer any capital stock of Buyer or any capi-tal stock of any Affiliate of Buyer that owns Company Com-mon Stock, or cause Buyer or any such Affiliate thereof to Transfer any options, warrants, convertible securities or other similar rights to acquire any capital stock of Buyer or any such Affiliate thereof; provided, however, that no such Transfer shall be prohibited if after giving effect thereto the Beneficial Owner of such shares of Company Common Stock satisfies the ownership criteria in the defi-nition of "Investor"; and provided, further, that no Transfers to a bona fide financial institution for the purpose of securing bona fide indebtedness of any Investor shall be prohibited hereby;







                (viii) request the Company or any of its directors, officers, employees or agents to amend or waive any provi-sions of this Section 5.2 or Section 5.2 of the Company Charter or seek to challenge the legality or effect thereof; or

                  (ix) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing.

                   (b) At such time as the restrictions on the activi-ties of Investor contained in Section 5.2(a), 5.2(b) or 5.4 take effect, such restrictions shall supercede any restrictions on the activities of Investor contained in the Confidentiality Agreement, dated May 10, 1995, by and between Investor and the Company whereupon all such restrictions set forth in said Con-fidentiality Agreement shall cease to apply.

                   Section 5.3  Investments in Shopping Center Proper-
         ties and Purchases of Interests in Shopping Center Companies.
         (a) Subject to the provisions of the following sentence, and excluding transactions which are the subject of paragraph (b) of this Section, from and after the date hereof until the ear-lier of (i) the date, if any, on which shareholders of the Com-pany vote upon and fail to approve the transactions contem-plated by the Stock Purchase Agreement, (ii) the six-month an-niversary of the date hereof if a meeting at which the share-holders of the Company are asked to vote upon the transactions contemplated by the Stock Purchase Agreement shall not have oc-curred on or prior to such six-month anniversary date, and
         (iii) the 20% Termination Date, if any, Investor and any other person of which Investor is the direct or indirect general partner or as to which Investor has the direct or indirect right or power to elect a majority of the board of directors or other governing body or otherwise controls (but subject, in the case of any person other than Investor, to the fiduciary duties of such person or its general partner, board of directors or other governing body) (any such person, an "Investor Restricted Person") shall not, and Investor shall use its reasonable best efforts to cause Security Capital Group Incorporated ("SCGI") and any person of which SCGI is the direct or indirect general partner or as to which SCGI has the direct or indirect right or power to elect a majority of the board of directors or other governing body or otherwise controls (but subject, in the case of any person other than Investor, to the fiduciary duties of such person or its general partner, board of directors or other governing body) (SCGI and any such person, an "SCGI Restricted Person") not to, directly or indirectly, own, purchase, develop or otherwise acquire, directly or indirectly, any grocery-store, drugstore, or general merchandise discount-store (such







         as Wal-Mart, K-Mart, Target, TJ Maxx, Steinmart or similar store) anchored shopping center under 250,000 square feet of leasable area located in the Geographic Region (a "Shopping
         Center Property", and not including within the meaning of such defined term any enclosed regional or urban mall or other simi-lar shopping facility). Notwithstanding the foregoing, Inves-tor, any Investor Restricted Person or any SCGI Restricted Per-son may own, purchase, or otherwise acquire, directly or indi-rectly, any Shopping Center Properties if the investment in the Shopping Center Properties is incidental to an investment made by Investor, such Investor Restricted Person or such SCGI Re-stricted Person which investment is not primarily related to Shopping Center Properties; it being understood and agreed that any acquisition of real estate properties in which Shopping
         Center Properties constitute 30% or less of the purchase price of all of the real estate properties acquired shall be consid-ered an investment in which the Shopping Center Properties ac-quired are incidental to an investment which is not primarily related to Shopping Center Properties; provided, however, that if Investor, any Investor Restricted Person or any SCGI Re-stricted Person determines to make such a permitted investment, Investor, such Investor Restricted Person or such SCGI Re-stricted Person shall afford the Company a period of 20 day after receipt of written notice from Investor describing the material terms of the proposed investment, in which to provide Investor, such Investor Restricted Person or such SCGI Re-stricted Person, as applicable, written notice that it elects to purchase the Shopping Center Properties constituting a part of such investment (subject to customary due diligence and other closing conditions); in the event Investor, such Investor Restricted Person or such SCGI Restricted Person thereafter makes such investment and the price and other terms are not less favorable to the Company than those set forth in the no-tice of material terms delivered to the Company, the Company shall promptly acquire the Shopping Center Properties included therein, at the price allocated to such Shopping Center Proper-ties in the purchase agreement entered into by Investor, the Investor Restricted Person or the SCGI Restricted Person, as the case may be, in respect of such acquisition and otherwise on terms substantially similar to the terms of Investor's, the Investor Restricted Person's or SCGI Restricted Person's acqui-sition of such properties; provided, further, that if Investor, an Investor Restricted Person or an SCGI Restricted Person shall have made such a purchase, including the Shopping Center Properties therein, and if Investor, an Investor Restricted or an SCGI Restricted Person should thereafter, but prior to the 20% Termination Date, determine to sell any Shopping Center Properties so purchased, Investor, such Investor Restricted
         Person or such SCGI Restricted Person shall inform the Company of such fact, and the Company shall have 20 days in which to







         give Investor, such Investor Restricted Person or such SCGI Re-stricted Person written notice that it desires to purchase such Shopping Center Properties; such notice shall set forth the terms on which the Company is prepared to effect such purchase; Investor, such Investor Restricted Person or such SCGI Re-stricted Person shall be free to accept such offer, or to oth-erwise dispose of such Shopping Center Properties, but shall in no event dispose of such Shopping Center Properties on terms materially less favorable to Investor, such Investor Restricted Person or such SCGI Restricted Person without first again af-fording the Company the opportunity to purchase such Shopping Center Properties.

                   (b) From and after the date hereof until the earlier of (i) the date, if any, on which shareholders of the Company vote upon and fail to approve the transactions contemplated by the Stock Purchase Agreement, (ii) the six-month anniversary of the date hereof if a meeting at which the shareholders of the Company are asked to vote upon the transactions contemplated by the Stock Purchase Agreement shall not have occurred on or prior to such six-month anniversary date, and (iii) the 20% Termination Date, if any, Investor and any Investor Restricted Person shall not, and Investor shall use its reasonable best efforts to cause all SCGI Restricted Persons not to, purchase or otherwise acquire equity securities, or options, warrants, calls, purchase rights, subscription rights, conversion rights, exchange rights or similar rights to purchase or otherwise ac-quire equity securities, representing 9% or more of the equity interest of any person, other than the Company, if (i) such person's principal business activity is the acquisition, devel-opment or ownership for rental purposes of Shopping Center Properties, (ii) more than 25% of such person's assets are Shopping Center Properties (but not including as Shopping Cen-ter Property assets for such purpose any indebtedness secured directly or indirectly by Shopping Center Properties), or (iii) more than 25% of such person's revenues are derived from the purchase, development or ownership of Shopping Center Proper-ties (any such person, a "Shopping Center Company"); provided, however, that Investor, any Investor Restricted Person or any SCGI Restricted Person shall be entitled to purchase or other-wise acquire less than 9% of the equity interest of a Shopping Center Company only if no Investor, Investor Restricted Person or SCGI Restricted Person shall be represented on (or have the right to nominate representatives to) the board of directors or similar governing body or shall participate in the management, of such Shopping Center Company.

                   (c) The provisions of this Section 5.3 shall not restrict Investor, any Investor Restricted Person or any SCGI Restricted Person from, directly or indirectly, (w) providing







         debt financing for Shopping Center Properties or investing in, owning or acquiring a mortgage REIT or other person substan-tially all of whose business consists of making mortgage loans on Shopping Center Properties and other real estate assets, (x) in connection with the activities described in clause (w), ac-quiring or owning any Shopping Center Properties through fore-closure on mortgages or similar instruments or other realiza-tion on security, or (y) the ownership of any REIT convertible debt which is passively held and unaccompanied by representa-tion on the board of directors or participation in management and which is held by a person of which none of Investor, any Investor Restricted Person or any SCGI Restricted Person di-rectly or indirectly Beneficially Owns 20% or more of the out-standing economic or voting interest.

                   (d) Notwithstanding any contrary provision herein, the provisions of this Section 5.3 shall not go into effect unless and until the transactions contemplated by the Stock Purchase Agreement shall have been approved by the holders of the requisite number of shares of Company Stock at a duly called and held meeting of shareholders of the Company at which meeting a quorum is present (such approval, the "Shareholder Approval").

                   Section 5.4 Notice to Company. From and after the Shareholder Approval Date, if any, until the expiration of the Standstill Period or any Standstill Extension Period, if Inves-tor wishes to sell pursuant to subsection 5.2(a)(ii)(v), (w) or
         (x) any shares of Company Common Stock, Investor shall give the Company 15 days' prior written notice of such proposed sale, setting forth the number of shares of Company Common Stock that Investor proposes to sell, the expected timing of the proposed sale, and the expected selling price of such sale, in order to enable the Company to make an offer to purchase such shares. During the period described in the preceding sentence, Investor shall also notify the Company if Investor reaches a formal board-level decision to sell shares of Company Common Stock representing more than 2% of the then outstanding shares of Company Common Stock.

                   Section 5.5  Compliance with Insider Trading
         Policy. For as long as Investor Beneficially Owns any shares of Company Common Stock, Investor will, and will use its com-mercially reasonable efforts to cause its directors, officers, employees, agents, and representatives to, comply with the written policy of the Company reasonably designed to prevent violations of insider trading and similar laws. It is understood and agreed that no such policy existed as of the date of the Stock Purchase Agreement, and that prior to the adoption or amendment of any such policy to which Investor will be subject (including







         any such policy proposed to be adopted following the date of the Stock Purchase Agreement and prior to the date hereof, and to which Investor would become subject by virtue hereof), the Company will consult with Investor, and will not adopt or amend any such policy, nor will Investor be subject to any such policy, without the written consent of Investor, which consent will not be unreasonably withheld.

                   Section 5.6 Compliance with Section 5.2 of the Company Charter. For as long as Investor Beneficially Owns any shares of Company Common Stock (unless the Standstill Period or any Standstill Extension Term is terminated by any of the ac-tions set forth in Section 5.1(a)(iv), (v) or (vi) (or unless any such action occurs following the termination of the Stand-still Period or any Standstill Extension Term) or by any other willful action by the Company which constitutes an Early Termi-nation Event (or would constitute an Early Termination Event during the Standstill Period or any Standstill Extension
         Term)), Investor and each Investor Restricted Person will, and Investor will use its reasonable best efforts to cause the SCGI Restricted Persons to, comply with Section 5.2 of the Company Charter and will not seek to challenge the legality or effect thereof.

                   Section 5.7 Investment Company Matters. From and after the Shareholder Approval Date, if any, until the 20% Ter-mination Date, if any, Investor shall use its reasonable best efforts to not be or become an "investment company" or an en-tity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                   Section 5.8  Waiver of Restrictions and Limits.
         Provided that Shareholder Approval is obtained, subject to the provisions of the third sentence of this Section 5.8, the Com-pany shall take all actions, including by providing any nec-essary exemptions from or amendments to (A) any restrictions or limits contained in Article 5 of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit Investor to Beneficially Own up to and including the greater of (i) 45% of the outstanding shares of Company Common Stock and (ii) the percentage which represents the number of shares of Company
         Common Stock purchased pursuant to the Stock Purchase Agreement relative to the outstanding shares of Company Common Stock. If any third party shall be given the right to Beneficially Own more than 45% of the outstanding shares of Company Common
         Stock, the Company shall take all actions (including by provid-ing the foregoing exemptions and amendments) to waive any and all restrictions or limits on Investor provided that such waiver does not result in the disqualification of the Company







         as a REIT. From and after the 15% Termination Date, if any, the Company shall take all actions, including by providing any necessary exemptions from or amendments to (A) any restrictions or limits contained in Article 5 of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit Investor to Beneficially Own up to and including 15% of the outstanding shares of Company Common Stock, but shall not be required to take any action to permit Investor to Beneficially Own more than 15% of the outstanding shares of Company Common Stock. From and after the first date on which Investor does not own at least 9.8% of the outstanding shares of Company Common Stock, if any, the Company shall take all actions, including by pro-viding any necessary exemptions from or amendments to (A) the ownership limits contained in Article 5 of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit In-vestor to Beneficially Own up to and including 9.8% of the out-standing shares of Company Common Stock, but shall not be re-quired to take any action to permit Investor to Beneficially Own more than 9.8% of the outstanding shares of Company Common Stock. Notwithstanding the foregoing, Investor or the Company may at any time acquire Beneficial Ownership of the securities of such other party or its Affiliates to the extent permitted by applicable law and the provisions of the organizational documents of such party or its Affiliates, as applicable, and other agreements from time to time governing the ownership of such securities.

                   Section 5.9  REIT Qualification.  From and after
         the Shareholder Approval Date until the 15% Termination Date, Investor shall annually inform the Company whether Investor be-lieves, and shall otherwise from time to time, as reasonably requested by the Company, reasonably cooperate (including by providing such information and documentation as may be reason-ably requested by the Company) with the Company to enable the Company to determine whether, any person which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership at-tribution rules under Section 544 of the Code, as modified by
         Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in Investor.







                                    ARTICLE 6

                      Limitations on Corporate Actions, Etc.

                   Section 6.1 Limitations on Corporate Actions. (a) The Company agrees that from and after the Shareholder Approval Date, until the earlier of (i) the termination of the Stand-still Period or any Standstill Extension Term or (ii) the 20% Termination Date, if any, it will not, and will not permit any of its Subsidiaries to:

                        (A)  incur total consolidated indebtedness
                   for money borrowed (including for this purpose any indebtedness evidenced by notes, debentures, bonds or other similar instruments, or secured by any lien on any property or asset, all obli-gations issued or assumed as the deferred pur-chase price of property, conditional sale obli-gations, obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business), obligations under letters of credit, or similar credit transactions, and obligations which are required to be accounted for as capital leases) in an amount in excess of 60% of the gross book value of the consolidated book assets of the Company (excluding any minority interests not convert-ible into interests in the Company) before de-preciation and amortization, unless the viola-tion of such ratio is cured within 30 days of its occurrence;

                        (B)  cause or permit the sum of (w) stocks,
                   securities, partnership interests or any similar investments or instruments of or in any other Person, (x) assets held other than directly by the Company, (y) loans made by the Company to a Subsidiary, or loans made by a Subsidiary to the Company, and (z) assets managed by Persons other than employees of the Company (excluding reten-tion of a third party manager that is desisted prior to the fifth day immediately preceding the end of the calendar quarter in which it arises and provided that any asset managed by a third party shall be considered a passive asset to be included in the calculations pursuant to Section 6.1(b)), to, at any time constitute more than 30%, at cost, of the consolidated assets owned by the Company;







                        (C)  have at any time prior to June 1,
                   1997, more than 15%, and at all other times, more than 10%, at cost, of its consolidated as-sets in property types other than Shopping Cen-ter Properties or land suitable and intended for development of Shopping Center Properties; pro-vided, however, that for purposes of this sub-section (C) of Section 6.1(a), Shopping Center Properties shall include any grocery-, drug- or general merchandise discount-store anchored shopping center under 350,000 square feet of leasable area located in the Geographic Region;

                        (D)  in the case of the Company, (1) termi-
                   nate its eligibility for treatment as a real estate investment trust, as defined in the Code, or (2) take any action or fail to take any ac-tion which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of such eligibility, unless in the case of a failure to take action, such action is taken within thirty days; or

                        (E)  except as permitted or required by any
                   agreements or commitments existing as of the date of the Stock Purchase Agreement and dis-closed to Investor pursuant thereto, own any interest in any partnership unless the Company is the sole managing general partner of such partnership.

                   (b) from and after Shareholder Approval Date, until the first date, if any, following the date on which the Remain-ing Equity Commitment shall have been reduced to zero on which Investor's ownership of Company Common Stock shall have been below 20% by value of the actually outstanding shares of Com-pany Common Stock for a continuous period of 180 days (or if Investor's ownership of Company Common Stock shall, following the date on which the Remaining Equity Commitment shall have been reduced to zero, have fallen below 20% by value of the actually outstanding shares of Company Common Stock as a result of a Transfer by Investor of Company Common Stock or a failure of Investor to exercise its rights under Section 4.2 during the 60 days immediately prior to the expiration of such 180-day period, if any such rights are exercisable during such period, to the extent necessary to (and provided that it shall be pos-sible by such exercise to) raise its ownership of the actually outstanding Company Common Stock above such 20% threshold, then until such Transfer or failure to exercise its rights under
         Section 4.2, as the case may be), the Company







                   (i) will not, without the prior written consent of Investor, either take any action that would cause, or fail to take any action which failure would cause, (A) the per-centage of the Company's consolidated gross income that is considered "passive income" (within the meaning of Section 1296(a)(1) of the Code, and computed using the assumptions and conventions set forth in Schedule 6.1(c) hereto, to-gether with such modifications thereto as Investor shall advise the Company in writing are necessary as a result of the promulgation of regulations, rulings, or other formal or informal administrative guidance clarifying existing law or a change in existing law or interpretations there-
              of) to exceed 30%, or (B) the average percentage of the Company's assets (by value, computed as of the end of ev-ery calendar quarter) held during any taxable year which produce passive income or which are held for the produc-tion of passive income (as such terms are used in Section 1296(a)(2) of the Code and computed using the assumptions and conventions set forth in Schedule 6.1(c) hereto, to-gether with such modifications thereto as Investor shall advise the Company in writing are necessary as a result of the promulgation of regulations, rulings, or other formal or informal administrative guidance clarifying existing law or a change in existing law or interpretations there-
              of) to exceed 30%; and

                  (ii) will otherwise consider in good faith sugges-tions made by Investor as to the structure of the opera-tions of the Company and its Subsidiaries in order to per-mit Investor or any shareholder of Investor to avoid being classified as a "passive foreign investment company" under the Code.

         The agreements of the Company set forth in subsections (a) and
         (b) of this Section 6.1, and Sections 6.3, 6.4 and 6.6 shall be the "Corporate Action Covenants."

                   Section 6.2  Provision of Information.  For as long
         as Investor Beneficially Owns any shares of Company Stock, the Company will provide to Investor all information and documenta-tion requested by Investor, and will cooperate with Investor as requested, as may be necessary for Investor to perform the cal-culations to be made in connection with and to meet the docu-mentation requirements pursuant to Sections 1291 through 1297 of the Code, as may be amended from time to time, and any suc-cessor provisions thereto, and as may otherwise be reasonably necessary in connection with any other record keeping or re-porting laws, rules or regulations (including all such informa-tion, documentation and cooperation as is necessary to enable Investor to (1) file any Tax Returns it is required to file and







         (2) to determine and document its status, income, asset mix and other relevant items with respect to the Passive Foreign In-vestment Company provisions of the Code).

                   Section 6.3 Compliance with Conflicts of Interest Policy. Promptly following the date hereof, the Company shall, subject to the reasonable consent and approval of Investor, adopt policies typical of publicly traded companies relating to transactions with affiliates and potential conflicts of in-terest (such policies, together with the Affiliate Arrange-ments, as modified or amended from time to time with the con-sent of Investor, collectively, the "Conflict of Interest Poli-cies"). From and after the date of adoption of such Conflict of Interest Policies until the 20% Termination Date, (x) the Company will, and will cause its Subsidiaries to, comply with and enforce such Conflict of Interest Policies, and (y) Inves-tor will comply with the Conflict of Interest Policies; pro-vided, however, that the provisions of this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby shall not be limited, amended or modified in any way by, and shall govern in the event of a conflict with, the Conflict of Interest Poli-cies; provided further that no Conflict of Interest Policy shall in any way discriminate or differentiate among any Af-filiates of the Company.

                   Section 6.4  Maintenance of Affiliate and Joint
         Venture Arrangements. From and after the date hereof until the 20% Termination Date, if any, (x) the Company will, and will cause its Subsidiaries to, comply with, enforce and keep in effect each of the Affiliate Arrangements, and (y) the Company will not, and will cause its Subsidiaries not to, (A) modify, amend or waive any provision contained in any Affiliate Ar-rangement without the prior written consent of Investor, in its sole discretion, or (B) materially expand or increase, or per-mit to be materially expanded or increased, the scope, type or quantity of activities performed, or transactions entered into, by Village Common Shopping Center, a Florida limited partner-ship, Regency Ocean East Partnership, Ltd., a Florida limited partnership, or RRC Operating Partnership of Georgia, L.P., a Georgia limited partnership, or (C) enter into new joint ven-ture, partnership or similar arrangements with third parties, or (D) directly or indirectly, own, purchase, develop, or oth-erwise acquire or finance any Shopping Center Property in con-junction with any Affiliate which is not a wholly owned Subsid-iary of the Company or otherwise in a joint venture with any such party, in each case, without the prior written consent of Investor, in its sole discretion, provided that in the case of the proposed joint venture arrangement with WLD Enterprises,







         Ltd. regarding the Deerfield Beach shopping center, Investor shall not unreasonably withhold its consent.

                   Section 6.5 Sales of Assets. From and after the date hereof until the 15% Termination Date, if any, the Company will, and will cause its Subsidiaries to, use its reasonable efforts, consistent with prudent management of the Company's properties and assets in the interest of the Company's share-holders, to dispose of properties or assets through tax de-ferred exchanges which exchanges will defer any capital gains distributions to shareholders of the Company. In the event it is expected that any capital gains distributions are to be made, the Company will endeavor to provide Investor with such advance notice thereof as may be practicable.

                   Section 6.6 Investments in Shopping Center Proper-ties and Purchases of Interests in Shopping Center Companies.
         (a) Subject to the provisions of the following sentence, and excluding transactions which are the subject of paragraph (b) of this Section, from and after the date hereof until the ear-lier of (i) the date, if any, on which shareholders of the Com-pany vote upon and fail to approve the transactions contem-plated by the Stock Purchase Agreement, and (ii) the 20% Termi-nation Date, if any, TRG and any other person of which TRG is the direct or indirect general partner or as to which TRG has the direct or indirect right or power to elect a majority of the board of directors or other governing body or otherwise controls (any such person, a "TRG Restricted Person") shall not, directly or indirectly, own, purchase, develop or oth-erwise acquire, directly or indirectly, any Shopping Center Property. Notwithstanding the foregoing, TRG or any TRG Re-stricted Person may own, purchase, or otherwise acquire, di-rectly or indirectly, any Shopping Center Properties if the in-vestment in the Shopping Center Properties is incidental to an investment made by TRG or such TRG Restricted Person which in-vestment is not primarily related to Shopping Center Proper-ties; it being understood and agreed that any acquisition of real estate properties in which Shopping Center Properties con-stitute 30% or less of the purchase price of all of the real estate properties acquired shall be considered an investment in which the Shopping Center Properties acquired are incidental to an investment which is not primarily related to Shopping Center Properties; provided, however, that if TRG or any TRG Re-stricted Person determines to make such a permitted investment, TRG or such TRG Restricted Person shall afford the Company a period of 20 day after receipt of written notice from TRG de-scribing the material terms of the proposed investment, in which to provide TRG or such TRG Restricted Person, as applica-ble, written notice that it elects to purchase the Shopping







         Center Properties constituting a part of such investment (sub-ject to customary due diligence and other closing conditions); in the event TRG or such TRG Restricted Person thereafter makes such investment and the price and other terms are not less fa-vorable to the Company than those set forth in the notice of material terms delivered to the Company, the Company shall promptly acquire the Shopping Center Properties included therein, at the price allocated to such Shopping Center Proper-ties in the purchase agreement entered into by TRG or the TRG Restricted Person, as the case may be, in respect of such ac-quisition and otherwise on terms substantially similar to the terms of TRG's or the TRG Restricted Person's acquisition of such properties; provided, further, that if TRG or a TRG Re-stricted Person shall have made such a purchase, including the Shopping Center Properties therein, and if TRG or a TRG Re-stricted Person should thereafter, but prior to the 20% Ter-mination Date, determine to sell any Shopping Center Properties so purchased, TRG or such TRG Restricted Person shall inform the Company of such fact, and the Company shall have 20 days in which to give TRG or such TRG Restricted Person written notice that it desires to purchase such Shopping Center Properties; such notice shall set forth the terms on which the Company is prepared to effect such purchase; TRG or such TRG Restricted Person shall be free to accept such offer, or to otherwise dis-pose of such Shopping Center Properties, but shall in no event dispose of such Shopping Center Properties on terms materially less favorable to TRG or such TRG Restricted Person without first again affording the Company the opportunity to purchase such Shopping Center Properties.

                   (b) From and after the date hereof until the earlier of (i) the date, if any, on which shareholders of the Company vote upon and fail to approve the transactions contemplated by the Stock Purchase Agreement, and (ii) the 20% Termination Date, if any, TRG and any TRG Restricted Person shall not pur-chase or otherwise acquire equity securities, or options, war-rants, calls, purchase rights, subscription rights, conversion rights, exchange rights or similar rights to purchase or other-wise acquire equity securities, representing 9% or more of the equity interest of any person, other than the Company, if such person is a Shopping Center Company; provided, however, that TRG or any TRG Restricted Person shall be entitled to purchase or otherwise acquire less than 9% of the equity interest of a Shopping Center Company only if no TRG or TRG Restricted Person shall be represented on (or have the right to nominate repre-sentatives to) the board of directors or similar governing body or shall participate in the management, of such Shopping Center Company.







                   (c) The provisions of this Section 6.6 shall not restrict TRG or any TRG Restricted Person from, directly or indirectly, (w) providing debt financing for Shopping Center Properties or investing in, owning or acquiring a mortgage REIT or other person substantially all of whose business consists of making mortgage loans on Shopping Center Properties and other real estate assets, (x) in connection with the activities de-scribed in clause (w), acquiring or owning any Shopping Center Properties through foreclosure on mortgages or similar instru-ments or other realization on security, or (y) the ownership of any REIT convertible debt which is passively held and unac-companied by representation on the board of directors or par-ticipation in management and which is held by a person of which none of TRG or any TRG Restricted Person directly or indirectly Beneficially Owns 20% or more of the outstanding economic or voting interest.

                   (d) Each of the Company and Investor shall be en-titled to the benefits of the provisions contained in this Sec-tion 6.6.


                                    ARTICLE 7

                                  Miscellaneous

                   Section 7.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effec-tive when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of exe-cuted counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                   Section 7.2  Governing Law.  THIS AGREEMENT SHALL
         BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO THE CHOICE OF LAW PRIN-CIPLES THEREOF.

                   Section 7.3 Entire Agreement. This Agreement (in-cluding agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the par-ties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties be-tween the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any per-son not a party hereto (and their successors and assigns) any rights or remedies hereunder.







                   Section 7.4 Expenses. Except as set forth in the Stock Purchase Agreement, all legal and other costs and ex-penses incurred in connection with this Agreement and the tran-sactions contemplated hereby shall be paid by the party incur-ring such costs and expenses. Without limiting the foregoing, the Company shall pay all costs and expenses incurred in con-nection with the solicitation of votes of shareholders of the Company to approve the transactions contemplated by the Stock Purchase Agreement.

                   Section 7.5 Notices. All notices and other com-munications hereunder shall be sufficiently given for all pur-poses hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmis-sion service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

                        Regency Realty Corporation
                        121 West Forsyth Street, Suite 200
                        Jacksonville, Florida  32202
                        Attention:  Martin E. Stein, Jr.
                        Telecopy Number:  (904) 634-3428

                   with a copy to:

                        Foley & Lardner
                        Greenleaf Building
                        200 Laura Street
                        Jacksonville, Florida  32202
                        Attention:  Charles E. Commander III, Esq.
                        Telecopy Number:  (904) 359-8700

         or at such other address and to the attention of such other person as the Company may designate by written notice to Inves-tor. Notices to Investor shall be addressed to:

                        Security Capital Holdings S.A.
                        69, route d'Esch
                        L-2953 Luxembourg
                        Attention:  Paul E. Szurek
                        Telecopy Number:  (352) 4590-3331







                   with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attention:  Adam O. Emmerich, Esq.
                        Telecopy Number:  (212) 403-2000

                   Section 7.6  Successors and Assigns.  This
         Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither party shall be permitted to assign any of its rights hereunder to any third party, except that any Investor shall be permitted to assign its rights hereunder to any other person who would satisfy the criteria in the definition of "Investor" which agrees to be bound by this Agreement.

                   Section 7.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sec-tions or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

                   Section 7.8 Amendments and Waivers. This Agree-ment may not be modified or amended except by an instrument or instruments in writing signed by the party against whom en-forcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive com-pliance by another party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                   Section 7.9 Interpretation; Absence of Presump-tion. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "here-with" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (in-cluding all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Sec-tion, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified, (iii) the word "includ-ing" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be







         exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                   (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpre-tation against the party drafting or causing any instrument to be drafted.

                   Section 7.10 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affect-ing in any way the remaining provisions hereof.

                   Section 7.11 Further Assurances. The Company and Investor agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

                   Section 7.12 Specific Performance. The Company and Investor each acknowledge that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                   Section 7.13  Investor Breach.  In the event
         Investor shall have breached (i) its obligation to effect a purchase of Company Common Stock pursuant to the Stock Purchase Agreement which breach is neither cured nor desisted from within 30 days of receipt of written notice of such breach, or
         (ii) any of its obligations under this Agreement which breach is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect the Company, the Company shall no longer be required to perform any of its obligations hereunder.

                   Section 7.14  Confidentiality.  Investor agrees that
         all information provided to Investor or any of its representa-tives pursuant to this Agreement shall be kept confidential, and Investor shall not (x) disclose such information to any persons other than the directors, officers, employees, finan-cial advisors, legal advisors, accountants, consultants and affiliates of Investor who reasonably need to have access to the confidential information and who are advised of the confi-dential nature of such information or (y) use such information







         in a manner which would be detrimental to the Company; pro-vided, however, the foregoing obligation of Investor shall not
         (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by Investor or by persons to whom Investor has made such informa-tion available, (ii) is or becomes available to Investor on a non-confidential basis from a third party that is not, to Investor's knowledge, bound by any other confidentiality agree-ment with the Company, or (b) prohibit disclosure of any infor-mation if required by law, rule, regulation, court order or other legal or governmental process.

                   Section 7.15  Public Releases and Announcements.
         The Company agrees that until the 20% Termination Date, it shall endeavor to provide to Investor advance copies of, or, in the case of oral announcements, advance notice of, any public release or announcement concerning the Company to be issued, released or made by the Company or any of its Affiliates, in each case, if possible, at least one Business Day prior to such release or announcement.

                   IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                       REGENCY REALTY CORPORATION



                                       By:
                                          Name:  Martin E. Stein, Jr.
                                          Title:   President



                                       SECURITY CAPITAL HOLDINGS S.A.



                                       By:
                                          Name:  Paul E. Szurek
                                          Title:   Managing Director



                                       SECURITY CAPITAL U.S. REALTY



                                       By:
                                          Name:  Paul E. Szurek
                                          Title:   Managing Director



                                       THE REGENCY GROUP, INC.



                                       By:
                                          Name:  Martin E. Stein, Jr.
                                          Title:







                                                          EXHIBIT E

                      PROPOSED AMENDMENT TO COMPANY CHARTER


                   The Amended and Restated Articles of Incorporation of the Company are hereby amended by deleting Article 5 thereof in its entirety, and inserting in lieu thereof the following:


                                    "ARTICLE 5

                                 REIT PROVISIONS

              Section 5.1 Definitions. For the purposes of this Ar-ticle 5, the following terms shall have the following meanings:

                   (a) "Acquire" shall mean the acquisition of Benefi-cial Ownership of shares of Capital Stock by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights, unless, as a result, the acquirer would be considered a Beneficial Owner as defined below. The term "Acquisition" shall have the correlative meaning.

                   (b) "Actual Owner" shall mean, with respect to any Capital Stock, that Person who is required to include in its gross income any dividends paid with respect to such Capital Stock.

                   (c) "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock, either directly or indirectly, under Section 542(a)(2) of the Code, taking into account for this purpose (i) constructive ownership determined under Section 544 of the Code, as modified by
              Section 856(h)(1)(B) of the Code (except where expressly provided otherwise); and (ii) any future amendment to the Code which has the effect of modifying the ownership rules under Section 542(a)(2) of the Code. The terms "Benefi-cial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                   (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. In the event of any future amendments to the Code involving the renumbering of Code sections, the Board of Directors may, in its sole discretion, deter-mine that any reference to a Code section herein shall mean the successor Code section pursuant to such amend-ment.







                   (e) "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock, either directly or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner', "Constructively Owns" and "Construc-tively Owned" shall have the correlative meanings.

                   (f) "Existing Holder" shall mean any of The Regency Group, Inc., MEP, Ltd., and The Regency Group II, Ltd. (and any Person who is a Beneficial Owner of Capital Stock as a result of attribution of the Beneficial Ownership from any of the Persons previously identified) who at the opening of business on the date after the Initial Public Offering was the Beneficial Owner of Capital Stock in ex-cess of the Ownership Limit; and any Person who Acquires Beneficial Ownership from another Existing Holder, except by Acquisition on the open market, so long as, but only so long as, such Person Beneficially Owns Capital Stock in excess of the Ownership Limit.

                   (g) "Existing Holder Limit" for an Existing Holder shall mean, initially, the percentage by value of the out-standing Capital Stock Beneficially Owned by such Existing Holder at the opening of business on the date after the Initial Public Offering, and after any adjustment pursuant to Section 5.8 hereof, shall mean such percentage of the outstanding Capital Stock as so adjusted; provided, how-ever, that the Existing Holder Limit shall not be a per-centage which is less than the Ownership Limit or in excess of 9.8%. Beginning with the date after the Initial Public Offering, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

                   (h) "Initial Public Offering" means the closing of the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                   (i) "Non-U.S. Person" shall mean any Person who is not (i) a citizen or resident of the United States, (ii) a partnership created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), (iii) a corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), or (iv) any estate or trust







              (other than a foreign estate or foreign trust, within the meaning of Section 7701(a)(31) of the Code).

                   (j) "Ownership Limit" shall initially mean 7% by value of the outstanding Capital Stock of the Corporation, and after any adjustment as set forth in Section 5.9, shall mean such greater percentage (but not greater than 9.8%) by value of the outstanding Capital Stock as so ad-justed.

                   (k) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclu-sively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter retained by the Company which participates in a public offering of the Capital Stock for a period of 90 days following the purchase by such underwriter of the Capital Stock, provided that ownership of Capital Stock by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation failing to quality as a REIT.

                   (l) "REIT" shall mean a real estate investment trust under Section 856 of the Code.

                   (m) "Redemption Price" shall mean the lower of (i) the price paid by the transferee from whom shares are be-ing redeemed and (ii) the average of the last reported sales price, regular way, on the New York Stock Exchange of the relevant class of Capital Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the relevant class of Capital Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices, regular way, of such class of Capital Stock (or, if sales prices, regular way, are not reported, the average of the closing bid and asked prices) on the ten trading days im-mediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if such class of Capital Stock is not then traded over any exchange or quotation system, then







              the price determined in good faith by the Board of Direc-tors of the Corporation as the fair market value of such class of Capital Stock on the relevant date.

                   (n) "Related Tenant Owner" shall mean any Construc-tive Owner who also owns, directly or indirectly, an in-terest in a Tenant, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such Tenant, (ii) 10% of the total number of shares of all classes of stock of such Tenant, or (iii) if such Tenant is not a corporation, 10% of the assets or net profits of such Tenant.

                   (o) "Related Tenant Limit" shall mean 9.8% by value of the outstanding Capital Stock of the Corporation.

                   (p) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section 5.13 that it is no longer in the best interest of the Corpora-tion to attempt to, or continue to, qualify as a REIT.

                   (q) "Special Shareholder" shall mean any of (i) Security Capital U.S. Realty, Security Capital Holdings S.A. and any Affiliate (as such term is defined in the Stockholders Agreement) of Security Capital U.S. Realty or Security Capital Holdings S.A., (ii) any Investor (as such term is defined in Section 5.2 of the Stockholders Agreement), (iii) any bona fide financial institution to whom Capital Stock is Transferred in connection with any bona fide indebtedness of any Investor or any Person previously identified, (iv) any Person who is considered a Beneficial Owner of Capital Stock as a result of the attribution of Beneficial Ownership from any of the Persons previously identified and (v) any one or more Persons who Acquire Beneficial Ownership from a Special Shareholder, except by Acquisition on the open market.

                   (r) "Special Shareholder Limit" for a Special Share-holder shall mean, initially, 45% in the aggregate by value of the outstanding shares of Capital Stock of the Corporation and after any adjustment pursuant to Section
              5.8 shall mean the percentage of the outstanding Capital
              Stock as so adjusted; provided, however, that if any Person and its Affiliates (taken as a whole), other than the Special Shareholder, shall directly or indirectly own in the aggregate more than 45% by value of the outstanding shares of Capital Stock of the Corporation, the definition of "Special Shareholder Limit" shall be revised in accordance with Section 5.8 of the Stockholders Agreement.







              Notwithstanding the foregoing provisions of this definition, if, as the result of any Special Shareholder's ownership (taking into account for this purpose construc-tive ownership under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of shares of Capital Stock, any Person who is an individual within the meaning of Section 542(a)(2) of the Code (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) and who is the Beneficial Owner of any interest in a Special Shareholder would be considered to Beneficially Own more than 9.8% of the outstanding shares of Capital Stock, then unless such individual reduces his or her interest in the Special Shareholder so that such Person no longer Beneficially Owns more than 9.8% of the outstanding shares of Capital Stock, the Special Shareholder Limit shall be reduced to such percentage as would result in such Person not being considered to Beneficially Own more than 9.8% of the outstanding Shares of Capital Stock. Notwithstanding any-thing contained herein to the contrary, in no event shall the Special Shareholder Limit be reduced below the Owner-ship Limit. At the request of the Special Shareholders, the Secretary of the Corporation shall maintain and, upon request, make available to each Special Shareholder a schedule which sets forth the then current Special Shareholder Limits for each Special Shareholder.

                   (s) "Stock Purchase Agreement" shall mean that Stock Purchase Agreement dated as of June __, 1996, by and among the Corporation, Security Capital Holdings S.A., and Secu-rity Capital U.S. Realty, as the same may be amended from time to time.

                   (t)  "Stockholders Agreement" shall mean that Stock-
              holders Agreement dated as of           , 1996, by and
              among the Corporation, Security Capital Holdings S.A., and Security Capital U.S. Realty, as the same may be amended from time to time.

                   (u) "Tenant" shall mean any tenant of (i) the Corpo-ration, (ii) a subsidiary of the Corporation which is deemed to be a "qualified REIT subsidiary" under Section 856(i)(2) of the Code, or (iii) a partnership in which the Corporation or one or more of its qualified REIT subsid-iaries is a partner.

                   (v) "Transfer" shall mean any sale, transfer, gift, assignment, devise, or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into







              any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on the Capital Stock or (ii) the sale, transfer, assign-ment or other disposition or grant of any securities or rights convertible or exchangeable for Capital Stock), whether voluntarily or involuntarily, whether of record or Beneficially, and whether by operation of law or other-wise; provided, however, that any bona fide pledge of Capital Stock shall not be deemed a Transfer until such time as the pledgee effects an actual change in ownership of the pledged shares of Capital Stock.

              Section 5.2. Restrictions on Transfer. Except as pro-vided in Section 5.11 and Section 5.16, during the period com-mencing at the Initial Public Offering:

                   (a) No Person (other than an Existing Holder or a Special Shareholder) shall Beneficially Own Capital Stock in excess of the Ownership Limit, no Existing Holder shall Beneficially Own Capital Stock in excess of the Existing Holder Limit for such Existing Holder and no Special Shareholder shall Beneficially Own Capital Stock in excess of the Special Shareholder Limit.

                   (b) No Person shall Constructively Own Capital Stock in excess of the Related Tenant Limit for more than thirty
              (30) days following the date such Person becomes a Related Tenant Owner.

                   (c) Any Transfer that, if effective, would result in any Person (other than an Existing Holder or a Special Shareholder) Beneficially Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the Owner-ship Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

                   (d) Any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Capital Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Exist-ing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall Acquire no rights in such Capital Stock.

                   (e) Any Transfer that, if effective, would result in any Special Shareholder Beneficially Owning Capital Stock in excess of the applicable Special Shareholder Limit







              shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Special Shareholder in excess of the applicable Special Shareholder Limit, and such Special Shareholder shall Ac-quire no rights in such Capital Stock.

                   (f) Any Transfer that, if effective, would result in any Related Tenant Owner Constructively Owning Capital Stock in excess of the Related Tenant Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

                   (g) Any Transfer that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (within the meaning of Section 856(a)(5) of the Code) shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise beneficially owned by the transferee, and the intended transferee shall Acquire no rights in such Capital Stock.

                   (h) Any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of
              Section 856(h) of the Code shall be void ab initio as to the portion of any Transfer of the Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the in-tended transferee shall Acquire no rights in such Capital Stock.

                   (i) Any other Transfer that, if effective, would result in the disqualification of the Corporation as a REIT by virtue of actual, Beneficial or Constructive Own-ership of Capital Stock shall be void ab initio as to such portion of the Transfer resulting in the disqualification, and the intended transferee shall Acquire no rights in such Capital Stock.

              Section 5.3.  Remedies for Breach.

                   (a) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 5.2 or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that would result in a violation of Section
         5.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it







         or they deem advisable to refuse to give effect to or to pre-vent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, subject, how-ever, in all cases to the provisions of Section 5.16.

                   (b) Without limitation to Sections 5.2 and 5.3(a), any purported transferee of shares Acquired in violation of
         Section 5.2 and any Person retaining shares in violation of
         Section 5.2(b) shall be deemed to have acted as agent on behalf of the Corporation in holding those shares Acquired or retained in violation of Section 5.2 and shall be deemed to hold such shares in trust on behalf of and for the benefit of the Corpo-ration. Such shares shall be deemed a separate class of stock until such time as the shares are sold or redeemed as provided in Section 5.3(c). The holder shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such holder shall have no claim, cause of action or any other recourse whatsoever against any transferor of shares Acquired in violation of Sec-tion 5.2. The holder's sole right with respect to such shares shall be to receive, at the Corporation's sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to
         Section 5.3(c) or (ii) the Redemption Price pursuant to Section 5.3(c). Any distribution by the Corporation in respect of such shares Acquired or retained in violation of Section 5.2 shall be repaid to the Corporation upon demand.

                   (c) The Board of Directors shall, within six months after receiving notice of a Transfer or Acquisition that violates Section 5.2 or a retention of shares in violation of
         Section 5.2(b), either (in its sole and absolute discretion, subject to the requirements of Florida law applicable to redemption) (i) direct the holder of such shares to sell all shares held in trust for the Corporation pursuant to Section 5.3(b) for cash in such manner as the Board of Directors directs or (ii) redeem such shares for the Redemption Price in cash on such date within such six month period as the Board of Directors may determine. If the Board of Directors directs the holder to sell the shares, the holder shall receive such proceeds as the trustee for the Corporation and pay the Corporation out of the proceeds of such sale (i) all expenses incurred by the Corporation in connection with such sale, plus
         (ii) any remaining amount of such proceeds that exceeds the amount paid by the holder for the shares, and the holder shall be entitled to retain only the amount of such proceeds in excess of the amount required to be paid to the Corporation.







              Section 5.4. Notice of Restricted Transfer. Any Person who Acquires, attempts or intends to Acquire, or retains shares in violation of Section 5.2 shall immediately give written no-tice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may re-quest in order to determine the effect, if any, of such Trans-fer, attempted or intended Transfer, or retention, on the Corporation's status as a REIT.

              Section 5.5. Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

                   (a) Every shareholder of record of more than 5% by value (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record shareholder, the number and class of shares of Capital Stock Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Capital Stock of the Corpora-tion as nominee for another Person, which Person is re-quired to include in its gross income the dividends re-ceived on such Capital Stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number and class of shares of such Actual Owner with respect to which the shareholder of record is nominee. Each such shareholder of record shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

                   (b) Every Actual Owner of more than 5% by value (or such lower percentage as required by the Code or Regula-tions promulgated thereunder) of the outstanding Capital Stock of the Corporation who is not a shareholder of record of the Corporation, shall within 30 days after De-cember 31 of each year, give written notice to the Corpo-ration stating the name and address of such Actual Owner, the number and class of shares Beneficially Owned, and a description of how such shares are held.

                   (c)  Each Person who is a Beneficial Owner of Capital
              Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial
              Owner shall provide to the Corporation such information as







              the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

                   (d) Nothing in this Section 5.5 or any request pur-suant hereto shall be deemed to waive any limitation in
              Section 5.2.

              Section 5.6.  Remedies Not Limited.  Except as provided in
         Section 5.15, nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation's status as a REIT.

              Section 5.7. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article 5, including without limitation any definition contained in Sec-tion 5.1 and any determination of Beneficial Ownership, the Board of Directors in its sole discretion shall have the power to determine the application of the provisions of this Article 5 with respect to any situation based on the facts known to it.

              Section 5.8. Modification of Existing Holder Limits and Special Shareholder Limits. Subject to the provisions of Sec-tion 5.10, the Existing Holder Limits may or shall, as provided below, be modified as follows:

                   (a) Any Existing Holder or Special Shareholder may Transfer Capital Stock to another Person, and, so long as such Transfer is not on the open market, any such Transfer will decrease the Existing Holder Limit or Special Share-holder Limit, as applicable, for such transferor (but not below the Ownership Limit) and increase the Existing Holder Limit or Special Shareholder Limit, as applicable, for such transferee by the percentage of the outstanding Capital Stock so transferred. The transferor Existing Holder or Special Shareholder, as applicable, shall give the Board of Directors of the Corporation prompt written notice of any such transfer. Any Transfer by an Existing Holder or Special Shareholder on the open market shall neither reduce its Existing Holder Limit or Special Shareholder Limit, as applicable, nor increase the Ownership Limit, Existing Holder Limit or Special Share-holder Limit of the transferee.

                   (b) Any grant of Capital Stock or a stock option pursuant to any benefit plan for directors or employees shall increase the Existing Holder Limit or Special







              Shareholder Limit for the affected Existing Holder or Spe-cial Shareholder, as the case may be, to the maximum ex-tent possible under Section 5.10 to permit the Beneficial Ownership of the Capital Stock granted or issuable under such employee benefit plan.

                   (c) The Board of Directors may reduce the Existing Holder Limit of any Existing Holder, with the written con-sent of such Existing Holder, after any Transfer permitted in this Article 5 by such Existing Holder on the open mar-ket.

                   (d) Any Capital Stock issued to an Existing Holder or Special Shareholder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Exist-ing Holder Limit or Special Shareholder Limit, as the case may be, for the Existing Holder or Special Shareholder to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of such Capital Stock.

                   (e) Any Capital Stock issued to an Existing Holder or Special Shareholder in exchange for the contribution or sale to the Corporation of real property, including Capi-tal Stock issued pursuant to an "earn-out" provision in connection with any such sale, shall increase the Existing Holder Limit or Special Shareholder Limit, as the case may be, for the Existing Holder or Special Shareholder to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of such Capital Stock.

                   (f) The Special Shareholder Limit shall be in-creased, from time to time, whenever there is an increase in Special Shareholders' percentage ownership (taking into account for this purpose constructive ownership under
              Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of the Capital Stock (or any other capital stock) of the Corporation due to any event other than the purchase of Capital Stock (or any other capital stock) of the Corporation by a Special Share-holder, by an amount equal to such percentage increase multiplied by the Special Shareholder Limit.

                   (g) The Board of Directors may reduce the Special Shareholder Limit for any Special Shareholder and the Ex-isting Holder Limit for any Existing Holder, as ap-plicable, after the lapse (without exercise) of an option described in Clause (b) of this Section 5.8 by the per-centage of Capital Stock that the option, if exercised, would have represented, but in either case no Existing







              Holder Limit or Special Shareholder Limit shall be reduced to a percentage which is less than the Ownership Limit.

              Section 5.9. Modification of Ownership Limit. Subject to the limitations provided in Section 5.10, the Board of Direc-tors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

              Section 5.10. Limitations on Modifications. Notwith-standing any other provision of this Article 5:

                   (a) Neither the Ownership Limit, the Special Share-holder Limit nor any Existing Holder Limit may be in-creased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542(a)(2) of the Code (taking into account all of the then Existing Holders and Special Shareholders) could Beneficially Own, in the aggregate, more than 49.5% by value of the outstanding Capital Stock.

                   (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 5.8 or 5.9, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agree-ments as it may deem necessary or advisable in order to determine or insure the Corporation's status as a REIT.

                   (c) No Existing Holder Limit or Special Shareholder Limit may be a percentage which is less than the Ownership Limit.

                   (d) The Ownership Limit may not be increased to a percentage which is greater than 9.8%.

              Section 5.11. Exceptions. The Board of Directors may, upon receipt of either a certified copy of a ruling of the In-ternal Revenue Service, an opinion of counsel satisfactory to the Board of Directors or such other evidence as the Board of Directors deems appropriate, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership
         Limit, the Special Shareholder Limit, the Existing Holder Limit or the Related Tenant Limit, as the case may be, if the ruling or opinion concludes or the other evidence shows (A) that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of the shares by the Exempted Holder, be considered to have Beneficial Ownership







         of an amount of Capital Stock that will violate the Ownership Limit, the Special Shareholder Limit or the applicable Existing Holder Limit, as the case may be, or (B) in the case of an exception of a Person from the Related Tenant Limit that the exemption from the Related Tenant Limit would not cause the Corporation to fail to qualify as a REIT. The Board of Directors may condition its granting of a waiver on the Exempted Holder's agreeing to such terms and conditions as the Board of Directors determines to be appropriate in the circumstances.

              Section 5.12. Legend. All certificates representing shares of Capital Stock of the Corporation shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles. The form and content of such legend shall be determined by the Board of Directors.

              Section 5.13. Termination of REIT Status. The Board of Directors may revoke the Corporation's election of REIT status as provided in Section 856(g)(2) of the Code if, in its discre-tion, the qualification of the Corporation as a REIT is no longer in the best interests of the Corporation. Notwithstand-ing any such revocation or other termination of REIT status, the provisions of this Article 5 shall remain in effect unless amended pursuant to the provisions of Article 10.

              Section 5.14. Certain Transfers to Non-U.S. Persons Void. Any Transfer of shares of Capital Stock of the Corporation to any Person (other than a Special Shareholder) that results in the fair market value of the shares of Capital Stock of the Corporation owned directly and indirectly by Non-U.S. Persons to comprise 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation (de-termined, until the 15% Termination Date (as defined in the Stockholders Agreement), if any, by assuming that the Special Shareholders are Non-U.S. Persons, and own a percentage of the outstanding shares of Capital Stock of the Corporation (by value) equal to 45%), shall be void ab initio to the fullest extent permitted under applicable law and the intended trans-feree shall be deemed never to have had an interest therein.
         If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise, (i) be prohibited from being voted at any time such securities result in the fair mar-ket value of the shares of Capital Stock of the Corporation owned directly and indirectly by Non-U.S. Persons to comprise 50% or more of the fair market value of the issued and







         outstanding shares of Capital Stock of the Corporation (de-termined, until the 15% Termination Date, if any, assuming that the Special Shareholders are Non-U.S. Persons, and own a percentage of the outstanding shares of capital stock of the Corporation (by value) equal to 45%), (ii) not be entitled to dividends with respect thereto, (iii) be considered held in trust by the transferee for the benefit of the Corporation and shall be subject to the provisions of Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2, and (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

              Section 5.15. Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and the application of such provisions shall be affected only to the extent necessary to comply with the deter-mination of such court.

              Section 5.16. New York Stock Exchange Transactions. Nothing in this Article 5 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange."